Exhibit 10.1

EXECUTION VERSION
AMENDMENT NO. 2
This AMENDMENT NO. 2 (this “Agreement”), dated as of March 19, 2024, is by and among BARNES GROUP INC. (“BGI”), a Delaware corporation having its principal place of business at 123 Main Street, P.O. Box 489, Bristol, Connecticut 06011, BARNES GROUP SWITZERLAND GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland and an indirect, wholly-owned Subsidiary of BGI, registered at Untere Einschlagstrasse, 2544 Bettlach, Switzerland (“Barnes Switzerland”), BARNES GROUP ACQUISITION GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany and an indirect wholly-owned Subsidiary of BGI, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg i.Br. under HRB 710836 (“Barnes Germany” and, together with BGI and Barnes Switzerland, the “Borrowers”, and each individually, a “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A. (“Bank of America”), a national banking association, as a Lender, and Bank of America, as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for itself and the other Lenders (in such capacity, the “Collateral Agent”).
WHEREAS, the BGI, Barnes Switzerland, Barnes Germany, the Lenders from time to time party thereto and the Administrative Agent are party to that certain Credit Agreement dated as of August 31, 2023 (as amended by Amendment No. 1, dated as of February 6, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; defined terms used but not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement);

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, BGI desires to obtain Refinancing Term Loans (the “2024 Refinancing Term Loans”) from the Persons identified on Schedule 1 hereto (each in such capacity, a “2024 Refinancing Term Lender” and, collectively, the “2024 Refinancing Term Lenders”) to refinance $648,375,000 in aggregate principal amount of Initial Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date (as defined below) (such refinanced Initial Term Loans, collectively, and including for the avoidance of doubt, Initial Term Loans that are converted, exchanged or rolled into 2024 Refinancing Term Loans pursuant to this Agreement on a “cashless” basis, the “Refinanced Term Loans”, and such refinancing transaction, the “2024 Refinancing Term Loan Transaction”) pursuant to a Refinancing Amendment under the Credit Agreement, and the 2024 Refinancing Term Lenders are willing to provide the 2024 Refinancing Term Loans on and subject to the terms and conditions set forth herein.

WHEREAS, the 2024 Refinancing Term Lenders will comprise, and 2024 Refinancing Term Loans will be made by, (i) in part, Lenders who hold Refinanced Term Loans and who agree to convert, exchange or “cashless roll” all or a part of their Refinanced Term Loans to or for 2024 Refinancing Term Loans; and (ii) in part, Persons providing new 2024 Refinancing Term Loans the proceeds of which will be used by BGI to repay holders of Refinanced Term Loans that will not be so converted, exchanged or rolled; and

WHEREAS, the foregoing transactions will be implemented pursuant to Sections 2.02(e), 2.11(g), 2.23(e), 9.08(b) and 9.08(e) of the Credit Agreement, as applicable.
NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.           2024 Refinancing Term Loans.

a)
Subject to and upon the terms and conditions set forth herein, each 2024 Refinancing Term Lender severally agrees to make, on the Amendment No. 2 Effective Date, a 2024 Refinancing Term Loan in Dollars to BGI (or, in the case of a Converting Refinancing Term Lender (as defined below), convert, exchange or roll its Refinanced Term Loan for a 2024 Refinancing Term Loan in an equal principal amount in accordance with Section 2.02(e) of the Credit Agreement) on the Amendment No. 2 Effective Date in an aggregate principal amount equal to the commitment amount set forth next to such 2024 Refinancing Term Lender’s name in Schedule 1, Part A hereto (in the case of any 2024 Refinancing Term Lender making any 2024 Refinancing Term Loan in cash) or Schedule 1, Part B hereto (in the case of any 2024 Refinancing Term Lender converting, exchanging or rolling any Refinanced Term Loan to or for a 2024 Refinancing Term Loan), under the caption “2024 Refinancing Term Commitment” (the “2024 Refinancing Term Commitment”) on the terms set forth in this Agreement.  Each 2024 Refinancing Term Commitment will terminate in full upon the making of the related 2024 Refinancing Term Loan (or conversion, exchange or roll of the related Refinanced Term Loan, as applicable).  2024 Refinancing Term Loans borrowed under this Section 1 and subsequently repaid or prepaid may not be reborrowed.  In addition, each 2024 Refinancing Term Lender waives its right to any compensation pursuant to Section 2.16 of the Credit Agreement with respect to the prepayment, exchange, roll or conversion of its Refinanced Term Loans.

b)
Substantially simultaneously with the borrowing of Refinancing Term Loans, BGI shall fully prepay the Refinanced Term Loans together with all accrued and unpaid interest thereon to the Amendment No. 2 Effective Date; provided that each Converting Refinancing Term Lender irrevocably agrees to accept, in lieu of cash for the outstanding principal amount of its Refinanced Term Loan so prepaid, on the Amendment No. 2 Effective Date an equal principal amount of 2024 Refinancing Term Loans in accordance with this Agreement and Section 2.11(g) of the Credit Agreement.  For the purposes hereof, “Converting Refinancing Term Lender” means a 2024 Refinancing Term Lender that agrees pursuant to this Agreement to convert, exchange or “cashless roll” all, or any portion, of its Refinanced Term Loan for a 2024 Refinancing Term Loan.

2.          Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, on and as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended (the Credit Agreement as so amended, the “Amended Credit Agreement”) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated in the same manner as the following example: underlined text) as set forth in the changed pages of the Credit Agreement attached as Exhibit A hereto.

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3.          Representations and Warranties. As of the Amendment No. 2 Effective Date, each of the Borrowers and the Guarantors, as the case may be, represents and warrants to the Lenders and the Administrative Agent as follows:

c)
Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers and Guarantors contained in the Credit Agreement or other Loan Documents were true and correct in all material respects when made (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects), and continue to be true and correct on the Amendment No. 2 Effective Date, except for any such representations or warranties which by their terms refer to a specific date.

d)
Authority, Etc. The execution and delivery by the Borrowers and the Guarantors of this Agreement and the performance by the Borrowers and the Guarantors of all of its respective agreements and obligations under this Agreement, the Amended Credit Agreement and the other Loan Documents (i) are within the corporate or company authority of such Borrower or such Guarantor, (ii) have been duly authorized by all necessary corporate or company proceedings by such Borrower or such Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or such Guarantor or any provision of the Governing Documents of such Borrower or such Guarantor, (iv) do not conflict with any agreement or other instrument binding upon such Borrower or such Guarantor, except where any such conflict would not have a Material Adverse Effect, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.

e)
Enforceability of Obligations. This Agreement, the Amended Credit Agreement, and the other Loan Documents constitute the legal, valid and binding obligations of such Borrower or such Guarantor, enforceable against such Borrower or such Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

f)	No Default. Immediately before and after giving effect to this Agreement, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

4.          Conditions to the Amendment No. 2 Effective Date. This Agreement and the amendments to the Credit Agreement described in Section 1 hereof shall not become effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment No. 2 Effective Date”):

a)
The Administrative Agent shall have received this Agreement executed and delivered by each Borrower, each Guarantor, each 2024 Refinancing Term Lender, the Collateral Agent and the Administrative Agent.

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b)
BGI shall have paid to the Administrative Agent (i) any fees due and owing to the Administrative Agent or its affiliates in connection with this Agreement as may be separately agreed to in a separate writing with BGI, the Administrative Agent and such affiliates and (ii) all reasonable and documented out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Agreement (including reasonable and documented legal fees and disbursements of counsel to the Administrative Agent, to the extent reflected in a statement of such counsel rendered to BGI at least one Business Day prior to the Amendment No. 2 Effective Date) due and payable on or prior to the Amendment No. 2 Effective Date.

c)
The Lenders shall have received a solvency certificate substantially in the form of Exhibit C to the Credit Agreement and signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of BGI confirming the solvency of BGI and its Subsidiaries on a consolidated basis after giving effect to this Amendment on the Amendment No. 2 Effective Date.

d)
The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a written opinion of (i) Wachtell, Lipton, Rosen & Katz, as special New York counsel, (ii) VISCHER AG, as Swiss counsel, (iii) GvW Graf von Westphalen, as German counsel  and (iv) Gordon Rees Scully Mansukhani, LLP, as special Delaware, Georgia and Michigan counsel, in each case, for the Borrowers and Guarantors, or, in each case, such other firm as may be reasonably acceptable to the Administrative Agent, in each case (A) dated the Amendment No. 2 Effective Date, (B) addressed to each Issuing Bank, the Administrative Agent and the Lenders on the Amendment No. 2 Effective Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such customary matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

e)
The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer (including a managing director (Geschäftsführer) for Barnes Germany) of each Borrower and Guarantor dated the Amendment No. 2 Effective Date and certifying:

i)
either that (A) attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Borrower or Guarantor, certified as of a recent date by the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or by the Secretary or Assistant Secretary or similar officer of such Borrower or Guarantor or other person duly authorized by the constituent documents of such Borrower or Guarantor and, respectively, in the case of Barnes Germany, an excerpt from the commercial register, and in the case of Barnes Switzerland, the articles of incorporation (Statuten) certified by the competent commercial register or (B) there have been no changes to such constituent and governing documents since the Closing Date,

ii)
that attached thereto is a true and complete copy of a certificate as to the good standing of such Borrower or Guarantor (to the extent that such concept exists in such jurisdiction, it being understood that no such concept exists in Switzerland and Germany) as of a recent date from such Secretary of State (or other similar official or Governmental Authority),

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iii)
either that (A) attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Borrower (or, in the case of Barnes Switzerland, the commercial register excerpt (Handelsregisterauszug) certified by the competent commercial register) or Guarantor as in effect on the Amendment No. 2 Effective Date and at all times since a date prior to the date of the resolutions described in the following clause (iv) or (B)  there have been no changes to such constituent and governing documents since the Closing Date,

iv)
that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Borrower or Guarantor (or its managing general partner or managing member) (or, in case of Barnes Germany by the shareholders of Barnes Germany and, if applicable, its advisory board (Beirat) and/or supervisory board (Aufsichtsrat)), authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 2 Effective Date, and

v)
as to the incumbency and specimen signature of each officer or authorized signatory executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower or Guarantor.

f)
(i) The Administrative Agent and the Lenders requesting such information shall have received, at least three (3) Business Days prior to the Amendment No. 2 Effective Date, all documentation and other information required with respect to any Borrower or Guarantor by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act to the extent requested in writing at least ten (10) days prior to the Amendment No. 2 Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) days prior to the Amendment No. 2 Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Amendment No. 2 Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

g)	Before and after giving effect to the borrowing of the 2024 Refinancing Term Loans on the Amendment No. 2 Effective Date:

i)	the Administrative Agent shall have received a Borrowing Request as required by Section 2.02 (or a Borrowing Request shall have been deemed given),

ii)
the representations and warranties of BGI and each other Borrower or Guarantor contained in Article III of the Credit Agreement or any other Loan Document shall be true and correct in all material respects; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and

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iii)	no Event of Default or Default shall have occurred and be continuing.

h)	The Refinanced Term Loans shall be fully prepaid, together with all accrued and unpaid interest thereon to the Amendment No. 2 Effective Date, in accordance with Section 1(b) hereof.

i)	The Administrative Agent shall have received a certificate from a Responsible Officer of BGI confirming the satisfaction of the condition precedent in Section 4(g)(ii) and (iii) above.

5.           Confirmation of Guarantees and Security Interests; Terms of the 2024 Refinancing Term Loans Generally.

a)
By signing this Agreement, each Borrower and each Guarantor hereby confirms that (a) the obligations of such Borrower or such Guarantor under the Amended Credit Agreement and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Credit Agreement, the Security Documents and the other Loan Documents and (ii) constitute “Obligations” as such term is defined in the Credit Agreement, subject to the qualifications and exceptions described therein, (b) notwithstanding the effectiveness of the terms hereof, the Security Documents and the other Loan Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (c) the 2024 Refinancing Term Lenders shall be “Secured Parties”, and each of them shall be an “Initial Term Lender”, “Term Lender” and a “Lender”, for all purposes of the Credit Agreement and the other Loan Documents.  Each of BGI and each Guarantor ratifies and confirms that all Liens granted, conveyed, or assigned to the Collateral Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations as increased hereby, subject to the terms of the Credit Agreement.

b)
On the Amendment No. 2 Effective Date, giving effect to the 2024 Refinancing Term Loans hereunder, each 2024 Refinancing Term Loan shall constitute a “Loan” and an “Initial Term Loan” for all purposes of the Credit Agreement and the other Loan Documents.  The 2024 Refinancing Term Loans shall be on identical terms as contemplated hereby and shall constitute a single class of Loans under the Credit Agreement.  The parties hereto hereby consent to the incurrence of, and allocation of the proceeds of, the 2024 Refinancing Term Loans and the other amendments to the Credit Agreement and the 2024 Refinancing Term Loan Transaction contemplated hereby on the terms set forth herein. Upon the effectiveness of this Agreement, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the 2024 Refinancing Term Loans and the other amendments to the Credit Agreement contemplated hereby shall be deemed satisfied and the incurrence of the Refinancing Term Loans and such other amendments shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement (before and after giving effect to this Agreement) and the other Loan Documents.

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6.           Miscellaneous Provisions.

(a)         This Agreement shall constitute one of the Loan Documents referred to in the Credit Agreement. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Amended Credit Agreement shall continue in full force and effect, and that this Agreement and the Credit Agreement shall be read and construed as one instrument. All references in the Credit Agreement to “this Agreement” shall hereafter refer to the Amended Credit Agreement; and all references to the term “Credit Agreement” in the other Loan Documents shall hereafter refer to the Amended Credit Agreement. Nothing contained in this Agreement shall be construed to imply a willingness on the part of the Lenders or the Administrative Agent to grant any similar or other future consents, amendments or waivers with respect to any of the terms and conditions of the Credit Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Lenders and the Administrative Agent under the Credit Agreement or the other Loan Documents.
(b)          Sections 9.11 and 9.15 of the Credit Agreement are hereby incorporated herein by reference mutatis mutandis.
(c)          THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(d)          This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent or any Lender of a manually signed counterpart which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart converted into another format, for transmission, delivery and/or retention. Headings or captions used in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
(e)          The parties hereto hereby acknowledge and agree that this Agreement shall constitute a “Refinancing Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.  The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.  To the extent required by the Credit Agreement, each of BGI and the Administrative Agent hereby consents to each 2024 Refinancing Term Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Amendment No. 2 Effective Date.  The Administrative Agent and the 2024 Refinancing Term Lenders hereby agree and confirm that (i) this Agreement shall constitute notice as required by Section 2.23(a) of the Credit Agreement in connection with the 2024 Refinancing Term Loans and (ii) the Refinancing Effective Date shall be the date hereof (it being understood that the Administrative Agent has agreed to such Refinancing Effective Date in its sole discretion as permitted by Section 2.23(a) of the Credit Agreement).
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(f)           With respect to this Amendment, each of the institutions listed below shall have the titles and roles set forth opposite its name.
Institution	Title(s) and Role(s)
BofA Securities, Inc.	Joint Lead Arranger and Joint Bookrunner
Citizens Bank, N.A.	Joint Lead Arranger and Joint Bookrunner
JPMorgan Chase Bank, N.A.	Joint Lead Arranger and Joint Bookrunner
Wells Fargo Securities, LLC	Joint Lead Arranger and Joint Bookrunner
PNC Bank, National Association	Joint Lead Arranger and Joint Bookrunner
TD Securities (USA) LLC	Joint Lead Arranger and Joint Bookrunner
Truist Securities, Inc.	Joint Lead Arranger and Joint Bookrunner

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an agreement as of the date first written above.
BARNES GROUP INC.

By:	/s/ Michael V. Kennedy
Name:	Michael V. Kennedy
Title:	Vice President, Tax & Treasury

BARNES GROUP SWITZERLAND GmbH, Monaco Branch, as a Borrower

By:	/s/ Michael V. Kennedy
Name:	Michael V. Kennedy
Title:	Vice President, Tax & Treasury

BARNES GROUP ACQUISITION GmbH, as a Borrower

By:	/s/ Michael V. Kennedy
Name:	Michael V. Kennedy
Title:	Vice President, Tax & Treasury

[Barnes Group Inc. - Signature Page to Amendment No. 2]

MANNER USA, INC., as a Guarantor

By:	/s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: Treasurer

SYNVENTIVE ACQUISITION INC., as a Guarantor
SYNVENTIVE PARENT INC., as a Guarantor

By:	/s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: President

SYNVENTIVE MOLDING SOLUTIONS, INC., as a Guarantor

By:	/s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: Vice President

MB AEROSPACE HOLDINGS INC., as a Guarantor
MB AEROSPACE INTERMEDIATE INC., as a Guarantor
MB AEROSPACE HOLDINGS II CORP., as a Guarantor
MB AEROSPACE HOLDINGS III CORP., as a Guarantor
MB AEROSPACE US HOLDINGS, INC., as a Guarantor
JMBL, INC., as a Guarantor

By:	/s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: President

[Barnes Group Inc. - Signature Page to Amendment No. 2]

DELTA INDUSTRIES GP, LLC, as a Guarantor

By: MB AEROSPACE HOLDINGS III CORP., as its sole member

By:	/s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: President

MB AEROSPACE EAST GRANBY, LIMITED PARTNERSHIP, as a Guarantor

By: DELTA INDUSTRIES GP, LLC, as its general partner

By: MB AEROSPACE HOLDINGS III CORP., as its sole member

By:	/s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: President

MB AEROSPACE WARREN, LLC, as a Guarantor

By: MB AEROSPACE US HOLDINGS, INC., as its sole member

By:	/s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: President

[Barnes Group Inc. - Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

[Barnes Group Inc. - Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A., as 2024 Refinancing Term Lender

By:	/s/ Timothy J. Waltman
Name: Timothy J. Waltman
Title: Senior Vice President

[Barnes Group Inc. - Signature Page to Amendment No. 2]

LENDER CONSENT TO AMENDMENT NO. 2 TO CREDIT AGREEMENT
BARNES GROUP INC.
Reference is hereby made to (a) that certain Credit Agreement, dated as of August 31, 2023 (together with all exhibits and schedules attached thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Barnes Group Inc., a Delaware corporation ( “BGI”), Barnes Group Switzerland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland (“Barnes Switzerland”), Barnes Group Acquisition GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany (“Barnes Germany”), the Lenders from time to time party thereto and Bank of America, N.A., as the administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”), and (b) that certain Amendment No. 2, to be dated on or about March 2024 (the “Amendment”), by and among BGI, Barnes Switzerland, Barnes Germany, the Guarantors identified on the signature pages thereto and the Administrative Agent, in respect of the Credit Agreement. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Amendment or the Credit Agreement, as applicable.
The undersigned hereby confirms to the Administrative Agent that the undersigned (a) is a Lender under the Credit Agreement and (b) has received a copy of the Amendment.
The undersigned hereby irrevocably and unconditionally approves of and consents to the term and provisions of the Amendment and directs the Administrative Agent to execute the Amendment.  The undersigned hereby also agrees that the execution of the Amendment by the Administrative Agent shall be deemed to be the execution of the Amendment by the undersigned.
Initial Term Lenders

☐
Consent and Convert (Cashless Settlement Option). The undersigned hereby irrevocably and unconditionally consents to the terms of the Amendment and the Amended Credit Agreement and agrees to the conversion of the full principal amount of its Initial Term Loans outstanding (or such lesser amount as notified and allocated to the undersigned prior to the Amendment No. 2 Effective Date by the Administrative Agent, as determined by BGI and the Administrative Agent in their sole discretion, with any remaining Initial Term Loans being repaid) effective as of the Amendment No. 2 Effective Date via a cashless roll.

☐
Consent and Reallocation (Post-Closing Settlement Option). The undersigned hereby irrevocably and unconditionally consents to the terms of the Amendment and the Amended Credit Agreement and agrees to the prepayment of the full principal amount of its Initial Term Loans outstanding. The undersigned or its Affiliates have separately committed to purchase by assignment 2024 Refinancing Term Loans in an aggregate principal amount equal to the aggregate principal amount of Initial Term Loans of the undersigned to be prepaid (or such lesser amount as notified and allocated to the undersigned or its Affiliates prior to the Amendment No. 2 Effective Date by the Administrative Agent, as determined by BGI and the Administrative Agent in their sole discretion).

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to Amendment to Credit Agreement to be executed and delivered by a duly authorized officer.

,
as an Initial Term Lender and 2024 Refinancing Term Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

SCHEDULE 1
2024 Refinancing Term Commitments
Part A and Part B

[To be held on file with the Administrative Agent]

Exhibit A
Amended Credit Agreement

Execution Version
STRICTLY CONFIDENTIAL

Deal CUSIP Number: 067809AJ2
Revolving Facility CUSIP Number: 067809AK9
Term Loan Facility CUSIP Number: 067809~~AL7~~AM5

CREDIT AGREEMENT

dated as of August 31, 2023
among

BARNES GROUP INC.,
BARNES GROUP SWITZERLAND GmbH, and
BARNES GROUP ACQUISITION GmbH
as the Borrowers,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent,

and

BANK OF AMERICA, N.A.,
as Collateral Agent

BANK OF AMERICA, N.A.,
CITIZENS BANK, N.A.,
JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC,
PNC BANK, NATIONAL ASSOCIATION,
TD SECURITIES (USA) LLC,
TRUIST SECURITIES, INC.
as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents

CONTENTS
Page

ARTICLE I. Definitions		1

Section 1.01	Defined Terms	1
Section 1.02	Terms Generally; GAAP	~~81~~82
Section 1.03	Effectuation of Transactions	~~82~~83
Section 1.04	Timing of Payment or Performance	~~82~~83
Section 1.05	Times of Day	~~82~~83
Section 1.06	Classification of Loans and Borrowings	~~82~~83
Section 1.07	Certain Conditions, Calculations and Tests	83
Section 1.08	Exchange Rate; Currency Equivalents; Interest Rates	~~84~~85
Section 1.09	Additional Alternate Currencies for Loans	~~85~~86
Section 1.10	Change of Currency	~~86~~87
Section 1.11	Borrowers	~~87~~88
Section 1.12	German Terms	~~87~~88
Section 1.13	Letter of Credit Amounts	~~88~~89
Section 1.14	Interest Rates	~~88~~89

ARTICLE II. The Credits		~~89~~90

Section 2.01	Commitments	~~89~~90
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~89~~90
Section 2.03	[Reserved]	~~91~~92
Section 2.04	Swingline Loans	~~91~~92
Section 2.05	Letters of Credit	~~95~~96
Section 2.06	Funding of Borrowings	106
Section 2.07	[Reserved]	~~106~~107
Section 2.08	Termination and Reduction of Commitments	~~106~~107
Section 2.09	Repayment of Loans; Evidence of Debt	~~107~~108
Section 2.10	Repayment of Term Loans and Revolving Facility Loans	~~108~~109
Section 2.11	Prepayment of Loans	~~110~~111
Section 2.12	Fees	~~113~~114
Section 2.13	Interest	~~114~~115
Section 2.14	Alternative Rate of Interest	~~115~~116
Section 2.15	Increased Costs	~~119~~120
Section 2.16	Break Funding Payments	~~120~~121
Section 2.17	Taxes	~~121~~122
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~126~~127
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~129~~130
Section 2.20	Illegality	~~130~~131
Section 2.21	Incremental Commitments	~~131~~132
Section 2.22	Extensions of Loans and Commitments	~~135~~136
Section 2.23	Refinancing Amendments	~~137~~138
Section 2.24	Defaulting Lender	~~142~~143

Section 2.25	Loan Repurchases	~~144~~145

ARTICLE III. Representations and Warranties		~~146~~147

Section 3.01	Organization; Powers	~~146~~147
Section 3.02	Authorization	~~146~~147
Section 3.03	Enforceability	~~147~~148
Section 3.04	Governmental Approvals	~~147~~148
Section 3.05	Financial Statements	~~147~~148
Section 3.06	No Material Adverse Effect	~~148~~149
Section 3.07	Title to Properties; Possession Under Leases	~~148~~149
Section 3.08	[Reserved.]	~~148~~149
Section 3.09	Litigation; Compliance with Laws	~~148~~149
Section 3.10	Federal Reserve Regulations	~~148~~149
Section 3.11	Investment Company Act	~~148~~149
Section 3.12	Use of Proceeds	~~149~~150
Section 3.13	Tax Returns	~~149~~150
Section 3.14	No Material Misstatements	~~149~~150
Section 3.15	Employee Benefit Plans	~~150~~151
Section 3.16	Environmental Matters	~~150~~151
Section 3.17	Security Documents	~~150~~151
Section 3.18	Solvency	~~151~~152
Section 3.19	Labor Matters	~~152~~153
Section 3.20	Insurance	~~152~~153
Section 3.21	Intellectual Property; Licenses, Etc.	~~152~~153
Section 3.22	USA PATRIOT Act	~~152~~153
Section 3.23	Anti-Corruption Laws and Sanctions	~~152~~153
Section 3.24	Affected Financial Institution	~~153~~154
Section 3.25	Beneficial Ownership	~~153~~154
Section 3.26	Monaco Operations	~~153~~154

ARTICLE IV. Conditions of Lending		~~153~~154

Section 4.01	Closing Date	~~153~~154
Section 4.02	Subsequent Credit Events	~~156~~157
Section 4.03	Determinations Under Section 4.01	~~157~~158

ARTICLE V. Affirmative Covenants		~~157~~158

Section 5.01	Existence; Business and Properties	~~157~~158
Section 5.02	Insurance	~~158~~159
Section 5.03	Taxes	~~159~~160
Section 5.04	Financial Statements, Reports, Etc.	~~159~~160
Section 5.05	Litigation and Other Notices	~~160~~162
Section 5.06	Compliance with Laws	~~161~~162
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~161~~162

Section 5.08	Use of Proceeds	~~161~~162
Section 5.09	Compliance with Environmental Laws	~~161~~162
Section 5.10	Further Assurances; Additional Security	~~162~~163
Section 5.11	Rating	~~165~~166
Section 5.12	Restricted and Unrestricted Subsidiaries	~~165~~166
Section 5.13	Anti-Corruption Laws, Sanctions, USA PATRIOT Act	~~165~~166
Section 5.14	Post-Closing	~~165~~167
Section 5.15	Compliance with Swiss Non-Bank Rules	~~165~~167

ARTICLE VI. Negative Covenants		~~166~~167

Section 6.01	Indebtedness	~~166~~167
Section 6.02	Liens	~~170~~171
Section 6.03	[Reserved]	~~175~~176
Section 6.04	Investments, Loans and Advances	~~175~~176
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~179~~180
Section 6.06	Restricted Payments	~~182~~183
Section 6.07	[Reserved]	~~183~~184
Section 6.08	[Reserved]	~~183~~184
Section 6.09	Restrictions on Subsidiary Distributions and Negative Pledge Clauses	~~183~~184
Section 6.10	Financial Covenants	~~185~~186

ARTICLE VII. Events of Default		~~186~~187

Section 7.01	Events of Default	~~186~~187

ARTICLE VIII. The Administrative Agent and Other Agents		~~189~~191

Section 8.01	Appointment and Authority	~~189~~191
Section 8.02	Rights as a Lender	~~190~~192
Section 8.03	Exculpatory Provisions	~~191~~192
Section 8.04	Reliance by Agents	~~192~~193
Section 8.05	Delegation of Duties	~~192~~193
Section 8.06	Resignation of Administrative Agent	~~192~~193
Section 8.07	Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders	~~194~~195
Section 8.08	No Other Duties, Etc	~~194~~195
Section 8.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~194~~196
Section 8.10	Collateral and Guarantee Matters	~~196~~197
Section 8.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~197~~198
Section 8.12	Indemnification	~~197~~198
Section 8.13	Withholding Tax	~~198~~199
Section 8.14	Certain ERISA Matters	~~198~~200
Section 8.15	Recovery of Erroneous Payments	~~199~~201
Section 8.16	Disqualified Lenders and Net Short Lenders	~~200~~201

ARTICLE IX. Miscellaneous		~~200~~201

Section 9.01	Notices; Communications	~~200~~201
Section 9.02	Survival of Agreement	~~201~~202
Section 9.03	Binding Effect	~~202~~203
Section 9.04	Successors and Assigns	~~202~~203
Section 9.05	Expenses; Indemnity	~~209~~210
Section 9.06	Right of Set-off	~~211~~212
Section 9.07	Applicable Law	~~211~~212
Section 9.08	Waivers; Amendment	~~212~~213
Section 9.09	Interest Rate Limitation	~~217~~218
Section 9.10	Entire Agreement	~~217~~219
Section 9.11	WAIVER OF JURY TRIAL	~~218~~219
Section 9.12	Severability	~~218~~219
Section 9.13	Counterparts; Electronic Execution	~~218~~219
Section 9.14	Headings	~~219~~220
Section 9.15	Jurisdiction; Consent to Service of Process	~~219~~220
Section 9.16	Confidentiality	~~220~~221
Section 9.17	Platform; Borrower Materials	~~221~~222
Section 9.18	Release of Liens and Guarantees	~~221~~223
Section 9.19	USA PATRIOT Act Notice	~~224~~225
Section 9.20	Agency of BGI for the Borrowers and Guarantors	~~224~~226
Section 9.21	No Liability of the Issuing Banks	~~225~~226
Section 9.22	Judgment Currency	~~225~~226
Section 9.23	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~226~~227
Section 9.24	Acknowledgment Regarding Any Supported QFCs	~~226~~227
Section 9.25	Payments Set Aside	~~227~~228
Section 9.26	Press Releases and Related Matters	~~227~~228

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	[Reserved]
Exhibit C	Form of Solvency Certificate
Exhibit D-1	Form of Borrowing Request
Exhibit D-2	Form of Letter of Credit Request
Exhibit D-3	Form of Swingline Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	Auction Procedures
Exhibit G	Form of Letter of Credit Report
Exhibit H	Form of Promissory Note
Exhibit I	Form of Perfection Certificate
Exhibit J-1	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-2	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-3	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-4	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit K	[Reserved]
Exhibit L	Form of Collateral Agreement
Exhibit M	Form of Guarantee Agreement
Exhibit N	Form of Compliance Certificate

Schedule 1.01	Letter of Credit Individual Sublimits
Schedule 2.01	Commitments
Schedule 2.05(a)	Existing Letters of Credit
Schedule 2.17(d)(ii)	German Status Confirmation
Schedule 3.04	Governmental Approvals
Schedule 3.09(a)	Litigation
Schedule 3.16	Environmental Matters
Schedule 3.20	Insurance
Schedule 3.21	Intellectual Property
Schedule 5.14	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 9.01	Notice Information

v

CREDIT AGREEMENT, dated as of August 31, 2023, among Barnes Group Inc., a Delaware corporation having its principal place of business at 123 Main Street, P.O. Box 489, Bristol, Connecticut 06011 (“BGI”), Barnes Group Switzerland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland and an indirect, wholly-owned Subsidiary of BGI, registered at Untere Einschlagstrasse, 2544 Bettlach, Switzerland (“Barnes Switzerland”), Barnes Group Acquisition GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany and an indirect wholly-owned Subsidiary of BGI, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg i.Br. under HRB 710836 (“Barnes Germany” and, together with BGI and Barnes Switzerland, the “Borrowers”, and each individually, a “Borrower”), Bank of America, N.A., as Administrative Agent (as defined below), as Collateral Agent (as defined below) and as Swingline Lender (as defined below), and each Issuing Bank and Lender (each as defined below) party hereto from time to time (the “Agreement”).

WHEREAS, in connection with the consummation of the Merion Transactions (as defined below), the Borrowers have requested the Lenders and the Issuing Banks (as defined below) extend credit as set forth herein;

NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.01     Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%.  The “prime rate” is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.  If ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then ABR shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Accepting Term Lender” shall have the meaning assigned to such term in Section 2.10(e).

“Additional Alternate Currency” shall mean any currency other than Dollars that is approved in accordance with Section 1.09.

“Adjusted Consolidated EBITDA” shall mean, with respect to BGI and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of BGI and its Subsidiaries for such period, plus, to the extent deducted from revenues in determining such Consolidated Net Income:

(a)          Consolidated Interest Expense,

(b)          expense for income taxes paid or accrued,

(c)          depreciation,

(d)          amortization,

(e)          other non‑cash expenses, including non‑cash, share‑based compensation deducted from Net Income in accordance with SFAS 123(R),

(f)         “run rate” cost savings, operating expense reductions and synergies (i) related to the Merion Transactions that are reasonably quantifiable, factually supportable and projected by BGI in good faith to result from actions that have been taken or initiated or are expected to be taken (in the good faith determination of BGI) within 24 months after the Closing Date and (ii) related to any other acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives that are reasonably quantifiable, factually supportable and projected by BGI in good faith to result from actions that have been taken or initiated or are expected to be taken (in the good faith determination of BGI) within 24 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative, in each case, calculated (1) on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period and (2) net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run rate” means the full recurring benefit that is associated with any action taken or initiated or expected in good faith to be taken, whether prior to or following the Closing Date) (which adjustments may be incremental to (but not duplicative of) any pro forma adjustments made pursuant to the pro forma calculations made pursuant to the definition of “Pro Forma Basis”); provided, that the aggregate amount added (or added back) to Adjusted Consolidated EBITDA pursuant to this clause (f) shall not exceed an amount equal to 20.0% of Adjusted Consolidated EBITDA (calculated after giving effect to the additions (or addbacks) permitted pursuant to this clause (f) and any pro forma adjustments made pursuant to the pro forma calculations made pursuant to the definition of “Pro Forma Basis”); provided, further, that for the avoidance of doubt, “synergies” shall not include any revenue synergies, and

(g)          extraordinary non‑cash losses incurred other than in the ordinary course of business,

minus, to the extent included in such Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business, all as determined in accordance with GAAP (to the extent applicable) and calculated for BGI and its Subsidiaries on a consolidated basis.

For purposes of determining Adjusted Consolidated EBITDA under this Agreement for any quarter ending prior to the first full quarter ending after the Closing Date, Adjusted Consolidated EBITDA for such fiscal quarter shall be calculated on a Pro Forma Basis giving effect to the Merion Transactions.

“Administrative Agent” shall mean Bank of America, N.A. (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Administrative Agent.

“Administrative Agent’s Office” shall mean, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean, collectively, the Administrative Agent and the Collateral Agent.

“Agreed Currency” shall mean Dollars or any Alternate Currency, as applicable.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.22.

“All-in Yield” shall mean, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent in consultation with BGI, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate based on an assumed four year average life; and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Alternate Currency” shall mean each of the following currencies: Euros, Sterling, Swiss Franc, Japanese Yen and Swedish Krona, together with each other currency (other than Dollars) that is approved in accordance with Section 1.09; provided that for each Alternate Currency, such requested currency is an Eligible Currency; provided, further, that Japanese Yen and Swedish Krona shall be available for Revolving Facility Loans and Letters of Credit only.

“Alternate Currency Daily Rate” shall mean, for any day, with respect to any Credit Event:

(a)          denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment;

(b)          denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment;

(c)         with respect to any Swingline Loan denominated in Euros, the rate per annum equal to (x) Enhanced €STR for such date or (y) if Enhanced €STR is not available on such date, Historic €STR plus the €STR Adjustment; and

(d)         denominated in any other Alternate Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternate Currency at the time such Alternate Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(a);

provided, that, if any Alternate Currency Daily Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Any change in an Alternate Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternate Currency Daily Rate Loan” shall mean a Loan that bears interest at a rate based on the definition of “Alternate Currency Daily Rate.”  All Alternate Currency Daily Rate Loans must be denominated in an Alternate Currency.

“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.

“Alternate Currency Loan” shall mean any Loan denominated in an Alternate Currency.

“Alternate Currency Term Rate” shall mean, for any Interest Period, with respect to any Credit Event:

(a)         denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)          denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(c)       denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate (“STIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(d)        denominated in any other Alternate Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternate Currency at the time such Alternate Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(a);

provided, that, if any Alternate Currency Term Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternate Currency Term Rate Loan” shall mean a Loan that bears interest at a rate based on the definition of “Alternate Currency Term Rate.”  All Alternate Currency Term Rate Loans must be denominated in an Alternate Currency.

“Amendment No. 2” shall mean that certain Amendment No. 2, dated as of the Amendment No. 2 Effective Date, among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” shall mean March 19, 2024.

“Annual BGI Financial Statements” shall mean the audited consolidated balance sheets of BGI and its Subsidiaries for the fiscal years ended December 31, 2022 and December 31, 2021 and the related audited consolidated statements of income, and cash flows of BGI and its Subsidiaries for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020.

“Annual Target Financial Statements” shall mean the audited consolidated or combined consolidated balance sheets and the related audited consolidated or combined statements of operations and cash flows of MB Aerospace Holdings II Corp. and its subsidiaries for the fiscal years ended January 2, 2023 and January 2, 2022.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, as amended, and any other anti-corruption and anti-bribery laws applicable to BGI and its Subsidiaries.

“Applicable Authority” shall mean (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternate Currency, the applicable administrator for the Relevant Rate for such Alternate Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Commitment Fee” shall mean for any day (i) with respect to any Revolving Facility Commitments relating to Initial Revolving Loans, (x) initially, 0.35% per annum and (y) from and after the delivery by BGI to the Administrative Agent of BGI’s financial statements required to be delivered pursuant to Section 5.04(a) or (b), as applicable, for the first fiscal quarter of BGI completed after the Closing Date, the applicable percentage per annum set forth under the heading “Commitment Fee Rate” in the grid in the definition of “Applicable Margin,” as determined by reference to the Total Net Leverage Ratio set forth in the certificate received by the Administrative Agent pursuant to Section 5.04(c) prior to such day; or (ii) with respect to any Other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Extension Amendment or Refinancing Amendment (as applicable).

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Margin” shall mean for any day:

(i)          with respect to any Initial Term Loan, ~~3.00~~(x) from the Closing Date to the Amendment No. 2 Effective Date, 3.00% per annum in the case of any Term SOFR Loan and 2.00% per annum in the case of any ABR Loan and (y) from and after the Amendment No. 2 Effective Date, 2.50% per annum in the case of any Term SOFR Loan and ~~2.00~~1.50% per annum in the case of any ABR Loan, and

(ii)          with respect to any Initial Revolving Loan, (x) initially, 2.375% per annum in the case of any Term SOFR Revolving Facility Loan or Alternate Currency Loan and 1.375% per annum in the case of any ABR Loan and (y) from and after the delivery by BGI to the Administrative Agent of BGI’s financial statements required to be delivered pursuant to Section 5.04(a) or (b), as applicable, and certificate delivered pursuant to Section 5.04(c), for the first fiscal quarter of BGI completed after the Closing Date, the applicable percentage per annum set forth below under the heading “Term SOFR Loan and Alternate Currency Loan Margin for Initial Revolving Loans” or “ABR Loan Margin for Initial Revolving Loans,” as applicable, as determined by reference to the Total Net Leverage Ratio set forth in the certificate received by the Administrative Agent pursuant to Section 5.04(c),

Pricing Level	Total Net Leverage Ratio	Term SOFR and Alternate Currency Loan Margin for Initial Revolving Loans	ABR Loan Margin for Initial Revolving Loans	Commitment Fee Rate
6	> 4.75x	2.50%	1.50%	0.375%
5	< 4.75x but > 4.00x	2.375%	1.375%	0.35%
4	< 4.00x but > 3.50x	2.125%	1.125%	0.30%
3	< 3.50x but > 3.00x	2.00%	1.00%	0.275%
2	< 3.00x but > 2.50x	1.75%	0.75%	0.25%
1	< 2.50x	1.375%	0.375%	0.20%

(iii)          with respect to Letters of Credit, (x) initially, 2.375% per annum and (y) from and after the delivery by BGI to the Administrative Agent of BGI’s financial statements required to be delivered pursuant to Section 5.04(a) or (b), as applicable, and certificate delivered pursuant to Section 5.04(c), for the first fiscal quarter of BGI completed after the Closing Date, the applicable percentage per annum set forth below under the heading “Letters of Credit,” as determined by reference to the Total Net Leverage Ratio set forth in the certificate received by the Administrative Agent pursuant to Section 5.04(c),

Pricing Level	Total Net Leverage Ratio	Letters of Credit
6	> 4.75x	2.50%
5	< 4.75x but > 4.00x	2.375%
4	< 4.00x but > 3.50x	2.125%
3	< 3.50x but > 3.00x	2.00%
2	< 3.00x but > 2.50x	1.75%
1	< 2.50x	1.375%

and

(iv)          with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (as applicable) relating thereto.

Any increase or decrease in the Applicable Margin or Commitment Fee resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date on which BGI delivers the certificate pursuant to Section 5.04(c); provided, however, that in the case of any Initial Revolving Loan, Letter of Credit or Swingline Loan, the Applicable Margin and Commitment Fee corresponding to Pricing Level 6 set forth in clause (ii) or, in the case of any Letter of Credit, clause (iii), above shall apply without regard to the Total Net Leverage Ratio, in each case, (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 5.04(a) or Section 5.04(b) but was not (or the certificate related to such financial statements was required to have been delivered pursuant to Section 5.04(c) but was not) delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statement (or, if later, such certificate related to such financial statement) is delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.

If, as a result of any restatement of or other adjustment to the financial statements of BGI or for any other reason, BGI or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by BGI as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in a higher Pricing Level for such period, BGI shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders or the Issuing Banks, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to BGI under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.

“Applicable Time” shall mean, with respect to any Borrowings and payments in any Alternate Currency, the local time in the place of settlement for such Alternate Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Commercial Bank” shall mean a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Foreign Bank” shall have the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Arrangers” shall mean, collectively, Bank of America, N.A., Citizens Bank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, PNC Bank, National Association, TD Securities (USA) LLC and Truist Securities, Inc.

“Asset Sale” shall mean (x) any Disposition (including any sale and lease-back of assets and any mortgage or lease of Real Property) to any person of any asset or assets of BGI or any Subsidiary and (y) any sale of any Equity Interests by any Subsidiary to a person other than BGI or a Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and BGI (if required by Section 9.04), substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to BGI.

“Attributable Receivables Indebtedness” shall mean the principal amount of Indebtedness (other than any Indebtedness owing by a Receivables Entity to a Receivables Seller or a Receivables Seller to another Receivables Seller in connection with the transfer, sale and/or pledge of Permitted Receivables Facility Assets) which (i) if a Qualified Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Qualified Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Auction Manager” shall have the meaning assigned to such term in Section 2.25(a).

“Auction Procedures” shall mean auction procedures with respect to Purchase Offers set forth in Exhibit F hereto.

“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.05(b).

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Amount” shall mean, as at any time of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to, without duplication:

(a)         the greater of (i) $110,000,000 and (ii) 35.0% of LTM Adjusted Consolidated EBITDA, plus

(b)        50% of cumulative Consolidated Net Income of BGI since the first day of the fiscal quarter of BGI during which the Closing Date occurred (giving pro forma effect to the Merion Transactions), plus

(c)         the cumulative amounts of all mandatory prepayments declined by Term Lenders, plus

(d)         the Cumulative Qualified Equity Proceeds Amount on such date of determination, minus

(e)         the cumulative amount of Investments made with the Available Amount from and after the Closing Date and on or prior to such time (net of any return on such Investments not otherwise included in the Cumulative Qualified Equity Proceeds Amount), minus

(f)          the cumulative amount of Restricted Payments made with the Available Amount from and after the Closing Date and on or prior to such time.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure (excluding the Swingline Exposure) of such Revolving Facility Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, and any successor thereto.

“Bankruptcy Plan” shall have the meaning assigned to such term in Section 9.04(i)(iii).

“Barnes Germany” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its permitted successors.

“Barnes Switzerland” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its permitted successors.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BGB” shall mean the German Civil Code (Bürgerliches Gesetzbuch) as now or hereafter in effect, and any successor thereto.

“BGI” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its permitted successors.

“BGI Refinancing” shall mean (i) the termination of the commitments under the Existing BGI Credit Agreement and the repayment of all principal and accrued and unpaid interest and fees owing thereunder and (ii) the prepayment in full of all principal, accrued and unpaid interest and fees owing under the Existing BGI Notes.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bilateral Letter of Credit Agreement” shall mean any agreement (other than this Agreement) entered into by and between BGI or any Subsidiary and a Bilateral Letter of Credit Issuer providing for the issuance of letters of credit, for the benefit or on behalf of BGI or any Subsidiary.

“Bilateral Letter of Credit Issuer” shall mean Bank of America, N.A. (or any Affiliate thereof) and any person that is (or any Affiliate of any person that is) an Agent, an Arranger or a Lender on the Closing Date (or any person that becomes an Agent, Arranger or Lender or Affiliate thereof after the Closing Date) and that enters into or is a party to a Bilateral Letter of Credit Agreement with BGI or any of its Subsidiaries, in each case, in its capacity as a party to such Bilateral Letter of Credit Agreement.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors, the board of managers, the sole manager or other governing body of such person.

“Bona Fide Debt Fund” shall mean any fund or investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with any permitted successor thereto in accordance with Section 6.05(g) or (n).

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Term SOFR Loans and Alternate Currency Term Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall have the meaning assigned to such term in Section 2.02(a).

“Borrowing Multiple” shall have the meaning assigned to such term in Section 2.02(a).

“Borrowing Request” shall mean a request by the applicable Borrower in accordance with the terms of Section 2.02 and substantially in the form of Exhibit D-1 (or another form approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:

(a)          if such day relates to any interest rate settings as to an Alternate Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternate Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternate Currency Loan, means a Business Day that is also a TARGET Day;

(b)          if such day relates to any interest rate settings as to an Alternate Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;  (ii) Swiss Francs, means a day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland; and (iii) Japanese Yen, means a day other than when banks are closed for general business in Japan;

(c)          if such day relates to any interest rate settings as to an Alternate Currency Loan denominated in a currency other than, Euro, Sterling, Swiss Francs or Japanese Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(d)           if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternate Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternate Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for BGI and its Subsidiaries shall not include:

(a)          expenditures to the extent made with proceeds of the issuance of Qualified Equity Interests of BGI or capital contributions to BGI or funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but that will not constitute Net Proceeds as a result of the first or second proviso to such clause (a));

(b)          expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of BGI and its Subsidiaries to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.11(b);

(c)          interest capitalized during such period;

(d)          expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding BGI or any Subsidiary) and for which none of BGI or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e)          the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;

(f)          the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase, (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (iii) assets Disposed of pursuant to Section 6.05(m);

(g)          Investments in respect of a Permitted Acquisition; or

(h)          the purchase of property, plant or equipment made with proceeds from any Asset Sale to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.11(b).

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 31, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following December 31, 2019 (or any change in the implementation in GAAP for future periods that are contemplated as of December 31, 2019) that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash-Capped Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Incremental Amount.”

“Cash Management Agreement” shall mean any agreement to provide to BGI or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean Bank of America, N.A. (or any Affiliate thereof) and any person that is (or any Affiliate of any person that is) an Agent, an Arranger or a Lender on the Closing Date (or any person that becomes an Agent, Arranger or Lender or Affiliate thereof after the Closing Date) and that enters into or is a party to a Cash Management Agreement with BGI or any of its Subsidiaries, in each case, in its capacity as a party to such Cash Management Agreement.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law” but only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions.

“Change of Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934, as amended and the rules of the SEC thereunder as in effect on the Closing Date) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of BGI, unless BGI becomes a direct or indirect wholly-owned Subsidiary of a holding company (i.e., a parent company) and (i) the direct or indirect holders of Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of BGI’s Equity Interests immediately prior to that event or (ii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of BGI, or (b) if BGI fails to own, directly or indirectly, 100% of the outstanding Equity Interests of Barnes Switzerland or Barnes Germany except (i) for any nominal interest (5% or less) required to be held by a third party or (ii) as a result of a transaction otherwise permitted hereunder.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Initial Term Loans, Other Term Loans, Initial Revolving Loans or Other Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Initial Term Loans, Other Term Loans, Initial Revolving Loans or Other Revolving Loans.  Other Term Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Initial Term Loans or the Initial Revolving Loans, respectively, or from other Other Term Loans or other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Closing Date” shall mean the first date on which the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.08), which date occurred on August 31, 2023.

“Closing Date Refinancing” shall mean (i) the Merion Refinancing and (ii) the BGI Refinancing.

“CME” shall mean CME Group Benchmark Administration Limited.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any subagent for the benefit of the Secured Parties pursuant to any Security Document; provided that, notwithstanding anything to the contrary herein or in any Security Document or other Loan Document, in no case shall the Collateral include any Excluded Property.

“Collateral Account” shall have the meaning assigned to such term in Section 2.05(o).

“Collateral Agent” shall mean Bank of America, N.A., acting as collateral agent for the Secured Parties, together with its permitted successors and assigns in such capacity.

“Collateral Agreement” shall mean the Collateral Agreement substantially in the form of Exhibit L dated as of the Closing Date, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, among BGI, each Guarantor and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case, subject to the last paragraph of this definition, the last three paragraphs of Section 5.10 and Schedule 5.14 (in each case, which, for the avoidance of doubt, shall override the applicable clauses of this definition of “Collateral and Guarantee Requirement”)):

(a)          on the Closing Date, the Collateral Agent shall have received from BGI and each Guarantor, a counterpart of the Collateral Agreement and a counterpart of the Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b)          on the Closing Date, (i) (x) all outstanding Equity Interests directly owned by the Loan Parties, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged or assigned for security purposes pursuant to the Security Documents and (ii) the Collateral Agent shall have received certificates, updated share registers (where necessary under the laws of any applicable jurisdiction in order to create a perfected security interest in such Equity Interests) or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered on the Closing Date pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(c)          in the case of any person that becomes a Guarantor after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Guarantee Agreement and (ii) supplements to the Collateral Agreement and any other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Guarantor;

(d)          after the Closing Date (x) all outstanding Equity Interests of any person that becomes a Guarantor after the Closing Date and that are held by a Loan Party and (y) all Equity Interests directly acquired by a Loan Party after the Closing Date, in each case, other than Excluded Securities, shall have been pledged pursuant to the Security Documents, together with stock powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(e)          except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Collateral Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording substantially concurrently with, or promptly following, the execution and delivery of each such Security Document;

(f)          evidence of the insurance (if any) required by the terms of Section 5.02 hereof shall have been received by the Collateral Agent; and

(g)          after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or the Security Documents and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10.

          Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, it is understood that (A) other than with respect to any UCC Filing Collateral or Stock Certificates (each as defined below), to the extent any Collateral is not or cannot be delivered, or a security interest in any Collateral cannot be perfected, on the Closing Date after BGI’s use of commercially reasonable efforts to do so without undue burden or expense, then the delivery of, and/or perfection of a security interest in, such Collateral shall not constitute a condition precedent to the availability and initial funding of the Facilities on the Closing Date, but such Collateral shall instead be required to be delivered, or a security interest in such Collateral to be perfected within 90 days after the Closing Date (or such later date as mutually agreed by BGI and the Administrative Agent) (subject to extensions reasonably agreed to by the Administrative Agent) (other than, in the case of Merion Target and its Subsidiaries, with respect to any such Stock Certificate in which a security interest may be perfected by delivery thereof that has not been made available to BGI at least two (2) business days prior to the Closing Date, to the extent BGI has used commercially reasonable efforts to procure delivery thereof, without undue burden or expense and to the extent not in violation of the Merion Purchase Agreement, in which case, such stock or equivalent certificate may instead be delivered within ten (10) Business Days after the Closing Date (or such later date as mutually agreed by BGI and the Administrative Agent, and subject to extensions reasonably agreed to by the Administrative Agent)), (B) with respect to perfection of security interests in UCC Filing Collateral, the sole obligation of the Loan Parties under the Loan Documents shall be to deliver, or cause to be delivered, necessary Uniform Commercial Code financing statements to the Collateral Agent in proper form for filing in the relevant U.S. state or commonwealth Uniform Commercial Code filing office(s) and to authorize and to cause the applicable Loan Party to authorize the Collateral Agent to file such Uniform Commercial Code financing statements and (C) with respect to perfection of security interests in Stock Certificates, the sole obligation of the Loan Parties shall be, subject to clause (A) of this paragraph, to deliver to the Collateral Agent or its legal counsel Stock Certificates together with undated stock powers executed in blank. For purposes hereof, (1) “UCC Filing Collateral” means Collateral consisting of assets of the Loan Parties for which a security interest can be perfected by filing a Uniform Commercial Code financing statement and (2) “Stock Certificates” means Collateral consisting of stock certificates representing capital stock or other equity interests of Merion Target and its material, Wholly Owned Subsidiaries and the other material, Wholly Owned Subsidiaries of BGI organized under the laws of any state, province or other political subdivision of the United States of America that is required as Collateral and delivery of which is sufficient to perfect a security interest therein and, in the case of Stock Certificates of the Merion Target and its Subsidiaries, which have been delivered to BGI under the Merion Purchase Agreement, in each case solely to the extent required to be pledged pursuant to the Collateral Agreement.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean, (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitment and (b) with respect to the Swingline Lender, the Swingline Lender’s Swingline Commitment (it being understood that a Swingline Commitment does not increase the Swingline Lender’s Revolving Facility Commitment).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” shall mean this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with Term SOFR, SONIA, SARON or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “ABR”, “Term SOFR”, “SONIA”, “SARON”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent reasonably determines is necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Cash Interest Expense” means, with reference to any Test Period, the aggregate amount of cash interest paid by BGI and its Subsidiaries, (net of cash interest income (if any) received by BGI and its Subsidiaries) on a consolidated basis during such Test Period; provided that if Consolidated Cash Interest Expense for the relevant Test Period would be less than zero, Consolidated Cash Interest Expense for such Test Period shall be deemed to be zero; provided, further, that, for the avoidance of doubt, Consolidated Cash Interest Expense shall not include amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest.

“Consolidated Debt” shall mean, as of any date of determination, the sum of (without duplication) the principal amount of (x) all Indebtedness for borrowed money of BGI and its Subsidiaries and (y) guarantees by BGI and its Subsidiaries of Indebtedness for borrowed money, in each case determined on a consolidated basis on such date.

“Consolidated Interest Expense” means, with reference to any period, the Interest Expense of BGI and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate Net Income of such person and its subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, however, that without duplication:

(a)          any net after-Tax extraordinary, nonrecurring or unusual gains or losses or expenses or charges shall be excluded;

(b)          effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes, shall be excluded;

(c)          the cumulative effect of a change in accounting principles (which shall in no case include any change in the comprehensive basis of accounting) during such period shall be excluded;

(d)          (i) any net after-Tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, (ii) any net after-Tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations and (iii) any net after-Tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by BGI) shall, in each case, be excluded; provided that, in each case, notwithstanding anything to the contrary herein or in any classification under GAAP of any person, business, assets or operations in respect of which a definitive agreement for the disposition, abandonment, transfer, closure or discontinuation of operations thereof has been entered into as discontinued operations, at BGI’s option, no pro forma effect shall be given to any discontinued operations (and the income or loss attributable to any such person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition, abandonment, transfer, closure or discontinuation of operations shall have been consummated;

(e)          any net after-Tax gains or losses, or any subsequent charges or expenses (less all fees and expenses or charges relating thereto), attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments shall be excluded;

(f)          the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash or cash equivalents (or to the extent converted into cash or cash equivalents) to the referent person or a Subsidiary thereof in respect of such period;

(g)          solely for purposes of calculating the Available Amount, the Net Income for such period of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to such person or a Subsidiary of such person (subject to the provisions of this clause (g)), to the extent not already included therein;

(h)          any impairment charge or asset write-off with respect to long-term assets and amortization of intangibles, in each case pursuant to GAAP, shall be excluded;

(i)          any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales to employees, officers or directors of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(j)          any (i) non-cash compensation charges or (ii) non-cash costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Closing Date of officers, directors and employees, in each case of such person or any of its subsidiaries, shall be excluded;

(k)          accruals and reserves that are established or adjusted within 12 months after the Closing Date (excluding any such accruals or reserves to the extent that they represent an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(l)          the Net Income of any person and its Subsidiaries shall be calculated by deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary;

(m)          any unrealized gains and losses related to currency remeasurements of Indebtedness, and any unrealized net loss or gain resulting from hedging transactions for interest rates, commodities or currency exchange risk, shall be excluded;

(n)          to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with an inclusion for any amount so excluded to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and

(o)          non-cash charges for deferred Tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income).

Consolidated Net Income presented in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency during, and applied to, each fiscal year, fiscal quarter or fiscal month (at BGI’s option) in the period for which Consolidated Net Income is being calculated.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of BGI and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding amounts attributable to Investments in Unrestricted Subsidiaries, as set forth on the consolidated balance sheet of BGI as of the last day of the Test Period ending immediately prior to such date for which financial statements of BGI have been delivered (or were required to be delivered) pursuant to Section 4.01(j), 5.04(a) or 5.04(b), as applicable.  Consolidated Total Assets shall be determined on a Pro Forma Basis.

“Consolidated Working Capital” shall mean, with respect to BGI and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contract Consideration” shall have the meaning assigned to such term in the definition of the term “Excess Cash Flow.”

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controls,” “Controlled” and “Controlling” shall have meanings correlative thereto.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Event” shall mean each Borrowing (but not, for the avoidance of doubt, the continuation of any Loan or conversion of any Loan from one Type to another) and each issuance, amendment, extension or renewal of a Letter of Credit or increase of the stated amount of a Letter of Credit.

“Cumulative Qualified Equity Proceeds Amount” shall mean, at any date of determination, an amount equal to, without duplication:

(a)        100% of the aggregate net proceeds (determined in a manner consistent with the definition of “Net Proceeds”), including cash and the Fair Market Value of tangible assets other than cash, received by BGI after the Closing Date from the issue or sale of its Qualified Equity Interests, including Qualified Equity Interests of BGI issued upon conversion of Indebtedness or Disqualified Stock to the extent BGI or its Wholly Owned Subsidiaries had received the Net Proceeds of such Indebtedness or Disqualified Stock; plus

(b)         100% of the aggregate amount received by BGI or its Wholly Owned Subsidiaries in cash and the Fair Market Value of assets other than cash received by BGI or its Wholly Owned Subsidiaries after the Closing Date from (without duplication of amounts, and without including the items described below to the extent same are already included in Excess Cash Flow):

(i)          the sale or other disposition (other than to BGI or any Subsidiary) of any Investment made by BGI and its Subsidiaries and repurchases and redemptions of such Investment from BGI and its Subsidiaries by any person (other than BGI and its Subsidiaries) to the extent that (x) such Investment was justified as using a portion of the Available Amount pursuant to clause (Y) of Section 6.04(j) and (y) the Net Proceeds thereof are not required to be applied pursuant to Section 2.11(b);

(ii)          the sale (other than to BGI or a Subsidiary) of the Equity Interests of an Unrestricted Subsidiary to the extent that (x) the designation of such Unrestricted Subsidiary was justified as using a portion of the Available Amount pursuant to clause (Y) of Section 6.04(j) and (y) the Net Proceeds thereof are not required to be applied pursuant to Section 2.11(b); or

(iii)          to the extent not included in the calculation of Net Income for the relevant period, a distribution, dividend or other payment from an Unrestricted Subsidiary to the extent relating to any portion of the Investment therein made pursuant to sub-clause (Y) of Section 6.04(j).

“Current Assets” shall mean, with respect to BGI and its Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash, Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of BGI and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) in the event that a Qualified Receivables Facility is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Permitted Receivables Facility Assets subject to such Qualified Receivables Facility less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, with respect to BGI and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of BGI and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is past due), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Merion Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for exclusions from Consolidated Net Income included in clause (a) of the definition of such term.

“Customary Bridge Financings” shall mean any bridge financing so long as the long-term debt into which such customary bridge financing is to be converted has a final maturity date (after giving effect to automatic rollovers and extensions, if any) no earlier than the Latest Maturity Date.

“Daily Simple SOFR”  shall mean, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” shall mean the Bankruptcy Code, the InsO, the StaRUG and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America, Germany or other applicable jurisdictions from time to time in effect.

“Declined Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(e).

“Declining Term Lender” shall have the meaning assigned to such term in Section 2.10(e).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, subject to Section 2.24, any Revolving Facility Lender that (a) has failed to (i) fund all or any portion of its Revolving Facility Loans within two (2) Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due (unless such Lender has reasonably determined in good faith that a condition precedent to funding was not satisfied), (b) has notified BGI, the Swingline Lender, the Administrative Agent or any Issuing Bank in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination in good faith that a condition precedent to funding cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or BGI, to confirm in writing to the Administrative Agent and BGI that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and BGI) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24) upon delivery of written notice of such determination to BGI, each Issuing Bank, the Swingline Lender and each Lender.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed as a consequence of a Delaware LLC Division (excluding any dividing Delaware LLC that survives a Delaware LLC Division).

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by BGI or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of BGI, setting forth such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non‑Cash Consideration.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and lease-back, assign, farm-out, transfer or otherwise dispose of any property, business or asset (including to a Delaware Divided LLC pursuant to a Delaware LLC Division).  The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Lender” shall mean (i) the persons identified as “Disqualified Institutions” in writing to Bank of America, N.A. by BGI on or prior to August 25, 2023, (ii) any other person identified by name in writing to the Administrative Agent after August 25, 2023 to the extent such person is or becomes a competitor of BGI or its Subsidiaries and (iii) any Affiliate of any person referred to in clause (i) or (ii) above that is clearly identifiable as such by name; provided that a “competitor” or an Affiliate of a competitor shall not include any Bona Fide Debt Fund; provided, further, that no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans or the Commitments.  BGI shall deliver any list of Disqualified Lenders delivered after the Closing Date and any updates, supplements or modifications thereto after the Closing Date to the Administrative Agent, and any such updates, supplements or modifications thereto shall only become effective three (3) Business Days after such update, supplement or modification has been sent to such email address.  In the event the list of Disqualified Lenders is not delivered in accordance with the foregoing, it shall be deemed not received and not effective (except with respect to any delivery on or prior to the Closing Date).

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of BGI), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of BGI), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock).  Notwithstanding the foregoing:  (i) any Equity Interests issued to any employee or consultant or to any plan for the benefit of employees or consultants of BGI or the Subsidiaries or by any such plan to such employees or consultants shall not constitute Disqualified Stock solely because they may be required to be repurchased by BGI in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Disqualifying Event” shall have the meaning assigned to such term in the definition of “Eligible Currency”.

“Dollar Equivalent” shall mean, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternate Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternate Currency last provided (either by publication or otherwise provided to the Administrative Agent or the Issuing Bank, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Bank, as applicable, using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Bank, as applicable, using any method of determination it deems appropriate in its sole discretion.  Any determination by the Administrative Agent or the applicable Issuing Bank pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“DQ List” shall have the meaning assigned to such term in Section 9.04(i)(iv).

“ECF Required Percentage” shall mean, with respect to any Excess Cash Flow Period, 50%; provided that, if the First Lien Secured Net Leverage Ratio for the Test Period ending on the last day of such Excess Cash Flow Period is (x) less than or equal to 3.40 to 1.00 and greater than 2.90 to 1.00, such percentage shall be 25% or (y) less than or equal to 2.90 to 1.00, such percentage shall be 0%.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning assigned to such term in Section 9.13.

“Eligible Currency” shall mean any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the Issuing Bank, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated.  If, after the designation by the Lenders or the Issuing Bank, as applicable, of any currency as an Alternate Currency (or if, with respect to any currency that constitutes an Alternate Currency on the Closing Date, after the Closing Date), any change in currency controls, exchange regulations or national or international financial, political or economic conditions in the country in which such currency is issued, results in, in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Loans to be denominated in an Alternate Currency) or the Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternate Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) providing such currency being impracticable for the Lenders or the Issuing Bank, as applicable, or (d) no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c) and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and BGI, and such country’s currency shall no longer be an Alternate Currency until such time as the Disqualifying Event(s) no longer exist(s).  Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Enhanced €STR” shall mean the rate per annum equal to €STR on such day plus the €STR Adjustment.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, any Hazardous Materials or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing, but excluding any Indebtedness convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with BGI or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (e) the incurrence by BGI, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by BGI, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by BGI, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by BGI, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from BGI, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of BGI, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” shall have the meaning assigned to such term in the definition of “Alternate Currency Term Rate”.

“€STR” shall mean, with respect to any applicable determination date, the Euro Short Term Rate published on the first (1st) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, that, if such determination date is not a Business Day, €STR means such rate that applied on the first (1st) Business Day immediately prior thereto.

“€STR Adjustment” shall mean, with respect to €STR, 0.085% per annum.

“€STR Loan” shall mean a loan that bears interest at a rate based on Enhanced €STR.

“Euro” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, for any period, an amount equal:

(a)          the sum, without duplication, of

(i)          Consolidated Net Income of BGI for such period,

(ii)          an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts included in clauses (a), (d), (e) and (n) of the definition of “Consolidated Net Income” and excluded in arriving at such Consolidated Net Income,

(iii)          decreases in Consolidated Working Capital for such period (other than any such decreases arising from dispositions outside the ordinary course of business by BGI and its Subsidiaries completed during such period),

(iv)          cash receipts by BGI and its Subsidiaries in respect of Hedging Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income, and

(v)          the amount by which Tax expense deducted in determining such Consolidated Net Income for such period exceeded Taxes (including penalties and interest) paid in cash or Tax reserves set aside or payable (without duplication) by BGI and its Subsidiaries in such period,

minus (b)          the sum, without duplication, of

(i)          an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a), (b), (e) and (j) of the definition of “Consolidated Net Income” and excluded in arriving at such Consolidated Net Income,

(ii)          without duplication of amounts deducted pursuant to clause (ix) below in prior years, to the extent not already deducted from Consolidated Net Income, the amount of Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property made in cash during such period by BGI and its Subsidiaries, except to the extent that such Permitted Acquisitions, Capital Expenditures or acquisition of intellectual property were financed with the proceeds of Indebtedness of BGI or its Subsidiaries (other than under the Revolving Facility),

(iii)          the aggregate amount of all principal payments or redemptions of Indebtedness of BGI and its Subsidiaries (including (A) the principal component of payments in respect of Capitalized Lease Obligations and (B) the amount of any scheduled repayment of Term Loans, but excluding (x) the amount of any voluntary payments or redemptions of (i) Permitted Debt secured by Other First Liens and amounts used to repurchase outstanding principal of any such Permitted Debt secured by Other First Liens and (ii) Term Loans and amounts used to repurchase outstanding principal of any such Term Loans, (y) all prepayments of Revolving Facility Loans and Swingline Loans and (z) all prepayments in respect of any other revolving credit facility, except in the case of clause (z) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness (other than under the Revolving Facility) of BGI or its Subsidiaries,

(iv)        increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by BGI and its Subsidiaries completed during such period or the application of purchase accounting),

(v)        payments by BGI and its Subsidiaries during such period in respect of long-term liabilities of BGI and its Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(vi)      without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the aggregate amount of cash consideration paid by BGI and its Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions) made during such period pursuant to Section 6.04 (except for those Investments made under Section 6.04(b), (c), (e)(iii) and (j)(Y) (other than any Investments made in reliance on clause (a) of the definition of “Available Amount” or amounts accrued during such period under clause (b) of the definition of “Available Amount”)) to the extent that such Investments were financed with internally generated cash flow of BGI and its Subsidiaries,

(vii)        the amount of Restricted Payments during such period (on a consolidated basis) by BGI and its Subsidiaries made in compliance with Section 6.06 (other than Section 6.06(a), (b) and (c)) to the extent such Restricted Payments were financed with internally generated cash flow of BGI and its Subsidiaries,

(viii)         the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by BGI and its Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(ix)        without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by BGI or any of the Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of BGI following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(x)         the amount of Taxes (including penalties and interest) paid in cash or Tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period, and

(xi)     cash expenditures in respect of Hedging Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Excess Cash Flow Period” shall mean each fiscal year of BGI, commencing with the fiscal year of BGI ending on or about December 31, 2024.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Property” shall have the meaning assigned to such term in Section 5.10.

“Excluded Securities” shall mean any of the following:

(a)          any Equity Interests or Indebtedness with respect to which the Collateral Agent and BGI reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents (including Tax consequences) are likely to be excessive in relation to the value to be afforded thereby;

(b)          any Equity Interests or Indebtedness to the extent, and for so long as, the pledge thereof would be prohibited by any Requirement of Law (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code and other applicable law);

(c)        any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Secured Obligations (as defined in the Collateral Agreement) is prohibited by (i) any applicable organizational documents, joint venture agreement, shareholder agreement, or similar agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09 that was existing on the Closing Date or at the time of the acquisition of such person and was not created in contemplation of such acquisition but, in the case of this subclause (A), only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Requirement of Law, (B) any organizational documents, joint venture agreement, shareholder agreement, or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party thereto; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate BGI or any Subsidiary to obtain any such consent) and for so long as such organizational documents, joint venture agreement, shareholder agreement or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Secured Obligations (as defined in the Collateral Agreement) would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests the right to terminate its obligations thereunder, but only to the extent, and for so long as, such right of termination is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Requirement of Law;

(d)        any Equity Interests of any (A) Unrestricted Subsidiary, (B) Immaterial Subsidiary, (C) special purpose entity, including any Receivables Entity (to the extent they are restricted from being pledged by the applicable Qualified Receivables Facility), (D) not-for-profit Subsidiary or (E) captive insurance Subsidiary;

(e)          any Margin Stock; and

(f)          voting Equity Interests (and any other interests constituting “stock entitled to vote” within the meaning of U.S. Treasury Regulation Section 1.956-2(c)(2)) in excess of 65% of all such voting Equity Interests in (A) any Foreign Subsidiary or (B) any FSHCO.

“Excluded Subsidiary” shall mean any of the following:

(a)          each Immaterial Subsidiary,

(b)          each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),

(c)         each Domestic Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received),

(d)        each Domestic Subsidiary that is prohibited by any applicable contractual requirement from Guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09(m) (and for so long as such restriction or any replacement or renewal thereof is in effect),

(e)          any special purpose entity, including any Receivables Entity,

(f)          any Foreign Subsidiary,

(g)          any Domestic Subsidiary (i) that is a FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary of BGI,

(h)          any other Domestic Subsidiary with respect to which the Administrative Agent and BGI reasonably agree that the cost or other consequences (including Tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby,

(i)          each Unrestricted Subsidiary, and

(j)          any captive insurance Subsidiary and any not-for-profit Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), in each case at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and BGI.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by such recipient’s overall net income (however denominated, and including, for the avoidance of doubt, franchise and similar Taxes imposed on such recipient in lieu of net income Taxes), or any branch profits or similar Taxes, in each case, imposed by a jurisdiction (including any political subdivision thereof) (i) as a result of such recipient being organized under the laws of, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or (ii) as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from any such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document), (b) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Borrower or Guarantor hereunder or under any other Loan Document to a Lender (other than to the extent such Lender is an assignee pursuant to a request by BGI under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Borrower or Guarantor with respect to such withholding Tax pursuant to Section 2.17, (c) any Swiss withholding Taxes on any payment by or on account of any obligation of Barnes Switzerland hereunder or under any other Loan Document to a Lender, if on the date on which such payment falls due, such payment could have been made without such withholding Tax if a Lender was a Swiss Qualifying Bank, but on that date such Lender is not or has ceased to be a Swiss Qualifying Bank other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority, (d) any German withholding Taxes on any payment by or on account of any obligation of Barnes Germany hereunder or under any other Loan Document to a Lender, if on the date on which such payment falls due, such payment could have been made to such Lender without such withholding tax if it was a German Qualifying Lender, but on that date such Lender is not or has ceased to be a German Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority, (e) any withholding Tax imposed on any payment by or on account of any obligation of any Borrower or Guarantor hereunder that is attributable to such recipient’s failure to comply with Section 2.17(d) or Section 2.17(f) or the failure of a Revolving Facility Lender to comply with Section 9.04(b)(i)(A) or (f) any withholding Tax imposed under FATCA.

“Existing BGI Credit Agreement” shall mean that certain Sixth Amended and Restated Senior Unsecured Revolving Credit Agreement, dated as of February 10, 2021 (as amended by that certain LIBOR Transition Amendment, dated as of October 11, 2021, that certain Amendment No. 1 to Credit Agreement, dated as of April 6, 2022, that certain Amendment No. 2 to Credit Agreement, dated as of June 5, 2023 and that certain Amendment No. 3 to Credit Agreement, dated as of June 22, 2023), by and among BGI, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as may be further amended, supplemented, amended and restated or otherwise modified prior to the Closing Date.

“Existing BGI Notes” shall mean BGI’s 3.97% senior notes due 2024 issued pursuant to that certain that certain Note Purchase Agreement, dated as of October 15, 2014 (as amended by the First Amendment to Note Purchase Agreement, dated as of October 8, 2020 and as amended by the Second Amendment to Note Purchase Agreement, dated as of June 5, 2023), by and among BGI and each of the purchasers party thereto from time to time, as may be further amended, supplemented, amended and restated or otherwise modified prior to the Closing Date.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Letter of Credit” shall mean each letter of credit previously issued (or deemed issued) for the account of (x) BGI or a subsidiary thereof under the Existing BGI Credit Agreement or (y) the Merion Target or a subsidiary thereof under the Existing Target Credit Agreements, in each case, that is outstanding on the Closing Date and listed on Schedule 2.05(a).

“Existing Target Credit Agreements” shall mean (i) that certain First Lien Credit Agreement, dated as of January 22, 2018, entered into by and among MB Aerospace Intermediate Inc., MB Aerospace Holdings II Corp., the guarantors from time to time party thereto, the lending institutions from time to time party thereto, Royal Bank of Canada, as administrative agent, collateral agent and a lender; (ii) that certain Second Lien Credit Agreement, dated as of January 22, 2018, entered into by and among MB Aerospace Intermediate Inc., MB Aerospace Holdings II Corp., the guarantors from time to time party thereto, the lending institutions from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent; (iii) that certain Facility Agreement, by and between MB Aerospace Holdings I Limited and HSBC UK Bank plc, dated as of October 8, 2020, as amended on April 6, 2021 and as amended on April 8, 2022 and (iv) that certain Facility Agreement, by and between MB Aerospace Holdings I Limited and HSBC UK Bank plc, dated as of April 8, 2022, in each case, as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.22(a).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.22(a).

“Extension” shall have the meaning assigned to such term in Section 2.22(a).

“Extension Amendment” shall have the meaning assigned to that term in Section 2.22(b).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, as of the Closing Date, there are two Facilities (i.e. the Initial Term Facility and Revolving Facility) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.

“Fair Market Value” shall mean, with respect to any asset or property, the price (as determined in good faith by the management of BGI) that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, such Code section as of the Closing Date (or any amended or successor version described above), and any intergovernmental agreements or any legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement implementing the foregoing.

“Federal Funds Rate” shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” shall mean that certain Fee Letter, dated as of August 31, 2023, between BGI and the Administrative Agent (as such Fee Letter may be amended, restated, supplemented or otherwise modified).

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“Financial Covenants” shall have the meaning set forth in Section 6.10.

“Financial Officer” of any person shall mean the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Treasurer, Assistant Treasurer, Controller, Vice President or other executive responsible for the financial affairs of such person.

“First Lien Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (A) (i) the sum of, without duplication, (x) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date that are then secured by Liens on the Collateral ranking equal in priority to the Liens on the Collateral securing the Initial Term Loans and (y) the aggregate principal amount of any other Consolidated Debt of BGI and its Subsidiaries outstanding as of the last day of such Test Period that is then secured by Liens on the Collateral that are Other First Liens, less (ii) without duplication, the Unrestricted Cash Amount as of the last day of such Test Period, to (B) LTM Adjusted Consolidated EBITDA, all determined on a consolidated basis in accordance with GAAP; provided, that the First Lien Secured Net Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Floor” shall mean a rate of interest equal to (x) with respect to the Initial Term Loans, 0.00% per annum and (y) with respect to the Initial Revolving Loans, 0.00% per annum.

“Foreign Borrowers” shall mean Barnes Germany and Barnes Switzerland.

“Foreign Disposition” shall have the meaning assigned to such term in Section 2.11(h).

“Foreign Excess Cash Flow” shall have the meaning assigned to such term in Section 2.11(h).

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

          “FSHCO” shall mean any Domestic Subsidiary of BGI that owns no material assets other than the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries of BGI or Equity Interests and/or Indebtedness of one or more other FSHCOs.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02.

“German Qualifying Lender” shall mean in respect of interest payable by Barnes Germany, a Lender that is beneficially entitled to interest payable to that Lender in respect of a Loan and is: (a) lending through a lending office in Germany, or (b) a German Treaty Lender.

“German Treaty Lender” means a Lender that (a) is not a German tax resident, (b) is entitled to a full exemption from German withholding Tax on German source interest income under the provisions of an applicable income Tax treaty between Germany and such Lender’s country of residence, and (c) does not carry on a business in Germany through a permanent establishment to which that Lender’s interest in a Loan is attributable.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.  The amount of the Indebtedness or other obligation subject to any Guarantee provided by any person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness or other obligation and (B) the Fair Market Value of the property encumbered thereby.

“Guarantee Agreement” shall mean the Guarantee Agreement substantially in the form of Exhibit M dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, among BGI, each Guarantor and the Collateral Agent.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” shall mean (a) BGI (only with respect to Obligations (other than the Obligations of BGI) in respect of Secured Cash Management Agreements, Secured Hedge Agreements, the PNC Line of Credit, Secured Bilateral Letter of Credit Agreements and Permitted Supplier Receivables Sale Programs, as applicable) and (b) each Subsidiary of BGI (other than an Excluded Subsidiary) that is, or becomes pursuant to Section 5.10(c), a Loan Party, whether existing on the Closing Date or established, created or acquired after the Closing Date, unless and until such time as the respective Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms and provisions hereof or thereof.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum byproducts or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” shall mean Bank of America, N.A. (or any Affiliate thereof) and any person that is (or any Affiliate of any person that is) an Agent, an Arranger or a Lender on the Closing Date (or any person that becomes an Agent, Arranger or Lender or Affiliate thereof after the Closing Date) and that enters into or is a party to a Hedging Agreement with BGI or any of its Subsidiaries, in each case, in its capacity as a party to such Hedging Agreement.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of BGI or any of its Subsidiaries shall be a Hedging Agreement.

“Historic €STR” shall mean, for any date of determination, the most recent €STR for a day which is no more than five (5) Business Days before such date of determination.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of BGI most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.01(j), 5.04(a) or 5.04(b), as applicable, have assets with a value in excess of 5.0% of the Consolidated Total Assets and revenues representing in excess of 5.0% of total revenues of BGI and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all such Subsidiaries as of such date, did not have assets with a value in excess of 10.0% of Consolidated Total Assets and revenues representing in excess of 10.0% of total revenues of BGI and its Subsidiaries on a consolidated basis as of such date.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of BGI, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amount” shall mean, at any time, the sum of (x) the sum of (i) the greater of (A) $310,000,000 and (B) 100% of LTM Adjusted Consolidated EBITDA, plus (ii) the Reallocated General Basket Amount (the “Cash-Capped Incremental Facility”), plus (y) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Facility, the use of proceeds thereof, any acquisition consummated concurrently therewith, and all other related transactions or events (calculated (a) in the event BGI is incurring Incremental Revolving Facility Commitments, as if such Incremental Revolving Facility Commitments were fully drawn on the effective date thereof and (b) excluding any cash constituting proceeds of such Incremental Facility), (i) in the case of any Incremental Facility secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans and the Revolving Facility, the First Lien Secured Net Leverage Ratio would not exceed 3.90 to 1.00 (or, in the case of any Incremental Facility incurred in connection with a Limited Condition Transaction, if greater, the First Lien Secured Net Leverage Ratio immediately prior to such transaction), or (ii) in the case of any Incremental Facility that is unsecured or secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Initial Term Loans and the Revolving Facility, either (A) the Total Net Leverage Ratio would not exceed 5.25 to 1.00 (or, in the case of any Incremental Facility incurred in connection with a Limited Condition Transaction, if greater, the Total Net Leverage Ratio immediately prior to such transaction) or (B) the Interest Coverage Ratio would not be less than 3.00 to 1.00, plus (z) an amount equal to all voluntary prepayments and repurchases of Term Loans (including Incremental Term Loans) and voluntary prepayments of Revolving Facility Loans to the extent accompanied by a corresponding reduction in Revolving Facility Commitments, in the case of this clause (z) to the extent not financed with the proceeds of long‑term Indebtedness, other than, without duplication, to the extent funded with Revolving Facility Loans or loans under any other revolving facility (the “Prepayment-Based Incremental Facility”); provided, that, in the case of Incremental Facilities used to finance a Limited Condition Transaction, to the extent the Lenders participating in such Incremental Facility agree, pro forma compliance with the First Lien Secured Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio test described in clause (y) above, as applicable, may, at BGI’s option, be tested at the time of the execution of the acquisition agreement related to such Limited Condition Transaction (or solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or similar law or regulation) applies, the date on which a “Rule 2.7 announcement” (or similar announcement) of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction); provided, further, that for purposes of any Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments established pursuant to Section 2.21 and any Permitted Debt secured by Other First Liens or Junior Liens on the Collateral pursuant to Section 6.01(v) or that is unsecured, (A) BGI may select utilization under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and the Prepayment-Based Incremental Facility in its sole discretion and in the absence of such selection, BGI shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent permitted thereby) prior to utilization of the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and BGI shall be deemed to have used the Prepayment-Based Incremental Facility (to the extent permitted thereby) prior to utilization of the Cash-Capped Incremental Facility, (B) such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments established pursuant to Section 2.21 and any Permitted Debt secured by Other First Liens or Junior Liens on the Collateral pursuant to Section 6.01(v) or that is unsecured may be incurred under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and/or the Prepayment-Based Incremental Facility, and proceeds from any such incurrence under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and/or the Prepayment-Based Incremental Facility may be utilized in a single transaction by first calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility or the Prepayment‑Based Incremental Facility) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash‑Capped Incremental Facility and (C) with respect to any Indebtedness originally incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility, if at any time subsequent to such incurrence all or any portion of such Indebtedness would be permitted to be incurred under the Ratio-Based Incremental Facility, all or such portion, as applicable, of such Indebtedness shall automatically be reclassified and deemed as of such time to have been incurred under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the remaining availability under the Cash‑Capped Incremental Facility or the Prepayment-Based Incremental Facility, as applicable, by the amount of such redesignated Indebtedness).

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among BGI, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment.

“Incremental Facility” shall mean the Incremental Commitments and the Incremental Loans made thereunder.

“Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to the Borrowers.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” shall mean Revolving Facility Loans made by one or more Revolving Facility Lenders to any Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to BGI.

“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to BGI pursuant to Section 2.01(c) consisting of additional Initial Term Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term Loans.

“Incurrence-Based Amounts” shall have the meaning assigned to such term in Section 1.07(b).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (except any such obligation with a maturity date of no more than six (6) months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business), (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business), (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business) which purchase price is due more than six (6) months after the date of placing the property in service or taking delivery and title thereto, (e) all Guarantees by such person of Indebtedness of others, (f) all Capitalized Lease Obligations of such person, (g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such person as a liability, (h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (i) the principal component of all obligations of such person in respect of bankers’ acceptances, (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock), (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed and (l) all Attributable Receivables Indebtedness with respect to a Qualified Receivables Facility.  The amount of Indebtedness of any person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby.  For the avoidance of doubt, and without limitation of the foregoing, Indebtedness convertible into or exchangeable for Equity Interests shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.  Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, (i) obligations of BGI or any Subsidiary pursuant to or arising out of any Permitted Supplier Receivables Sale Program and (ii) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Agreement.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Borrower or Guarantor hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Lender Presentation, dated July 31, 2023, as modified or supplemented prior to the Closing Date.

“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility Commitment.

“Initial Term Facility” shall mean the Initial Term Loan Commitment and the Initial Term Loans made hereunder.

“Initial Term Facility Maturity Date” shall mean the seventh anniversary of the Closing Date.

“Initial Term Lender” shall mean (x) from the Closing Date to the Amendment No. 2 Effective Date, any Lender that holds an Initial Term Loan Commitment or that makes an Initial Term Loan to BGI pursuant to Section 2.01(a) and (y) from and after the Amendment No. 2 Effective Date, any Lender that holds a 2024 Refinancing Term Loan (as defined in Amendment No. 2) or that makes a 2024 Refinancing Term Loan to BGI pursuant to Amendment No. 2.

“Initial Term Loan Commitment” shall mean, as to each Initial Term Lender, its obligation to make Initial Term Loans to BGI pursuant to Section 2.01(a) in the aggregate principal amount set forth opposite such Initial Term Lender’s name on Schedule 2.01 under the caption “Initial Term Loan Commitment” (or such lesser amount as may be requested by BGI).  As of the Closing Date, the aggregate amount of the Initial Term Loan Commitment of the Initial Term Lenders is $650,000,000.

“Initial Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(b)(i).

“Initial Term Loans” shall mean (x) from the Closing Date to the Amendment No. 2 Effective Date, all Initial Term Loans made by the Initial Term Lenders pursuant to Section 2.01(a) and (b) from and after the Amendment No. 2 Effective Date, the 2024 Refinancing Term Loans (as defined in Amendment No. 2) made by the 2024 Refinancing Term Lenders (as defined in Amendment No. 2) pursuant to Amendment No. 2.

“InsO” means the German Insolvency Act (Insolvenzordnung) as now or hereafter in effect, and any successor thereto.

“Intellectual Property” shall mean the following intellectual property rights, both statutory and common law rights, if applicable:  (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom and (d) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 8.10.

“Interest Coverage Covenant” shall have the meaning assigned to such term in Section 6.10(b).

“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) LTM Adjusted Consolidated EBITDA to (ii) Consolidated Cash Interest Expense; provided, that the Interest Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Interest Election Request” shall mean a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.02 and substantially in the form of Exhibit E (or another form approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent).

“Interest Expense” means, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and (iv) commissions, discounts, yield and other fees and charges incurred in connection with the asset securitization or similar transaction which are payable to any person other than BGI or a Wholly Owned Subsidiary and (b) capitalized interest of such person; provided, Interest Expense shall exclude any obligations (including mark-to-market gains and losses) of BGI or any Subsidiary pursuant to or arising out of Hedging Agreements entered into for non-speculative purposes, amortization of deferred financing fees and expensing of any bridge or other financing fee.

“Interest Payment Date” shall mean, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date, (b) as to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date, (c) as to any Alternate Currency Daily Rate Loan and Overnight Rate Loan denominated in an Alternate Currency, the last Business Day of each March, June, September and December and the Maturity Date and (d) as to any Alternate Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or an Alternate Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” shall mean as to each Term SOFR Loan and Alternate Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternate Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternate Currency Term Rate Loan, as the case may be, and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Borrowing Request or Interest Election Request; provided that:

(a)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or an Alternate Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)        any Interest Period pertaining to a Term SOFR Loan or an Alternate Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“ISP” shall mean the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” shall mean with respect to any Letter of Credit, any Letter of Credit Request, and any other document, agreement and instrument entered into by any Issuing Bank and a Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” shall mean, as the context may require, (i) Bank of America, N.A., (ii) solely with respect to any Existing Letter of Credit, to the extent such person is not already an Issuing Bank, the Revolving Facility Lender or Affiliate of a Revolving Facility Lender that issued such Existing Letter of Credit and (iii) each other Issuing Bank designated pursuant to Section 2.05(n) or Section 2.05(q), in each case in its capacity as an issuer of Letters of Credit hereunder, and its permitted successors in such capacity.  An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Japanese Yen” shall mean the lawful currency of Japan.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.22.

“Junior Debt Restricted Payment” shall mean, any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by BGI or any if its Subsidiaries, of or in respect of principal of or interest on any Indebtedness that is by its terms subordinated in right of payment to the Loan Obligations (each of the foregoing, a “Junior Financing”); provided, that the following shall not constitute a Junior Debt Restricted Payment:

(a)          Refinancings with any Permitted Refinancing Indebtedness permitted to be incurred under Section 6.01;

(b)        payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing;

(c)         payments or distributions in respect of all or any portion of the Junior Financing with the proceeds from the issuance, sale or exchange by BGI of Qualified Equity Interests within eighteen (18) months prior thereto; provided, that such proceeds are not included in any determination of the Available Amount; or

(d)          the conversion of any Junior Financing to Qualified Equity Interests of BGI.

“Junior Financing” shall have the meaning assigned to such term in the definition of the term “Junior Debt Restricted Payment.”

“Junior Liens” shall mean Liens on the Collateral that are junior to the Liens thereon securing the Initial Term Loans (and other Loan Obligations, other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans) pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to rank equally and ratably with other Junior Liens, and that Indebtedness secured by Junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting Junior Liens), which Permitted Junior Intercreditor Agreement (together with such amendments to the Security Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted Junior Intercreditor Agreement and/or Security Documents (as applicable) covering such Liens are already in effect).

“Latest Maturity Date” shall mean, at any date of determination, the later of (x) the latest Revolving Facility Maturity Date and (y) the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” shall mean, with respect to each Revolving Facility Lender, such Revolving Facility Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Facility Percentage.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“LCT Election” shall have the meaning assigned to such term in Section 1.07(a).

“LCT Test Date” shall have the meaning assigned to such term in Section 1.07(a).

“Legal Reservations” shall have the meaning assigned to such term in Section 3.03.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04, Section 2.21, Section 2.22 or Section 2.23.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Lender Party” and “Lender Recipient Party” shall mean collectively, the Lenders, the Swingline Lenders and the Issuing Banks.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternate Currency. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Closing Date for all purposes of the Loan Documents.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05.

“Letter of Credit Fee” shall have the meaning assigned to such term in Section 2.05(j).

“Letter of Credit Individual Sublimit” shall mean, with respect to any Issuing Bank, the amount set forth opposite such Issuing Bank’s name on Schedule 1.01 hereto or such other amount as specified in the agreement pursuant to which such person becomes an Issuing Bank hereunder or, in each case, such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable Issuing Bank may agree or, with respect to the Issuing Bank under an Existing Letter of Credit, the additional amount of such Existing Letter of Credit, as such amount may be reduced at or prior to such time pursuant to Section 2.08.

“Letter of Credit Report” shall mean a certificate substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Letter of Credit Request” shall mean a request by the applicable Borrower substantially in the form of Exhibit D-2 (or such other form as shall be approved by the Issuing Bank or Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent).

“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an aggregate amount not to exceed $50,000,000 (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof), as such amount may be reduced pursuant to Section 2.08.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.  For the avoidance of doubt, Existing Letters of Credit count as utilization of the Letter of Credit Sublimit.

“Level” shall mean the level (whether 1, 2, 3, 4, 5 or 6) in the table set forth in the definition of “Applicable Margin” that corresponds to an applicable item in any other column in such table.  For purposes of comparing Levels, Level 1 is referred to as the lowest Level and Level 6 as the highest Level.

“Leverage Covenant” shall have the meaning assigned to such term in Section 6.10(a).

“Leverage Covenant Increase” shall have the meaning assigned to such term in Section 6.10(a).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any acquisition (including by means of a merger, amalgamation or consolidation) of, or Investment by one or more of BGI and its Subsidiaries (other than intercompany Investments) in, any assets, business or person the consummation of which is not conditioned on the availability of, or on obtaining, financing.

“Limited Condition Transaction” shall mean any (a) Limited Condition Acquisition, (b) redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing or (c) any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Equity Interests of BGI that is not subject to obtaining financing.

“Loan Documents” shall mean (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) each Extension Amendment, (vi) each Refinancing Amendment, (vii) any Intercreditor Agreement and (viii) any Note issued under Section 2.09(e).

“Loan Obligations” shall mean (a) the due and punctual payment by each Borrower of (i) the unpaid principal of and interest, fees and expenses (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to such Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by each Borrower under this Agreement in respect of any Letter of Credit issued for such Borrower’s or its Subsidiary’s account, when and as due, including payments in respect of reimbursement of disbursements, interest, fees and expenses thereon (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations of such Borrower to provide Cash Collateral and (iii) all other monetary obligations of each Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each Borrower or Guarantor under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Parties” shall mean BGI and the Guarantors.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans.

“Local Time” shall mean New York City time (daylight or standard, as applicable); provided that, with respect to any Alternate Currency Loan, “Local Time” shall mean the local time of the applicable Lending Office.

“LTM Adjusted Consolidated EBITDA” shall mean as of any date of determination, the Adjusted Consolidated EBITDA of BGI and its Subsidiaries, determined on a Pro Forma Basis, for the applicable Test Period.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Acquisition” shall mean (a) any Permitted Acquisition for which the aggregate acquisition consideration exceeds $150,000,000 or (b) a series of related Permitted Acquisitions in any twelve (12) month period, for which the aggregate acquisition consideration for all such Permitted Acquisitions exceeds $150,000,000.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, properties, financial condition, assets, operations or income of any of BGI and its Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of any Borrower or any Guarantor, individually and taken as a whole, to perform any of its respective obligations under any of the Loan Documents to which it is a party; or (c) any material impairment of the validity or enforceability of the Loan Documents, or any material impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of BGI or any Subsidiary in an aggregate principal amount exceeding $100,000,000; provided that in no event shall any Qualified Receivables Facility be considered Material Indebtedness.

“Material Subsidiary” shall mean any Subsidiary, other than an Immaterial Subsidiary.

“Maturity Date” shall mean the Revolving Facility Maturity Date or the Term Facility Maturity Date, as the context may require.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Merion Acquisition” shall mean the acquisition by BGI, directly or through one or more of its direct or indirect Subsidiaries, of all of the issued and outstanding shares of capital stock of the Merion Target.

“Merion Closing Date Revolving Credit Extension” means the Revolving Facility Loans to be borrowed by BGI and any Letters of Credit extended to BGI or its Subsidiaries on the Closing Date to finance a portion of the Merion Transactions; provided, that the Merion Closing Date Revolving Credit Extension shall not exceed the sum of $300,000,000 plus the amount needed for the prepayment in full of all principal, accrued and unpaid interest and fees owing under the Existing BGI Notes (as reasonably determined by BGI in good faith) plus the amount needed for the prepayment in full of all principal, accrued and unpaid interest and fees owing under the Existing BGI Credit Agreement (as reasonably determined by BGI in good faith); provided, further, that none of the proceeds of the Merion Closing Date Revolving Credit Extension that are provided by HSBC Bank USA, N.A. (“HBUS”) will be used to pay any HBUS affiliate for credit extended by one of HBUS’ affiliates, including, without limitation, the Merion Refinancing.

“Merion Purchase Agreement” shall mean the Stock Purchase Agreement (together with all exhibits, schedules and annexes thereto) dated as of June 5, 2023, by and among the Merion Seller, the Merion Target and BGI.

“Merion Purchase Agreement Representations” shall mean such of the representations and warranties made by the Merion Seller and the Merion Target in the Merion Purchase Agreement that are material to the interests of the Lenders (in their capacities as such), but only to the extent that BGI has (or an affiliate of BGI has) the right (taking into account any applicable cure provisions) to terminate, BGI’s (or its) obligations under the Merion Purchase Agreement as a result of the failure of such representations and warranties to be accurate or the right to decline to consummate the Merion Acquisition due to the failure of such representations and warranties (in each case, in accordance with the terms thereof) to be accurate.

“Merion Refinancing” shall mean the termination of the commitments under each of the Existing Target Credit Agreements and the repayment of all outstanding principal and accrued and unpaid interest and fees owing thereunder.

“Merion Seller” shall mean MB Aerospace Group Holdings Limited, a Cayman Islands limited company.

“Merion Target” shall mean MB Aerospace Holdings Inc., a Delaware corporation.

“Merion Transactions” shall mean (a) the consummation of the Merion Acquisition, (b) the Closing Date Refinancing, (c) the other transactions to occur pursuant to or in connection with the Merion Purchase Agreement and (d) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which BGI or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a)          100% of the cash proceeds actually received by BGI or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale under Section 6.05(d) (except for any Permitted Sale Lease-Back Transaction described in clause (i) or clause (ii) of the definition thereof) or Section 6.05(g), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt and other than obligations secured by a Junior Lien), (iii) repayments, redemptions or repurchases of Other First Lien Debt (limited to its proportionate share of such prepayment, redemption or repurchase, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans) and Other First Lien Debt), (iv) Taxes paid or payable (in the good faith determination of BGI) as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by BGI or any of the Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring twelve (12) months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring twelve (12) months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date); provided, that, if BGI shall deliver a certificate of a Responsible Officer of BGI to the Administrative Agent promptly following receipt of any such proceeds setting forth BGI’s intention to use any portion of such proceeds, within twelve (12) months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of BGI and its Subsidiaries or to make Permitted Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed (other than inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within twelve (12) months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such twelve (12)-month period but within such twelve (12)-month period are contractually committed to be used, then such remaining portion if not so used within six (6) months following the end of such twelve (12)-month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds under this clause (a) unless such net cash proceeds shall exceed $5,000,000 for such single or series of related transactions and (y) no net cash proceeds shall constitute Net Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a));

(b)        100% of the cash proceeds actually received by BGI or any Subsidiary (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of (i) attorneys’ fees, accountants’ fees, transfer Taxes, deed or mortgage recording Taxes on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt and other than obligations secured by a Junior Lien), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans) and Other First Lien Debt), and (iv) Taxes paid or payable (in the good faith determination of BGI) as a result thereof; provided, that, if BGI shall deliver a certificate of a Responsible Officer of BGI to the Administrative Agent promptly following receipt of any such proceeds setting forth BGI’s intention to use any portion of such proceeds, within twelve (12) months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of BGI and its Subsidiaries or to make Permitted Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Recovery Event giving rise to such proceeds was contractually committed (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within twelve (12) months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such twelve (12)-month period but within such twelve (12)-month period are contractually committed to be used, then such remaining portion if not so used within six (6) months following the end of such twelve (12)-month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds under this clause (b) unless such net cash proceeds shall exceed $5,000,000 for such single or series of related transactions and (y) no net cash proceeds shall constitute Net Proceeds under this clause (b) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (b)); and

(c)       100% of the cash proceeds from the incurrence, issuance or sale by BGI or any Subsidiary of any Indebtedness (other than Excluded Indebtedness, except for Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments), net of all fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“Net Short Lender” shall have the meaning assigned to such term in Section 9.08(h).

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.05(b).

“Non-SOFR Successor Rate” shall have the meaning assigned to such term in Section 2.14(c).

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“Notice of Additional Issuing Bank” shall mean a certificate with respect to the matters set forth in Section 2.05(q) in a form approved by the Administrative Agent.

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations of BGI or any Subsidiary in respect of any Secured Cash Management Agreement or Secured Bilateral Letter of Credit Agreement, (c) obligations of any Borrower or any Loan Party in respect of any Secured Hedge Agreement (including, in each case, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (d) obligations of BGI or any Subsidiary in respect of any Permitted Secured Supplier Receivables Sale Program and (e) obligations of BGI or any Subsidiary in respect of the PNC Line of Credit.

“OECD” shall mean the Organization for Economic Cooperation and Development.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or Guarantor hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other First Lien Debt” shall mean obligations secured by Other First Liens.

“Other First Liens” shall mean Liens on the Collateral that are equal and ratable with the Liens thereon securing the Initial Term Loans (and other Loan Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Initial Term Loans) pursuant to a Permitted First Lien Intercreditor Agreement, which Permitted First Lien Intercreditor Agreement (together with such amendments to the Security Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted First Lien Intercreditor Agreement and/or Security Documents (as applicable) covering such Liens are already in effect).

“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Revolving Facility Commitments” shall mean, collectively, (a) Extended Revolving Facility Commitments to make Extended Revolving Loans and (b) Replacement Revolving Facility Commitments.

“Other Revolving Loans” shall mean, collectively (a) Extended Revolving Loans and (b) Replacement Revolving Loans.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by BGI under Section 2.19(b) or 2.19(c)).

“Other Term Facilities” shall mean the Other Term Loan Commitments and the Other Term Loans made thereunder.

“Other Term Loan Commitments” shall mean, collectively, (a) Incremental Term Loan Commitments and (b) commitments to make Refinancing Term Loans (other than the 2024 Refinancing Term Loans).

“Other Term Loan Installment Date” shall have, with respect to any Class of Other Term Loans established pursuant to an Incremental Assumption Agreement, an Extension Amendment or a Refinancing Amendment, the meaning assigned to such term in Section 2.10(b)(ii).

“Other Term Loans” shall mean, collectively, (a) Other Incremental Term Loans made in respect of Incremental Term Loan commitments, (b) Extended Term Loans and (c) Refinancing Term Loans (other than the 2024 Refinancing Term Loans).

“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternate Currency, an overnight rate determined by the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Overnight Rate Loans” shall mean Loans bearing interest calculated by reference to the Overnight Rate.  Overnight Rate Loans may be denominated in an Alternate Currency.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to BGI and the other Loan Parties substantially in the form attached hereto as Exhibit I, or such other form as is reasonably satisfactory to the Administrative Agent.

“Permitted Acquisition” shall mean any acquisition by BGI or a Subsidiary of all or substantially all the assets or business of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by BGI and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or business unit or division or line of business of a person (or any subsequent investment made in a person or business unit or division or line of business previously acquired in a Permitted Acquisition), if (i) subject to Section 1.07, no Event of Default shall have occurred and be continuing immediately after giving effect thereto or would result therefrom; (ii) subject to Section 1.07, BGI shall be in Pro Forma Compliance with the Financial Covenants (if then in effect) immediately after giving effect to such acquisition or investment and any related transactions (provided, however, that with respect to a Limited Condition Acquisition, at the option of BGI, the determination of whether BGI shall be in Pro Forma Compliance with the Financial Covenants (if then in effect) shall be made solely at the time of the execution of the definitive agreement related to such Permitted Acquisition (or solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service)) and (iii) to the extent required by Section 5.10, any person acquired in such acquisition shall be merged into a Loan Party or become upon consummation of such acquisition a Guarantor.

“Permitted Debt” shall mean Indebtedness for borrowed money incurred by any Borrower or any Guarantor; provided that (i) any such Permitted Debt, if guaranteed, shall not be guaranteed by any Subsidiary other than a Guarantor and, if secured (as permitted by Sections 6.01 and 6.02), shall be secured solely by all or some portion of the Collateral pursuant to security documents no more favorable to the secured party or parties, taken as a whole (as determined by BGI in good faith), than the Security Documents, (ii) any such Permitted Debt, if secured, shall be subject to an Intercreditor Agreement reasonably satisfactory to the Administrative Agent and the Required Lenders and (iii) such Permitted Debt (other than (x) Permitted Incremental Term A Loans (provided that any such Permitted Incremental Term A Loans may not mature inside the then-applicable Revolving Facility Maturity Date), (y) Permitted Earlier Maturity Debt not to exceed at the time of incurrence the Permitted Earlier Maturity Debt Cap and (z) Customary Bridge Financings) shall not mature prior to the date that is the latest final maturity date of the Loans and Revolving Facility Commitments existing at the time of such incurrence (or in the case of unsecured Indebtedness, Indebtedness secured by Junior Liens or Junior Financing, until the date that is 91 days thereafter), and the Weighted Average Life to Maturity of any such Permitted Debt shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans with the latest final maturity at the time of such incurrence.

“Permitted Earlier Maturity Debt” shall mean Indebtedness incurred with a final maturity date prior to the then latest Term Facility Maturity Date and/or a Weighted Average Life to Maturity shorter than the longest remaining Weighted Average Life to Maturity of any Term Loans outstanding at the time of the incurrence of such Indebtedness.

“Permitted Earlier Maturity Debt Cap” shall mean an aggregate outstanding principal amount not to exceed as of any time the greater of (x) $160,000,000 and (y) 50.0% of LTM Adjusted Consolidated EBITDA.

“Permitted First Lien Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be equal and ratable with the Liens securing the Initial Term Loans (and other Loan Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Liens securing the Initial Term Loans), one or more intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

“Permitted Incremental Term A Loans” shall mean (x) any Other Incremental Term Loans with amortization in excess of 1.0% per year that are designated as such in the applicable Incremental Assumption Agreement and (y) any Incremental Term Loans that are primarily syndicated to regulated banks in the primary syndication thereof (as reasonably determined by BGI in good faith).

“Permitted Investments” shall mean:

(a)        readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America, any member of the European Union or, in the case of Foreign Subsidiaries or foreign operations, any country that is a member of the OECD, or in each case any agency or instrumentality thereof, with maturities not exceeding two years from the date of acquisition thereof;

(b)         (i) time deposits with, or certificates of deposit, money market deposits or banker’s acceptances and other bank deposits of, any commercial bank or (ii) overnight federal funds transactions that are issued or sold by any bank or its holding company or by a commercial banking institution that (A) (1) (x) is a Lender or (y) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (2) issues (or the parent of which issues) commercial paper rated as described in clause (d)(i) of this definition and (3) has combined capital and surplus of at least $500,000,000 or (B) in the case of Foreign Subsidiaries or foreign operations, a commercial banking institution organized under the laws of any country that is a member of the OECD and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition thereof;

(c)          repurchase obligations with a term of not more than two years for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)         (i) commercial paper, maturing not more than two years after the date of acquisition thereof, issued by any person organized under the laws of any state of the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)) or (ii) tax exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds and other tax-exempt bonds or notes issued by municipalities in the United States of America, having a short term rating of at least MIG-1 or VMIG-1 or SP-1 or a long term rating of at least AA by S&P or Aa2 by Moody’s;

(e)        securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, or by any corporation, or any asset backed securities of such maturity, in each case rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f)          shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e);

(g)         Investments, classified in accordance with GAAP as current assets of BGI or any of its Subsidiaries, in money market investment programs that are (i) registered under the Investment Company Act of 1940 and (ii) rated AA by S&P or Aa2 by Moody’s;

(h)        time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the Consolidated Total Assets of BGI and its Subsidiaries as of the end of BGI’s most recently completed fiscal year;

(i)         with respect to any Foreign Subsidiary or foreign operations:  (i) readily marketable obligations issued by the national government of the country in which such Foreign Subsidiary maintains its chief executive office or such Foreign Subsidiary or foreign operations conduct business provided such country is a member of the OECD, in each case maturing within two years after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office or such Foreign Subsidiary or foreign operations conduct business provided such country is a member of the OECD, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than two years from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(j)          instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by BGI or any Subsidiary organized in such jurisdiction; and

(k)          other financial instruments or investments as agreed by BGI and the Administrative Agent from time to time.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Initial Term Loans (and other Loan Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Liens securing the Initial Term Loans) (including, for the avoidance of doubt, junior Liens pursuant to Section 2.21(b)(ii)), one or more intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Receivables Facility Assets” shall mean Receivables Assets (whether now existing or arising in the future) of BGI and its Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity or a bank, other financial institution or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution, pursuant to a Qualified Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity, bank, other financial institution or commercial paper conduit or other conduit facility, and all proceeds thereof.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with any Qualified Receivables Facility, including all documents and agreements relating to, the sale of receivables, the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as the relevant Qualified Receivables Facility would still meet the requirements of the definition thereof after giving effect to such amendment, modification, supplement, refinancing or replacement.

“Permitted Receivables Related Assets” shall mean any assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables Assets and any collections or proceeds of any of the foregoing (including lock-boxes, deposit accounts, records in respect of Receivables Assets and collections in respect of Receivables Assets).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the 91st day following the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) 91 days after the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to any Loan Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the applicable Lenders as those contained in the documentation governing the Indebtedness being Refinanced (as determined by BGI in good faith), (d) no Permitted Refinancing Indebtedness shall have any borrower which is different than the borrower of the Indebtedness being so Refinanced or have guarantors that are not (or would not have been required to become) guarantors with respect to the Indebtedness being so Refinanced (except that one or more Loan Parties may be added as additional guarantors), (e) if the Indebtedness being Refinanced is secured (and permitted to be secured), such Permitted Refinancing Indebtedness may be secured by Liens on the same (or any subset of the) assets as secured (or would have been required to secure) the Indebtedness being Refinanced on terms in the aggregate that are no less favorable to the Secured Parties than the Indebtedness being refinanced or on terms otherwise permitted by Section 6.02 (as determined by BGI in good faith) and (f) if the Indebtedness being Refinanced was subject to a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, and if the respective Permitted Refinancing Indebtedness is to be secured by the Collateral, the Permitted Refinancing Indebtedness shall likewise be subject to a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

“Permitted Sale Lease-Back Transaction” shall mean (i) any sale and lease-back transaction entered into prior to the Closing Date, (ii) any other sale and lease-back transaction, the proceeds of which do not constitute Net Proceeds pursuant to the proviso of the definition thereof and (iii) any other sale and lease-back transaction, the proceeds of which shall constitute Net Proceeds.

“Permitted Secured Supplier Receivables Sale Program” means Permitted Supplier Receivables Sale Program between a supplier and a Supply Chain Financing Provider.

“Permitted Supplier Receivables Sale Program” means any supply chain financing or structured accounts payable program that is entered into in the ordinary course between a supplier and a financial institution (including any Supply Chain Financing Provider) and provides for the transfer, sale or pledge by the supplier of accounts payable by BGI or any of its Subsidiaries to such financial institution (including any Supply Chain Financing Provider).

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by BGI, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which BGI, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“PNC Line of Credit” means the line of credit referred to in Section 6.01(bb).

“Prepayment-Based Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Incremental Amount.”

“Pricing Level” means, with respect to the Applicable Margin, at any date, the Level in the table set forth in the definition of “Applicable Margin” that corresponds to the then current Level of the Total Net Leverage Ratio.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent Test Period ended on or before the occurrence of such event (the “Reference Period”):  (i) any Asset Sale and any asset acquisition (including the Merion Acquisition), Investment (or series of related Investments), merger, amalgamation, consolidation (or any similar transaction or transactions), in each case in excess of $25,000,000, any dividend, distribution or other similar payment, (ii) any operational changes or restructurings of the business of BGI or any of its Subsidiaries that BGI or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period (including in connection with an Asset Sale or asset acquisition described in clause (i)) and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith, (iii) the designation of any Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Subsidiary and (iv) any incurrence, repayment, repurchase, redemption or discharge of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (i) above).

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of BGI.  Any such pro forma calculation may include adjustments to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (ii) of the immediately preceding paragraph that are (a) reasonably quantifiable, factually supportable and projected by BGI in good faith to result from actions that have been taken or initiated or are expected to be taken (in the good faith determination of BGI) in connection with the Merion Transactions within 24 months after the Closing Date and (b) reasonably quantifiable, factually supportable and projected by BGI in good faith to result from actions that have been taken or initiated or are expected to be taken (in the good faith determination of BGI) within 24 months after the consummation of such other pro forma event; provided that no amount shall be included in any pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” to the extent duplicative of any amount that is otherwise included in computing Adjusted Consolidated EBITDA for such Reference Period; provided, further, that the aggregate amount added (or added back) to Adjusted Consolidated EBITDA pursuant to the definition of this term “Pro Forma Basis” shall not exceed an amount equal to 20.0% of Adjusted Consolidated EBITDA (calculated after giving effect to the additions (or addbacks) permitted pursuant to the definition of this term “Pro Forma Basis” and pursuant to clause (f) of the definition of “Adjusted Consolidated EBITDA”).  BGI shall deliver to the Administrative Agent a certificate of a Responsible Officer of BGI setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of twelve (12) months).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of BGI to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (i) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as BGI may designate.

“Pro Forma Compliance” shall mean, at any date of determination, that BGI and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Covenants recomputed as at the last day of the most recently ended fiscal quarter of BGI for which the financial statements and certificates required pursuant to Section 5.04 have been delivered.

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 4.01(k).

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.22(a).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“Projections” shall mean the projections of BGI, the Merion Target and their respective Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of BGI, the Merion Target or any of their respective Subsidiaries prior to the Closing Date.

“Protected Person” shall have the meaning assigned to such term in Section 9.05(b).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.17.

“Purchase Offer” shall have the meaning assigned to such term in Section 2.25(a).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.24.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Qualified Receivables Facility” shall mean a receivables or factoring facility or facilities created under the Permitted Receivables Facility Documents and which is designated as a “Qualified Receivables Facility” (as provided below), providing for the transfer, sale and/or pledge by BGI and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to BGI and/or the Receivables Sellers) to (i) a Receivables Entity (either directly or through another Receivables Seller), which in turn shall transfer, sell and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in return for cash or (ii) a bank or other financial institution, which shall finance, directly or indirectly, the Permitted Receivables Facility Assets, so long as, in the case of each of clause (i) and clause (ii), no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by BGI or any Subsidiary other than the Receivable Entity (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates BGI or any other Subsidiary other than the Receivable Entity in any way (other than pursuant to Standard Securitization Undertakings) or (z) subjects any property or asset (other than Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Entity) of BGI or any other Subsidiary (other than a Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).  Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate signed by a Financial Officer of BGI certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Quarterly BGI Financial Statements” shall mean the unaudited consolidated balance sheets and the related unaudited consolidated statements of income and cash flows of BGI and its Subsidiaries for the fiscal quarters ended March 31, 2023 and June 30, 2023.

“Quarterly Target Financial Statements” shall mean the unaudited consolidated or combined balance sheets and the related unaudited consolidated or combined statements of operations and cash flows of MB Aerospace Holdings II Corp. and its subsidiaries for the fiscal quarter ended April 2, 2023.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Rate Determination Date” shall mean two (2) Business Days prior to the commencement of the applicable Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Ratio-Based Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Incremental Amount.”

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any BGI or any Subsidiary, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Reallocated General Basket Amount” shall mean the aggregate amount of unutilized Indebtedness incurrence capacity under Section 6.01(k)(x) that BGI has elected to reallocate to the Cash-Capped Incremental Facility.

“Receivables Assets” shall mean (a) any right to payment (including accounts receivable) created by or arising from sales of goods, lease of goods or the rendition of services rendered, no matter how evidenced and whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise) and (b) all collateral securing such right to payment, all contracts and contract rights, guarantees or other obligations in respect of such right to payment, all records with respect to such right to payment and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement.

“Receivables Entity” shall mean any direct or indirect Wholly Owned Subsidiary of BGI which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) with which neither BGI nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to BGI or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of BGI (as determined by BGI in good faith) and (b) to which neither BGI nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).  Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of BGI certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Seller” shall mean BGI or those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Recovery Event” shall mean any event that gives rise to the receipt by BGI or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon).

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancing” shall have meanings correlative thereto.

“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.23(e).

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.23(a).

“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by any Borrower or any Guarantor (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so repaid or the Revolving Facility Commitments so replaced; (e) the terms of such Refinancing Notes do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced, as applicable (other than (x) in the case of notes, customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default and (y) in the case of loans, customary amortization and mandatory and voluntary prepayment provisions which are, when taken as a whole, consistent in all material respects with, or not materially less favorable to BGI and its Subsidiaries than, those applicable to the Initial Term Loans and/or Revolving Facility Commitments, as the case may be, with such Indebtedness to provide that any such mandatory prepayments as a result of asset sales, events of loss, or excess cash flow shall be allocated on a pro rata basis, a less than pro rata basis or solely with respect to Indebtedness being refinanced that participates on a greater than pro rata basis as compared to any other Class of Term Loans, a greater than pro rata basis (but only to the same extent that such refinanced Indebtedness participates on a greater than pro rata basis as compared to any other Class of Term Loans) than the Term Loans outstanding pursuant to this Agreement); (f) there shall be no obligor with respect thereto that is not a Borrower or Guarantor; (g) if such Refinancing Notes are secured by an asset of any Subsidiary, any Unrestricted Subsidiary or any Affiliate of the foregoing, the security agreements relating to such assets shall not extend to any assets not constituting Collateral and shall be no more favorable to the secured party or parties, taken as a whole (determined by BGI in good faith) than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent); (h) if such Refinancing Notes are secured, such Refinancing Notes shall be secured by all or a portion of the Collateral, but shall not be secured by any assets of BGI or its Subsidiaries other than the Collateral; (i) Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable (and in any event shall be subject to a Permitted Junior Intercreditor Agreement if the Indebtedness being Refinanced is secured on a junior lien basis to any of the Obligations); and (j) all other terms applicable to such Refinancing Notes (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in this clause (j))) taken as a whole shall (as determined by BGI in good faith) be substantially similar to, or not materially less favorable to BGI and its Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans so reduced or the Revolving Facility Commitments so replaced (except to the extent such other terms apply solely to any period after the Latest Maturity Date, BGI elects to add such more restrictive terms for the benefit of the Initial Term Loans and the Revolving Facility, or such other terms are otherwise reasonably acceptable to the Administrative Agent).

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.23(a).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iii).

“Regulated Bank” shall mean an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors of the Federal Reserve System under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s controlled and controlling Affiliates and the respective directors, trustees, officers, employees, agents, advisors and members of such person and such person’s controlled and controlling Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Rate” shall mean with respect to any Credit Event denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA, (c) Swiss Francs, SARON, (d) Euros, if a Swingline Loan, €STR, otherwise EURIBOR, (e) Japanese Yen, TIBOR and (f) Swedish Krona, STIBOR, as applicable.

“Removal Effective Date” shall have the meaning assigned to such term in Section 8.06(b).

“Replacement Revolving Facilities” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(b).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Repricing Event” shall mean (i) any prepayment or repayment of Initial Term Loans with the proceeds of, or conversion of all or any portion of the Initial Term Loans into, any new or replacement Indebtedness bearing interest with an All-in Yield less than the All-in Yield applicable to the Initial Term Loans subject to such event (as such comparative yields are determined by the Administrative Agent) and (ii) any amendment to this Agreement which reduces the All-in Yield applicable to the Initial Term Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 2.19(c)); provided that in no event shall any prepayment or repayment of Initial Term Loans or amendment to this Agreement that is not (in the good faith determination of BGI) consummated for the primary purpose of lowering the All-in Yield applicable to the Initial Term Loans, including in the context of a transaction involving an initial public offering, a Change of Control or a Transformative Event, constitute a Repricing Event.

“Required Financial Covenant Lenders” shall mean, at any time, Lenders having outstanding Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) that, taken together, represent more than 50% of all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) outstanding at such time; provided, that the Revolving Facility Commitments and Revolving Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Financial Covenant Lenders at any time.

“Required Lenders” shall mean, at any time, Lenders having outstanding Term Loans and Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) that, taken together, represent more than 50% of the sum of (x) all Term Loans and (y) all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) outstanding at such time; provided, that the Term Loans, Revolving Facility Commitments and Revolving Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, (a) with respect to any Asset Sale or Recovery Event, 100%; provided that, if the First Lien Secured Net Leverage Ratio for the Test Period most recently ended when BGI receives the applicable Net Proceeds, is (x) less than or equal to 3.40 to 1.00 and greater than 2.90 to 1.00, such percentage shall be 50% or (y) less than or equal to 2.90 to 1.00, such percentage shall be 0%; and (b) with respect to any Net Proceeds described in clause (c) of the definition thereof, 100%.

“Required Term Lenders” shall mean, at any time, Term Lenders having outstanding Term Loans that, taken together, represent more than 50% of all Term Loans outstanding at such time; provided, that the Term Loans of any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement, official administrative pronouncement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Rescindable Amount” shall have the meaning assigned to such term in Section 2.18(f).

“Resignation Effective Date” shall have the meaning assigned to such term in Section 8.06(a).

“Resolution Authority” shall mean EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any manager, executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.  The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the Fair Market Value thereof.

“Reuters” shall mean Thompson Reuters Corp.

“Revaluation Date” shall mean (a) with respect to any Alternate Currency Letter of Credit, each of the following:  (i) each date of issuance, extension or renewal of an Alternate Currency Letter of Credit, but only as to the Letter of Credit so issued, extended or renewed on such date, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof, only as to the Letter of Credit so amended on such date, (iii) each date of any payment by the applicable Issuing Bank under any Alternate Currency Letter of Credit, but only as to the Letter of Credit that is paid on such date, (iv) in the case of all Existing Letters of Credit denominated in Alternate Currencies, the Closing Date, and (v) such additional dates as the Administrative Agent shall determine at any time when an Event of Default exists and (b) with respect to any Revolving Facility Loans that are Alternate Currency Loans, each of the following:  (i) each date of a Borrowing of Alternate Currency Loans denominated in an Alternate Currency, but only as to the amounts so borrowed on such date, (ii) each date of a continuation of an Alternate Currency Term Rate Loans denominated in an Alternate Currency pursuant to Section 2.02, but only as to the amounts so continued on such date, (iii) with respect to an Alternate Currency Daily Rate Loan, each Interest Payment Date, and (iv) such additional dates as the Administrative Agent shall determine at any time when an Event of Default exists.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class and currency.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased, extended or replaced as provided under Section 2.21, 2.22 or 2.23.  The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance, Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable.  The aggregate amount of the Lenders’ Revolving Facility Commitments on the Closing Date is $1,000,000,000.  On the Closing Date, there is only one Class of Revolving Facility Commitments.  After the Closing Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Extension Amendments or Refinancing Amendments.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof), (b) the Swingline Exposure applicable to such Class at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof) and (c) the Revolving L/C Exposure applicable to such Class at such time, minus, for the purpose of Section 6.10 only, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount at such time.  The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender, and a Lender providing Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b).  Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Closing Date, the fifth anniversary of the Closing Date and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Extension Amendment or Refinancing Amendment.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class.  If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof).  The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc. or any successor thereto.

“Same Day Funds” shall mean (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternate Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternate Currency.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or the Swiss State Secretariat for Economic Affairs SECO or the Swiss Directorate of International Law, (b) any person operating, organized or resident in a Sanctioned Country, (c) any person owned 50% or more, directly or indirectly, or controlled by any such person or persons described in the foregoing clause (a) or (b) or (d) any person that is otherwise the subject of Sanctions.

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or Switzerland or (c) the Swiss State Secretariat for Economic Affairs SECO or the Swiss Directorate of International Law.

“SARON” shall mean, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time);  provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.

“SARON Adjustment” shall mean, with respect to SARON, 0.0031% per annum.

“Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.14(c).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Bilateral Letter of Credit Agreement” shall mean any Bilateral Letter of Credit Agreement that is entered into by and between BGI or any Subsidiary and any Bilateral Letter of Credit Issuer, including any such Bilateral Letter of Credit Agreement that is in effect on the Closing Date, unless when entered into such Bilateral Letter of Credit Agreement is designated in writing by BGI and such Bilateral Letter of Credit Issuer to the Administrative Agent to not be included as a Secured Bilateral Letter of Credit Agreement.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between BGI or any Subsidiary and any Cash Management Bank, including any such Cash Management Agreement that is in effect on the Closing Date, unless when entered into such Cash Management Agreement is designated in writing by BGI and such Cash Management Bank to the Administrative Agent to not be included as a Secured Cash Management Agreement.

“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Borrower or any Loan Party and any Hedge Bank, including any such Hedging Agreement that is in effect on the Closing Date, unless when entered into such Hedging Agreement is designated in writing by BGI and such Hedge Bank to the Administrative Agent to not be included as a Secured Hedge Agreement.  Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations with respect to such Guarantor.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement, each lender party to the PNC Line of Credit, each Bilateral Letter of Credit Issuer that is party to any Secured Bilateral Letter of Credit Agreement, each Supply Chain Financing Provider that is party to any Permitted Secured Supplier Receivables Sale Program and each sub-agent appointed pursuant to Section 8.05 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Collateral Agreement, each Notice of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement) and each other security agreement, pledge agreement or other instruments or documents executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“SOFR” shall mean the Secured Overnight Financing Rate as administered by SOFR Administrator.

“SOFR Adjustment” shall mean, with respect to Daily Simple SOFR, (x) in the case of the Initial Revolving Loans, 0.10% (10 basis points) per annum and (y) in the case of the Initial Term Loans, (i) from the Closing Date to the Amendment No. 2 Effective Date, 0.10% (10 basis points) per annum and (ii) from and after the Amendment No. 2 Effective Date, 0.00% (0 basis points) per annum.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator).

“SONIA” shall mean, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” shall mean, with respect to SONIA, 0.1193% per annum.

“Special Notice Currency” shall mean, at any time, an Alternate Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Representations” shall mean those representations and warranties with respect to the Borrowers and the Guarantors set forth in (A) Sections 3.01(a), 3.01(d) (limited to the Loan Documents), 3.02(a), 3.02(b)(i)(B), 3.02(b)(ii) (limited to any material debt instrument of BGI in a principal or committed amount in excess of $50,000,000 (determined after giving pro forma effect to the Merion Transactions)) and 3.03, (B) Sections 3.10, 3.11, 3.17 (subject to the limitations set forth in the last paragraph of the definition of “Collateral and Guarantee Requirement”) and 3.18, and (C) Section 3.22 (solely with respect to use of proceeds not in violation of the USA PATRIOT Act) and the second sentence of Section 3.23.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by BGI or any Subsidiary thereof in connection with a Qualified Receivables Facility which are reasonably customary (as determined in good faith by BGI) in an accounts receivable financing transaction in the commercial paper, term securitization or structured lending market.

“StaRUG” means the German Stabilisation and Restructuring of Businesses Act (Unternehmensstabilisierungs- und Restrukturierungsgesetz) as now or hereafter in effect, and any successor thereto.

“Sterling” shall mean the lawful currency of the United Kingdom.

“STIBOR” shall have the meaning assigned to such term in the definition of “Alternate Currency Term Rate”.

“Stock Certificates” shall have the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“subsidiary” shall mean, with respect to any person (referred to in this definition as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of BGI.  Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of BGI or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Redesignation” shall have the meaning provided in the definition of the term “Unrestricted Subsidiary.”

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(n).

“Successor Rate” shall have the meaning assigned to such term in Section 2.14(c).

“Supply Chain Financing Provider” shall mean, collectively, (a) each Lender and (b) each Affiliate of a Lender that, in each case with respect to the foregoing clauses (a) and (b), provides any Permitted Supplier Receivables Sale Program.

“Supported QFC” shall have the meaning assigned to such term in Section 9.24.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swedish Krona” shall mean the lawful currency of Sweden.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the applicable Borrower substantially in the form of Exhibit D-3 (or such other form as shall be approved by the Swingline Lender or Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent).

“Swingline Commitment” shall mean, the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.04.  The aggregate amount of the Swingline Commitments available for Swingline Loans to BGI in Dollars is $30,000,000 and the aggregate amount of Swingline Commitments available for Swingline Loans to Barnes Switzerland and Barnes Germany in Euro, Sterling and Swiss Francs is the Dollar Equivalent of $30,000,000.  The Swingline Commitment is part of, and not in addition to, the Revolving Facility Commitments.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time.  The Swingline Exposure of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean Bank of America, N.A., in its capacity as a lender of Swingline Loans hereunder and its permitted successors and assigns.  The Swingline Lender may, in its discretion, arrange for one or more Swingline Loans to be made by Affiliates of the Swingline Lender, in which case the term “Swingline Lender” shall include any such Affiliate with respect to Swingline Loans made by such Affiliate.

“Swingline Loan” shall have the meaning assigned to such term in Section 2.04(a).

“Swiss Federal Tax Administration” shall mean the Swiss federal tax administration (Eidgenössische Steuerverwaltung) referred to in article 34 of the Swiss Withholding Tax Act.

“Swiss Francs” shall mean the lawful currency of Switzerland.

“Swiss Guidelines” shall mean, together, (a) Guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt "Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)" vom 22. September 1986), (b) Guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), (c) Circular Letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 "Kundenguthaben" vom 26. Juli 2011), (d) Circular Letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben" vom 3. Oktober 2017), (e) Circular Letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019) and (f) Circular Letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019), in each case as issued, amended or replaced from time to time by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Insolvency Event” means:

(a)          a Foreign Subsidiary incorporated in Switzerland is over-indebted (überschuldet) within the meaning of article 820 in connection with article 725b para. 1 and para. 3 of the Swiss Code of Obligations, unless a notification of the court is not required pursuant to article 725b para. 4 of the Swiss Code of Obligations;

(b)          a Foreign Subsidiary incorporated in Switzerland suspends or announces its intention to suspend payments of any of its debts;

(c)          a moratorium is declared in respect of any of a Foreign Subsidiary's incorporated in Switzerland indebtedness; or

(d)         any corporate action, legal proceedings or other procedure or step (including insolvency proceedings and filings for debtor protection) is taken in relation to:

(i)        the opening of bankruptcy proceedings, a declaration of insolvency, a moratorium of any indebtedness (by way of composition moratorium (Nachlassstundung) or otherwise), winding-up or dissolution of a Foreign Subsidiary incorporated in Switzerland;

(ii)          a composition, compromise or arrangement with any creditor of any member of a Foreign Subsidiary incorporated in Switzerland;

(iii)       the appointment of a liquidator, bankruptcy administrator, composition commissioner or other similar officer in respect of any Foreign Subsidiary incorporated in Switzerland or any of its assets, save that this paragraph (d) shall not apply to any corporate action, legal proceeding or other procedure or step which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement.

“Swiss Non-Bank Rules” means, together, the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

“Swiss Non-Qualifying Bank” means any person which does not qualify as a Swiss Qualifying Bank.

“Swiss Qualifying Bank” means (a) any bank as defined in the Swiss Federal Act for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen), as amended and applicable from time to time; (b) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Swiss Guidelines; or (c) federal reserve or central bank (including supranational central banks such as, inter alia, the European Central Bank) and institutions with a similar function as a federal reserve or central bank in countries which do not have a federal reserve or central bank and the Bank for International Settlements (BIS).

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors (within the meaning of the Swiss Guidelines) of Barnes Switzerland under this Agreement (including the Lenders) that are Swiss Non-Qualifying Banks shall not at any time exceed ten, all in accordance with the Swiss Guidelines.

“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (within the meaning of the Swiss Guidelines) of Barnes Switzerland under all its outstanding debts relevant for classification as debenture (Kassenobligation) (including under the facilities under this Agreement and intra-group loans (if and to the extent intra-group loans are not exempt in accordance with article 14a of the Swiss Federal Ordinance on Withholding Tax), loans, facilities and/or private placements) that are Swiss Non-Qualifying Banks shall not at any time exceed twenty, all in accordance with the Swiss Guidelines.

“Swiss Withholding Tax” means any tax imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Withholding Tax Act of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“T2” shall mean the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” shall mean any day on which T2 is open for the settlement of payments in Euro.

“Taxes” shall mean all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Facility” shall mean the Initial Term Facility and/or any or all of the Other Term Facilities.

“Term Facility Commitment” shall mean the commitment of a Term Lender to make Term Loans, including Term Facility Commitment and/or Other Term Loans.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Initial Term Facility, the Initial Term Facility Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment.

“Term Lender” shall mean a Lender (including an Incremental Term Lender, an Extended Term Loan Lender and a Refinancing Term Loan Lender) with a Term Facility Commitment or with outstanding Term Loans.

“Term Loan Installment Date” shall mean any Initial Term Loan Installment Date or any Other Term Loan Installment Date.

“Term Loans” shall mean the Initial Term Loans, any Incremental Term Loans in the form of additional Term Loans made by the Incremental Term Lenders to BGI pursuant to Section 2.01(c) and any Other Term Loans.

“Term SOFR” shall mean:

(a)         for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the Term SOFR Adjustment; and

(b)         for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day plus the Term SOFR Adjustment;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Adjustment” shall mean a percentage equal to ~~0.10%~~(x) in the case of the Initial Revolving Loans, 0.10% per annum and (y) in the case of the Initial Term Loans, (i) from the Closing Date to the Amendment No. 2 Effective Date, 0.10% (10 basis points) per annum and (ii) from and after the Amendment No. 2 Effective Date, 0.00% (0 basis points) per annum.

“Term SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” shall have the meaning assigned to such term in Section 2.14(b).

“Term SOFR Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.14(b).

“Term SOFR Screen Rate” shall the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion).

“Term SOFR Successor Rate” shall have the meaning assigned to such term in Section 2.14(b).

“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(v).

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement claims not then due), and (c) all Letters of Credit (other than those that have been Cash Collateralized with the Minimum L/C Collateral Amount in accordance with Section 2.05(o)) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full in cash.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of BGI then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Closing Date for which financial statements would have been required to be delivered hereunder had the Closing Date occurred prior to the end of such period.

“Third Party Funds” shall mean any accounts or funds, or any portion thereof, received by BGI or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon BGI or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“TIBOR” shall have the meaning assigned to such term in the definition of “Alternate Currency Term Rate”.

“Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (A) (i) the aggregate principal amount of any Consolidated Debt outstanding as of the last day of the Test Period most recently ended as of such date, less (ii) without duplication, the Unrestricted Cash Amount as of the last day of such Test Period, to (B) LTM Adjusted Consolidated EBITDA, all determined on a consolidated basis in accordance with GAAP; provided, that the Total Net Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Trade Date” shall have the meaning assigned to such term in Section 9.04(i)(i).

“Transformative Event” shall mean any merger, acquisition or similar investment, that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide BGI and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such transaction, as reasonably determined by BGI acting in good faith.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall include ABR, Term SOFR, the Alternate Currency Daily Rate, the Alternate Currency Term Rate and the Overnight Rate.

“UCC Filing Collateral” shall have the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“UCP” shall mean the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” shall mean the United States of America.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(f).

“Unrestricted Cash Amount” shall mean, on any date, the amount of cash or Permitted Investments of BGI or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of BGI or any of its Subsidiaries, in an amount not to exceed $75,000,000.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of BGI, whether now owned or acquired or created after the Closing Date, that is designated on or after the Closing Date by BGI as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that BGI shall only be permitted to so designate a new Unrestricted Subsidiary on or after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, BGI shall be in Pro Forma Compliance with the Financial Covenants as of the last day of the then most recently ended Test Period, (c) all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted in accordance with the relevant requirements of Section 6.04, (d) such Subsidiary being designated as an “Unrestricted Subsidiary” shall also, concurrently with such designation and thereafter, constitute an “unrestricted subsidiary” under any Material Indebtedness issued or incurred on or after the Closing Date, (e) such Subsidiary was not previously designated as an Unrestricted Subsidiary and thereafter re-designated as a Subsidiary, (f) if such designation is on the Closing Date, the designation shall not occur until the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.08) and the funding of the Initial Term Loans has occurred and (g) such Subsidiary does not own any Intellectual Property that is material to the business or operations of BGI and its Subsidiaries taken as a whole (as reasonably determined in good faith by BGI) and (2) any subsidiary of an Unrestricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by BGI or one or more of its Subsidiaries after the date of the designation of the parent entity as an “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with preceding clause (1)).  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by BGI (or its Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of BGI’s (or its Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 6.04 (and not as an Investment permitted thereby in a Subsidiary).  BGI may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence), (ii) immediately after giving effect to such redesignation, BGI shall be in Pro Forma Compliance with the Financial Covenants as of the last day of the most recently ended Test Period and (iii) BGI shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of BGI, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clause (i).  The designation of any Unrestricted Subsidiary as a Subsidiary on or after the Closing Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party (or its relevant Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of such Loan Party’s (or its relevant Subsidiaries’) Investment in such Subsidiary.

“U.S. Government Securities Business Day” shall mean any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(d)(i)(B)(3).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.  Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of BGI that is a Wholly Owned Subsidiary of BGI.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02        Terms Generally; GAAP.  The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement in the Loan Documents and BGI notifies the Administrative Agent that BGI requests an amendment (or if the Administrative Agent notifies BGI that the Required Lenders request an amendment), the Administrative Agent, the Lenders and BGI shall, at no cost to BGI, negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), and regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such financial ratio or requirement shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision is amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary of any Borrower at “fair value,” as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income”, without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

Section 1.03     Effectuation of Transactions.  Each of the representations and warranties of BGI contained in this Agreement (and all corresponding definitions) are made after giving pro forma effect to the Merion Transactions.

Section 1.04         Timing of Payment or Performance.  Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.05         Times of Day.  Unless otherwise specified herein, all references herein to times of day shall be references to Local Time.

Section 1.06        Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Initial Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., an “Initial Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., an “Initial Term SOFR Revolving Borrowing”).

Section 1.07         Certain Conditions, Calculations and Tests.

(a)          In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)        determining compliance with any provision of this Agreement which requires the calculation of Adjusted Consolidated EBITDA (including, without limitation, tests measured as a percentage of Adjusted Consolidated EBITDA), the First Lien Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio (other than for purposes of any Applicable Margin);

(ii)         determining the accuracy of representations and warranties and/or whether a Default or Event of Default (or any subset of Defaults or Events of Default) shall have occurred and be continuing; or

(iii)       testing availability under baskets set forth in this Agreement (including, without limitation, baskets measured as a percentage of LTM Adjusted Consolidated EBITDA or by reference to the First Lien Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio),

in each case, at the option of BGI (BGI’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (i) in the case of a Limited Condition Acquisition, the date of the definitive agreements for such Limited Condition Acquisition are entered into or solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or similar law or regulation) applies, the date on which a “Rule 2.7 announcement” (or similar law or regulation) of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction, (ii) in the case of any redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing, the date of such irrevocable advance notice or irrevocable offer and (iii) in the case of any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value any Equity Interests of, BGI that is not subject to obtaining financing, the date of such declaration, irrevocable advance notice or irrevocable offer (each, an “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ended prior to the LCT Test Date, BGI could have taken such action on the relevant LCT Test Date in compliance with such test, ratio or basket, calculated on a Pro Forma Basis, then such test, ratio or basket shall be deemed to have been complied with.  If BGI has made an LCT Election and any of the tests, ratios or baskets for which compliance was determined or tested as of the LCT Test Date are subsequently exceeded as a result of fluctuations in any such test, ratio or basket, including due to fluctuations in Adjusted Consolidated EBITDA of BGI and its Subsidiaries, at or prior to the consummation of the relevant transaction or action, such tests, baskets or ratios will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided, however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized.  If BGI has made an LCT Election for any Limited Condition Transaction, then (x) in connection with any subsequent calculation of any test, ratio or basket availability (other than the testing of any ratio for purposes of Section 6.10 and the definition of “Applicable Margin”) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement/announcement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or discharge of Indebtedness and/or Liens and the use of proceeds thereof) have been consummated.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Event of Default or Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of BGI, be deemed satisfied, so long as no Event of Default or Default, as applicable, exists on the LCT Test Date.  If BGI has exercised its option under this Section 1.07 and any Event of Default or Default occurs following the LCT Test Date and prior to the consummation of the applicable transaction, any such Event of Default or Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(b)         Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does not require compliance with a financial ratio or test (including any First Lien Secured Net Leverage Ratio, Total Net Leverage Ratio and/or Interest Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does require compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (x) the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such incurrence and (y) the entire transaction (or series of related transactions) shall be calculated on a Pro Forma Basis (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases, redemptions or other retirements of Indebtedness).  Notwithstanding anything herein to the contrary, if at any time any applicable ratio or financial test for any category based on an Incurrence-Based Amount permits Indebtedness, Liens, Restricted Payments, Asset Sales and Investments, as applicable, previously incurred under a category based on a Fixed Amount, such Indebtedness, Liens, Restricted Payments, Asset Sales, Investments, as applicable, shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence-Based Amount.

Section 1.08         Exchange Rate; Currency Equivalents; Interest Rates.

(a)          The Administrative Agent shall determine the Dollar Equivalent as of each Revaluation Date to be used for calculating amounts of Alternate Currency Letters of Credit and Alternate Currency Loans.  Such amount shall become effective as of such Revaluation Date and shall be the amount employed in converting any amounts between the Dollars and each Alternate Currency until the next Revaluation Date to occur.  No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the date on which such determination occurs or in respect of which such determination is being made; provided, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, further, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced) and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

(b)         Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternate Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Alternate Currency Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall also include the equivalent of such amount in the applicable Alternate Currency, as determined by the Administrative Agent or the applicable Issuing Bank, as applicable, in their reasonable discretion.

Section 1.09         Additional Alternate Currencies for Loans.

(a)        BGI may from time to time request that Alternate Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternate Currency”; provided that such requested currency is an Eligible Currency.  In the case of any such request with respect to the making of Alternate Currency Loans, such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Bank.

(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m., fifteen (15) Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in its or their sole discretion).  In the case of any such request pertaining to Alternate Currency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Bank thereof.  Each Lender (in the case of any such request pertaining to Alternate Currency Loans) or the Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternate Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)          Any failure by a Lender or the Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Issuing Bank, as the case may be, to permit Alternate Currency Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders consent to making Alternate Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify BGI and (i) the Administrative Agent and such Lenders may amend the definition of Alternate Currency Daily Rate or Alternate Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternate Currency Daily Rate or Alternate Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternate Currency for purposes of any Borrowings of Alternate Currency Loans.  If the Administrative Agent and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify BGI and (i) the Administrative Agent and the Issuing Bank may amend the definition of Alternate Currency Daily Rate or Alternate Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternate Currency Daily Rate or Alternate Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternate Currency, for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify BGI.

Section 1.10        Change of Currency.

(a)          Each obligation of any Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and BGI may from time to time reasonably agree to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)         Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent and BGI may from time to time reasonably agree to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.11         Borrowers.  Notwithstanding anything herein or in any Loan Document to the contrary, including any generic use of the term “Borrowers” as being liable for any payment or obligation, in no event shall any Foreign Borrower be liable for any Obligations of any other Borrower or any Guarantor.

Section 1.12         German Terms

In each Loan Document, where it relates to a person incorporated, established or having its centre of main interests (as that term is used in Article 3(1) regulation No. 2015/848 on insolvency proceedings (recast), as amended, of the European Parliament and of The Council of the European Union Regulation (EU)) in Germany or the establishment of any entity (as that term is used in Article 2(10) regulation No. 2015/848 on insolvency proceedings (recast), as amended, of the European Parliament and of The Council of the European Union Regulation (EU)) in Germany, or any Security under German law and unless the contrary intention appears, a reference to:

(a)         a bankruptcy, winding-up, administration or dissolution means (preliminary) insolvency proceedings ((vorläufiges) Insolvenzverfahren), the opening of insolvency proceedings (Insolvenzeröffnungsbeschluss) or for rejection of insolvency proceedings due to lack of funds (Abweisungsbeschluss mangels Masse) and including any action taken by the competent court as set out in section 21 InsO or any action taken by a restructuring court (Restrukturierungsgericht) under the StaRUG and a combination of any of the foregoing and a liquidation (Liquidation) or dissolution (Auflösung).

(b)      a (provisional) liquidator, liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer means any:

(i)          restructuring moderator (Sanierungsmoderator) or restructuring agent (Restrukturierungsbeauftragter),

(ii)       insolvency administrator (Insolvenzverwalter) or preliminary insolvency administrator (vorläufiger Insolvenzverwalter) appointed under the InsO;

(iii)        court supervisor (Sachwalter) or preliminary court supervisor (vorläufiger Sachwalter) appointed under the InsO; and

(iv)       liquidator (Liquidatoren) appointed under the German Commercial Code (Handelsgesetzbuch, HGB) or under the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG).

(c)         a person being “unable to pay its debts”, "insolvent" or "bankrupt" means that person being in the state of illiquidity (Zahlungsunfähigkeit) pursuant to section 17 InsO or in the state of over-indebtedness (Überschuldung) pursuant to section 19 InsO;

(d)          a "step" or "procedure" taken in connection with respect to an insolvency event for an entity to which German insolvency law applies means it being subject to a filing for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) for any of the reasons set out in sections 17 to 19 InsO;

(e)          a "moratorium" means stabilization orders (Stabilisierungsanordnungen) under the StaRUG, shield proceedings (Schutzschirmverfahren) and insolvency plan proceedings (Insolvenzplanverfahren); and

(f)          a "director" or "officer" includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person, including but not limited to, a managing director (Geschäftsführer) or member of the board of directors (Vorstand) or an authorised representative (Prokurist).

          This Agreement is made in the English language. However, where a German translation of a word or phrase appears in the text of this Agreement, the German meaning and the underlying German law legal concept shall prevail.

Section 1.13        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.14       Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II.

The Credits

Section 2.01         Commitments.  Subject to the terms and conditions set forth herein:

(a)         each Initial Term Lender agrees, severally and not jointly, to make Initial Term Loans in Dollars to BGI on the Closing Date in an aggregate principal amount equal to such Initial Term Lender’s Initial Term Loan Commitment,

(b)         each Revolving Facility Lender agrees, severally and not jointly, to make Revolving Facility Loans of a Class in Dollars or any Alternate Currency to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Facility Lender’s Revolving Facility Credit Exposure of such Class exceeding such Revolving Facility Lender’s Revolving Facility Commitment of such Class, (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class or (iii) the outstanding amount of Alternate Currency Loans, together with the stated amount of all outstanding Alternate Currency Letters of Credit, exceeding the Dollar Equivalent of $650,000,000 in the aggregate.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Facility Loans,

(c)       each Lender having an Incremental Commitment agrees, severally and not jointly, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Loans to the Borrowers, in an aggregate principal amount not to exceed its Incremental Commitment, and

(d)        the full amount of each of the Initial Term Loans must be drawn in a single drawing on the Closing Date and amounts of such Initial Term Loans borrowed under Section 2.01(a) that are repaid or prepaid may not be reborrowed.

Section 2.02        Borrowings, Conversions and Continuations of Loans.

(a)        Each Borrowing (other than a Swingline Borrowing), each conversion of Loans from one Type to the other, and each continuation of a Term SOFR Loan or an Alternate Currency Term Rate Loan shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent (other than in the case of any notice given in respect of the Closing Date, which may be conditioned upon the consummation of the Merion Acquisition), which may be given by (A) telephone or (B) a Borrowing Request or an Interest Election Request, as applicable; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request or an Interest Election Request.  Each such Borrowing Request or Interest Election Request must be received by the Administrative Agent not later than (i) in the case of Term SOFR Loans, 11:00 a.m. two Business Days immediately prior to the requested date of any Borrowing of, or conversion to Term SOFR Loans or of any conversion of Term SOFR Loans to ABR Loans, (ii) in the case of Alternate Currency Loans, 11:00 a.m. three Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or, in the case of Alternate Currency Term Rate Loans, any continuation, and (iii) 11:00 a.m on the requested date of any Borrowing of ABR Loans.  Each Borrowing (other than a Swingline Borrowing) of, or conversion to Term SOFR Loans and each Borrowing (other than a Swingline Borrowing) of, conversion to or continuation of Alternate Currency Loans shall be in a principal amount of the Dollar Equivalent of $500,000 (the “Borrowing Minimum”) or a whole multiple of the Dollar Equivalent of $100,000 (the “Borrowing Multiple”) in excess thereof.  Except as provided in Sections 2.05(f) and Section 2.04(c), each Borrowing (other than a Swingline Borrowing) of or conversion to ABR Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof.  Each Borrowing Request or Interest Election Request shall specify (i) whether the applicable Borrower is requesting a Borrowing of Loans, a conversion of Loans from one Type to the other, or a continuation of Alternate Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the applicable Borrower.  If the applicable Borrower fails to specify a currency in a Borrowing Request, then the Loans so requested shall be made in Dollars.  If the applicable Borrower fails to specify a Type of Loan in a Borrowing Request or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, ABR Loans; provided, however, that in the case of a failure to timely request a continuation of Alternate Currency Term Rate Loans, such Loans shall be continued as Alternate Currency Term Rate Loans in their original currency with an Interest Period of one (1) month.  If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternate Currency Term Rate Loans in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Except as provided pursuant to Section 2.14, no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.

(b)        Following receipt of a Borrowing Request or Interest Election Request, as the case may be, the Administrative Agent shall promptly notify each Lender of the amount and currency of its Revolving Facility Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans or continuation of Alternate Currency Term Rate Loans described in the preceding subsection.  In the case of a Borrowing (other than a Swingline Borrowing), each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of Loans denominated in Dollars, and not later than the Applicable Time in the case of any Loan denominated in an Alternate Currency, in each case, on the Business Day specified in the applicable Borrowing Request.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Event, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America, N.A. with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Borrowing Request with respect to such Borrowing is given by such Borrower, there are L/C Disbursements outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Disbursements, and second, shall be made available to such Borrower as provided above.

(c)         Except as otherwise provided herein, a Term SOFR Loan or an Alternate Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Alternate Currency Term Rate Loan, as the case may be.  During the existence of a Default, no Loans may be requested as, or converted to Term SOFR Loans or Alternate Currency Daily Rate Loans or converted to or continued as Alternate Currency Term Rate Loans, as applicable, without the consent of the Required Lenders.

(d)         After giving effect to all Borrowings (other than any Swingline Borrowing) and all continuations of Loans of the same Type, there shall not be more than (x) 10 Interest Periods in effect with respect to the Revolving Facility and (y) five Interest Periods in effect with respect to the Term Facility.

(e)        Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by BGI, the Administrative Agent, and such Lender.

(f)         With respect to any Alternate Currency Daily Rate or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

(g)         Notwithstanding the foregoing, Swingline Borrowings shall be governed by the terms of Section 2.04, not this Section 2.02.

Section 2.03        [Reserved].

Section 2.04        Swingline Loans.

(a)         The Swingline.  Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, agrees to make loans (each such loan, a “Swingline Loan”) to (x) BGI denominated in Dollars and (y) either of Barnes Germany and Barnes Switzerland denominated in Dollars, Euro, Sterling or Swiss Franc, in each case from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the applicable Swingline Commitment; provided, however, that (x) after giving effect to any Swingline Loan, (i) the aggregate principal amount of outstanding Swingline Loans shall not exceed the Swingline Commitment, (ii) the aggregate amount of Swingline Loans, Letters of Credit and Revolving Facility Loans outstanding issued by the Swingline Lender shall not exceed the Swingline Lender’s Revolving Facility Commitment and (iii) the Revolving Facility Credit Exposure of the applicable Class shall not exceed the total Revolving Facility Commitments of such Class, (y) no Borrower shall use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (z) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Event may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.11, and reborrow under this Section 2.04.  Each Swingline Loan denominated in (1) Dollars shall be an ABR Loan, (2) Euros shall be an €STR Loan, (3) Sterling shall be a SONIA Loan and (4) Swiss Francs shall be a SARON Loan.  Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Revolving Facility Percentage times the amount of such Swingline Loan.

(b)         Borrowing Procedures.  Each Swingline Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swingline Borrowing Request; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Borrowing Request.  Each such Swingline Borrowing Request must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. (New York City time (daylight or standard, as applicable)) on the proposed date of Swingline Borrowing, or in the case of a Swingline Loan to Barnes Germany or Barnes Switzerland, (x) not later than 11:00 a.m. (London time) on the proposed date of any Swingline Borrowing requested in Euros or Sterling and (y) not later than 3:00 p.m. (London time) one Business Day prior to the proposed date of any Swingline Borrowing requested in Swiss Francs or Dollars, and in each case shall specify (i) the name of the applicable Borrower, (ii) the currency and amount to be borrowed, which shall be the a minimum of the Dollar Equivalent of $100,000, and (iii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swingline Lender of any Swingline Loan Borrowing Request, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Borrowing Request and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to (x) in the case of a Swingline Borrowing request by BGI, 2:00 p.m. (New York City time (daylight or standard, as applicable)) or (y) in the case of a Swingline Borrowing Request by Barnes Germany or Barnes Switzerland, 12:00 p.m. (London time), in each case, on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than (x) in the case of a Swingline Borrowing request by BGI, 3:00 p.m. (New York City time (daylight or standard, as applicable)) or (y) in the case of a Swingline Borrowing Request by Barnes Germany or Barnes Switzerland, 1:00 p.m. (London time), in each case, on the borrowing date specified in such Swingline Loan Borrowing Request, make the amount of its Swingline Loan available to the applicable Borrower.

(c)          Refinancing of Swingline Loans.

(i)          The Swingline Lender at any time in its sole discretion may request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make an ABR Loan (in the case of Swingline Loans denominated in Dollars) or an Overnight Rate Loan (in the case of Swingline Loans denominated in an Alternate Currency) in an amount equal to such Lender’s Revolving Facility Percentage of the amount of Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Loans, but subject to the unutilized portion of the Revolving Facility Commitment and the conditions set forth in Section 4.02.  The Swingline Lender shall furnish BGI with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Revolving Facility Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made an ABR Loan or an Overnight Rate Loan, as the case may be, to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)         If for any reason any Swingline Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for ABR Loans or Overnight Rate Loans, as the case may be, submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)        If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)       Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrowers or any other person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swingline Loans, together with interest as provided herein.

(d)          Repayment of Participations.

(i)         At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Revolving Facility Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)         If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 9.25 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The Administrative Agent will make such demand upon the request of the Swingline Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)       Interest for Account of Swingline Lender.  The Swingline Lender shall be responsible for invoicing the applicable Borrower for interest on the applicable Swingline Loans.  Until each Lender funds its ABR Loan or Overnight Rate Loan (as applicable) or risk participation pursuant to this Section 2.04 to refinance such Lender’s Revolving Facility Percentage of any Swingline Loan, interest in respect of such Revolving Facility Percentage shall be solely for the account of the Swingline Lender.

(f)          Payments Directly to Swingline Lender.  Each Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

Section 2.05         Letters of Credit.

(a)        General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, any Borrower may request any Issuing Bank, in reliance on the agreements of the Revolving Facility Lenders set forth in this Section 2.05, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or an Alternate Currency for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such Issuing Bank in their reasonable determination.  Letters of Credit issued hereunder shall constitute utilization of the Revolving Facility Commitments; provided, that, any Letter of Credit denominated in an Alternate Currency shall be issued by Bank of America, N.A. in its capacity as an Issuing Bank.

(b)         Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.  To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the applicable Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such earlier date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit.  If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by such Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

If the applicable Borrower so requests in any applicable Letter of Credit Request (or the amendment of an outstanding Letter of Credit), the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by such Borrower and the applicable Issuing Bank at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Bank, such Borrower shall not be required to make a specific request to such Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Facility Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.05(d); provided, that such Issuing Bank shall not (i) permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Financial Covenant Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Facility Lender or any Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(c)         Limitations on Amounts, Issuance and Amendment.  A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any Issuing Bank shall not exceed its Letter of Credit Individual Sublimit, (ii) the aggregate Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (iii) the Revolving Facility Credit Exposure of any Revolving Facility Lender shall not exceed its Revolving Facility Commitment and (iv) the total Revolving Facility Credit Exposures shall not exceed the total Revolving Facility Commitments.

(i)          No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A)        any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

(B)        the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C)        except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than the Dollar Equivalent of $100,000, in the case of a commercial Letter of Credit, or the Dollar Equivalent of $500,000, in the case of a standby Letter of Credit;

(D)       any Revolving Facility Lender is at that time a Defaulting Revolving Facility Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the applicable Borrower or such Revolving Facility Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Revolving Facility Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Revolving L/C Exposure as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(ii)        No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)        Expiration Date.  Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then‑current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Revolving Facility Maturity Date.

(e)         Participations. (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender, and each Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.05(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Facility Commitments.

(ii)          In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent in Dollars, for account of the applicable Issuing Bank, such Revolving Facility Lender’s Revolving Facility Percentage of each L/C Disbursement made by an Issuing Bank (expressed in Dollars in the amount of the Dollar Equivalent thereof) not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Facility Lenders pursuant to Section 2.05(f) until such L/C Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be refunded to such Borrower for any reason, including after the Revolving Facility Maturity Date.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Facility Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders.  Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to Section 2.05(f), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Revolving Facility Lenders have made payments pursuant to this Section 2.05(e) to reimburse such Issuing Bank, then to such Revolving Facility Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Facility Lender pursuant to this Section 2.05(e) to reimburse an Issuing Bank for any L/C Disbursement shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such L/C Disbursement.

Each Revolving Facility Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Facility Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Facility Lender’s Revolving Facility Commitment is amended pursuant to the operation of Section 2.21 or Section 2.22, as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement.

(iii)      If any Revolving Facility Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Facility Lender pursuant to the foregoing provisions of this Section 2.05(e), then, without limiting the other provisions of this Agreement, the applicable Issuing Bank shall be entitled to recover from such Revolving Facility Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the applicable Overnight Rate and a rate determined by the applicable Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing.  If such Revolving Facility Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Facility Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of any Issuing Bank submitted to any Revolving Facility Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.05(e)(iii) shall be conclusive absent manifest error.

(f)         Reimbursement.  If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such Issuing Bank in respect of such L/C Disbursement in the currency in which such L/C Disbursement was made (or, if requested by such Issuing Bank, in the Dollar Equivalent of the amount of such L/C Disbursement) by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that such Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $500,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Borrowing of ABR Loans in the Dollar Equivalent of the amount of such L/C Disbursement and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Loans.  If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Facility Lender of the Dollar Equivalent of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof (the “Unreimbursed Amount”) and such Revolving Facility Lender’s Revolving Facility Percentage thereof.  In such event, the applicable Borrower shall be deemed to have requested a Borrowing of ABR Loans to be disbursed on the date of payment by the applicable Issuing Bank under a Letter of Credit in an amount equal to the Dollar Equivalent of the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Revolving Facility Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Request).  Any notice given by any Issuing Bank or the Administrative Agent pursuant to this Section 2.05(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)       Obligations Absolute.  The applicable Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.05(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)          any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii)        the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)      any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        waiver by any Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of any Borrower or any waiver by such Issuing Bank which does not in fact materially prejudice any Borrower;

(v)          honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(vi)       any payment made by any Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP, as applicable;

(vii)      payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit;

(viii)      any payment made by any Issuing Bank under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(ix)         any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder; or

(x)         any adverse change in the relevant exchange rates or in the availability of the relevant Alternate Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable Issuing Bank.  The applicable Borrower shall be conclusively deemed to have waived any such claim against each Issuing Bank and its correspondents unless such notice is given as aforesaid.

None of the Administrative Agent, the Revolving Facility Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable Law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care in each such determination, and that:

(i)         an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii)         an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii)       an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv)       this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Revolving Facility Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other person (other than the Administrative Agent, the Revolving Facility Lenders, any Issuing Bank, or any of their Related Parties), (B) an Issuing Bank declining to take-up documents and make payment (1) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (2) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.

(h)          Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable Issuing Bank and the applicable Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no Issuing Bank shall be responsible to any Borrower for, and no Issuing Bank’s rights and remedies against a Borrower shall be impaired by, any action or inaction of any Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)          Each Issuing Bank shall act on behalf of the Revolving Facility Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.

(j)          Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Revolving Facility Lender in accordance, subject to Section 2.24, with its Revolving Facility Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Margin for Term SOFR Revolving Facility Loans times the Dollar Equivalent of the maximum stated amount of such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Margin for Term SOFR Revolving Facility Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.13.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Facility Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Margin for Term SOFR Revolving Facility Loans during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Financial Covenant Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue interest in accordance with Section 2.13(d).

(k)          Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks.  The applicable Borrower shall pay directly to the applicable Issuing Bank for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at a rate per annum equal to the percentage separately agreed upon between such Borrower and such Issuing Bank, computed on the Dollar Equivalent of the maximum stated amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing amount of such Letter of Credit, at a rate separately agreed between such Borrower and such Issuing Bank, computed on the Dollar Equivalent of amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between such Borrower and such Issuing Bank (which shall not exceed 0.125% per annum), computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Facility Maturity Date and thereafter on demand.  For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.13.  In addition, the applicable Borrower shall pay directly to the applicable Issuing Bank for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(l)          Disbursement Procedures.  The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit.  Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower in writing of such demand for payment if such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(m)          Interim Interest.  If the Issuing Bank for any Letter of Credit shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Loans; provided that if such Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.05, then Section 2.13(d) shall apply.  Interest accrued pursuant to this clause (m) shall be for account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to clause (f) of this Section 2.05 to reimburse such Issuing Bank shall be for account of such Revolving Facility Lender to the extent of such payment.

(n)          Replacement of any Issuing Bank.  Any Issuing Bank may be replaced at any time by written agreement between BGI, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Revolving Facility Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(j).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor or any previous Issuing Bank, or such successor and all previous Issuing Bank, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(o)          Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the applicable Borrower receives notice from the Administrative Agent or the Required Financial Covenant Lenders (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this clause (o), such Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to the Minimum L/C Collateral Amount plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to such Borrower described in clause (i) or (j) of Section 7.01.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement.  In addition, and without limiting the foregoing or clause (d) of this Section 2.05, if any Revolving L/C Exposure remains outstanding after the expiration date specified in said clause (d), the applicable Borrower shall immediately deposit into the Collateral Account an amount in cash equal to the Minimum L/C Collateral Amount plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the Collateral Account.  Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Facility Lenders with Revolving L/C Exposure representing 66-2/3% of the total Revolving L/C Exposure), be applied to satisfy other obligations of such Borrower under this Agreement.  If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(p)          Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i)          reasonably prior to the time that such Issuing Bank issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)        on each Business Day on which such Issuing Bank makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)       on any Business Day on which a Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment;

(iv)        on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; and

(v)         for so long as any Letter of Credit issued by an Issuing Bank is outstanding, such Issuing Bank shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) there is an issuance of a Letter of Credit, or an extension of the expiry date thereof, or the increase of the amount thereof occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.

(q)         Additional Issuing Banks.  Any Revolving Facility Lender hereunder may become an Issuing Bank upon receipt by the Administrative Agent of a fully executed Notice of Additional Issuing Bank which shall be signed by BGI, the Administrative Agent and the applicable Issuing Bank. Such new Issuing Bank shall provide its Letter of Credit Commitment in such Notice of Additional Issuing Bank and upon the receipt by the Administrative Agent of the fully executed Notice of Additional Issuing Bank, the defined term Letter of Credit Commitment shall be deemed amended to incorporate the Letter of Credit Commitment of such new Issuing Bank.

(r)          Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the applicable Borrower shall be obligated to reimburse, indemnify and compensate the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of such Borrower.  Each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(s)         Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

Section 2.06        Funding of Borrowings.

(a)          [reserved].

(b)         Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Overnight Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the applicable Borrower, the interest rate then applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  The foregoing shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.07        [Reserved].

Section 2.08        Termination and Reduction of Commitments.

(a)        Unless previously terminated, the Revolving Facility Commitments of each Class shall automatically and permanently terminate on the applicable Revolving Facility Maturity Date for such Class.  On the Closing Date (after giving effect to the funding of the requested amount of Initial Term Loans by the Initial Term Lenders), the Initial Term Loan Commitments of the Initial Term Lenders will automatically and permanently terminate.

(b)         BGI may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided, that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) BGI shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(o), as applicable, the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit, to the extent so Cash Collateralized) would exceed the total Revolving Facility Commitments of such Class.

(c)          BGI shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under clause (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by BGI pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by BGI may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by BGI (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or waived by BGI.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09        Repayment of Loans; Evidence of Debt.

(a)        Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan of such Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan of such Borrower applicable to any Class of Revolving Facility Commitments on the Revolving Facility Maturity Date for such Class.  BGI hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan as provided in Section 2.10,

(b)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)         The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility, Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)        The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)         Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”).  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit H, or in another form approved by such Lender, the Administrative Agent and the applicable Borrower in their sole discretion.  Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

Section 2.10         Repayment of Term Loans and Revolving Facility Loans.

(a)          [Reserved].

(b)          Subject to the other clauses of this Section 2.10 and to Section 9.08(e):

(i)          BGI shall repay principal of outstanding Initial Term Loans on the last Business Day of each March, June, September and December of each year (commencing on December 31, 2023) and on the Initial Term Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as an “Initial Term Loan Installment Date”), in an aggregate principal amount of such Initial Term Loans equal to (A) in the case of any Initial Term Loan Installment Date prior to the Initial Term Facility Maturity Date, 0.25% of the aggregate principal amount of the Initial Term Loans incurred on the Closing Date, and (B) in the case of such payment due on the Initial Term Facility Maturity Date, an amount equal to the then unpaid principal amount of such Initial Term Loans outstanding;

(ii)         in the event that any Other Term Loans (for the avoidance of doubt, other than Initial Term Loans) are made, BGI shall repay such Other Term Loans (for the avoidance of doubt, other than Initial Term Loans) on the dates and in the amounts set forth in the related Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (each such date being referred to as an “Other Term Loan Installment Date”); and

(iii)       to the extent not previously paid, all outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(c)         To the extent not previously paid, (i) all outstanding Revolving Facility Loans and Overnight Rate Loans shall be due and payable on the applicable Revolving Facility Maturity Date and (ii) each outstanding Swingline Loan shall be due and payable on the tenth (10) Business Day after the date of disbursement of such Swingline Loan.

(d)         Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Term Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Initial Term Loans and Other Term Loans, if any, to reduce amounts due on the succeeding Term Loan Installment Dates for such Classes; provided, that, subject to the pro rata application to Term Loans outstanding within any respective Class of Loans, (x) with respect to mandatory prepayments of Term Loans pursuant to Section 2.11(b)(1), any Class of Other Term Loans may receive less than its pro rata share thereof (so long as the amount by which its pro rata share exceeds the amount actually applied to such Class is applied to repay (on a pro rata basis) the outstanding Initial Term Loans and any other Classes of then outstanding Other Term Loans), in each case to the extent the respective Class receiving less than its pro rata share has consented thereto and (y) BGI shall allocate any repayments pursuant to Section 2.11(b)(2) to repay the respective Class or Classes being refinanced, as provided in such Section 2.11(b)(2).  Any mandatory prepayment of Term Loans pursuant to Section 2.11(c), shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Term Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Initial Term Loans and Other Term Loans, if any, to reduce amounts due on the succeeding Term Loan Installment Dates for such Classes; provided, that, subject to the pro rata application to Term Loans outstanding within any respective Class of Loans, any Class of Other Term Loans may receive less than its pro rata share thereof (so long as the amount by which its pro rata share exceeds the amount actually applied to such Class is applied to repay (on a pro rata basis) the outstanding Initial Term Loans and any other Classes of then outstanding of Other Term Loans), in each case to the extent the respective Class receiving less than its pro rata share has consented thereto. Any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as BGI may in each case direct (and absent such direction, in direct order of maturity).

Prior to any optional prepayment of any Loan under any Facility hereunder, BGI shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender)  by telephone (confirmed by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing or any Swingline Loan, on the scheduled date of such prepayment, (ii) in the case of a Term SOFR Borrowing, at least three (3) Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the Administrative Agent), (iii) in the case of an Alternate Currency Borrowing (other than a Special Notice Currency), at least three (3) Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the Administrative Agent) and (iv) in the case of an Alternate Currency Borrowing in an Alternate Currency that is a Special Notice Currency, at least four (4) Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the Administrative Agent).  Each such notice shall be irrevocable; provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by BGI (by notice to the Administrative Agent (and the Swingline Lender, if applicable) on or prior to the specified effective date) if such condition is not satisfied.  Subject to Section 2.10(f), each repayment of a Borrowing by a Borrower (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing of such Borrower such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing of such Borrower.  All repayments of Loans shall be accompanied by (1) accrued interest on the amount repaid to the extent required by Section 2.13(e) and (2) break funding payments pursuant to Section 2.16.

(e)        BGI shall notify the Administrative Agent in writing of any mandatory prepayment of the applicable Term Loans required to be made pursuant to Section 2.11(b)(1) or 2.11(c) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each applicable Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of the Term Loans).  Any such Term Lender (a “Declining Term Lender,” and any such Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and BGI no later than 5:00 p.m., Local Time, one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the applicable Term Loans held by such Term Lender pursuant to Section 2.11(b)(1) or 2.11(c) not be made (the aggregate amount of such prepayments declined by the applicable Declining Term Lenders, the applicable “Declined Prepayment Amount”).  If any such Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the applicable Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of the applicable Term Loans.  In the event that the Declined Prepayment Amount with respect to the applicable Facility is greater than $0, the Administrative Agent will promptly notify each Accepting Term Lender under the applicable Facility of the amount of such Declined Prepayment Amount and of any such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount (based on such Lender’s pro rata share of the applicable Term Loans (excluding the pro rata share of the Declining Term Lenders)).  Any such Accepting Term Lender may elect, by delivering, no later than 5:00 p.m., Local Time, one (1) Business Day after the date of such Accepting Term Lender’s receipt of notice from the Administrative Agent regarding such additional prepayment, a written notice that such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount not be applied to repay such Accepting Term Lender’s applicable Term Loans, in which case the portion of such Declined Prepayment Amount which would otherwise have been applied to such Term Loans of the Declining Term Lenders shall instead be retained by BGI.  Each Term Lender’s ratable portion of such Declined Prepayment Amount (unless declined by the respective Term Lender as described in the preceding sentence) shall be applied to the remaining installments of the respective Term Loans of such Lenders under the applicable Class or Classes as BGI may in each case direct (and absent such direction, in direct order of maturity).  For the avoidance of doubt, BGI may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.11(a) below.

(f)         Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) no Foreign Borrower shall be liable or in any manner responsible for, or be deemed to have guaranteed, directly or indirectly, whether as a primary obligor, guarantor, indemnitor, or otherwise, and none of their assets shall secure, directly or indirectly, any Obligations of any other Borrower or any Guarantor (including, without limitation, principal, interest, fees, penalties, premiums, expenses, charges, reimbursements, indemnities or any other Obligations) under this Agreement or any other Loan Document, and (ii) no Foreign Borrower shall be obligated to make any payment hereunder or under any other Loan Document on behalf of, or with respect to, any Obligations of any other Borrower or any Guarantor.

Section 2.11         Prepayment of Loans.

(a)          The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.12(d) and Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).  This Section 2.11(a) shall permit any prepayment of Loans on a Facility by Facility basis and on a non-pro rata basis across Facilities (but not within a single Facility), in each case, as selected by BGI in its sole discretion.

(b)          Beginning on the Closing Date, BGI shall apply (1) the Required Percentage of all Net Proceeds (other than Net Proceeds of the kind described in the following clause (2)) within five (5) Business Days after receipt thereof to prepay Term Loans in accordance with clauses (d) and (e) of Section 2.10 and (2) all Net Proceeds from any issuance or incurrence of Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments (other than solely by means of extending or renewing then existing Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments without resulting in any Net Proceeds), no later than three (3) Business Days after the date on which such Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments are issued or incurred, to prepay Term Loans and/or Revolving Facility Commitments in accordance with Section 2.23 and the definition of “Refinancing Notes” (as applicable).

(c)          Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.04(a) with respect to each Excess Cash Flow Period, BGI shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow exceeds $0, BGI shall apply an amount to prepay Term Loans equal to (i) the amount by which the ECF Required Percentage of such Excess Cash Flow exceeds the greater of $50,000,000 and 15.0% of LTM Adjusted Consolidated EBITDA for the most recently ended Test Period as of such time minus (ii) the sum of (a) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Term Loans and amounts used to repurchase outstanding principal of Term Loans during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary payments and amounts so used to repurchase principal of Term Loans after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) pursuant to Sections 2.11(a) and 2.25 (it being understood that the amount of any such payments pursuant to Section 2.25 shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith), (b) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Revolving Facility Loans or Swingline Loans to the extent that Revolving Facility Commitments are terminated or reduced pursuant to Section 2.08 by the amount of such payments and (c) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments or redemptions of Permitted Debt secured by Other First Liens and amounts used to repurchase outstanding principal of any such Permitted Debt secured by Other First Liens during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary payments and amounts so used to repurchase principal of such Permitted Debt after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) (it being understood that the amount of any such repurchase shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith).  Such calculation will be set forth in a certificate signed by a Financial Officer of BGI delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(d)         In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrowers shall, subject to Section 2.10(f), prepay Revolving Facility Borrowings and/or Swingline Borrowings of such Class (or, if no such Borrowings are outstanding, provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(o)) in an aggregate amount equal to such excess.

(e)          In the event that the aggregate amount of Revolving L/C Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, BGI shall provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(o) in an aggregate amount equal to such excess.

(f)          If as a result of changes in currency exchange rates, within two (2) Business Days of any Revaluation Date the Administrative Agent notifies BGI that (i) the Dollar Equivalent of the total Revolving Facility Credit Exposure of any Class exceeds 103% of the total Revolving Facility Commitments of such Class, (ii) the Dollar Equivalent of the Revolving L/C Exposure exceeds 103% of the Letter of Credit Sublimit, or (iii) the Dollar Equivalent of the aggregate principal amount of all Alternate Currency Loans outstanding at any time, together with the aggregate amount of all Alternate Currency Letters of Credit issued at such time, exceeds $650,000,000, then BGI shall, at the request of the Administrative Agent, within ten (10) days of such Revaluation Date (A) prepay Revolving Facility Borrowings or (B) provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(o), in an aggregate amount such that the applicable exposure does not exceed 103% of the applicable commitment sublimit or amount set forth above.

(g)        In connection with any prepayment of any Loan of any Lender hereunder that would otherwise occur from the proceeds of new Loans being funded hereunder on the date of such prepayment, if agreed to by BGI and such Lender in a writing provided to the Administrative Agent, the portion of the existing Loan of such Lender that would otherwise be prepaid on such date may instead be converted on a “cashless roll” basis into a like principal amount of the new Loans being funded on such date.

(h)        Notwithstanding any other provisions of this Agreement, (i) to the extent that BGI has determined in good faith that the repatriation to the United States of any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) or Excess Cash Flow attributable to a Foreign Subsidiary (“Foreign Excess Cash Flow”) is or would be (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or (z) subject to other onerous organizational or administrative impediments, the portion of such Net Proceeds or Foreign Excess Cash Flow that is or would be so affected will not be required to be applied to repay the applicable Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable organizational documents or other impediment exists (and BGI hereby agrees to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law or applicable organizational documents or to overcome or eliminate such impediment to permit such repatriation), and if within one (1) year following the date on which the respective prepayment would otherwise have been required to be made pursuant to Section 2.11(b) or Section 2.11(c), such repatriation is permitted under the applicable local law or applicable organizational documents or the impediment to such repatriation has ceased to exist, such prepayment will promptly (and in any event not later than five (5) Business Days) be made (in an amount equal to the amount of the prepayment so deferred, net of an amount equal to the additional taxes and other costs that are would reasonably be expected to be incurred, payable or reserved against as a result of such repatriation) pursuant to this Section 2.11 and (ii) to the extent that BGI has determined in good faith that repatriation to the United States of any or all of the Net Proceeds of any Foreign Disposition or Foreign Excess Cash Flow would have material adverse tax consequences to BGI or its Subsidiaries (as reasonably determined by BGI in good faith), such Net Proceeds or Foreign Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary.

Section 2.12        Fees.

(a)          BGI agrees to pay to the Administrative Agent for the account of each Lender, on the last Business Day of each fiscal quarter (commencing on the last Business Day of the first fiscal quarter after the Closing Date) and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) in Dollars on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee.  All Commitment Fees shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last) in a year of 360 days.  The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated as provided herein.

(b)          BGI agrees to pay from time to time the fees specified in Section 2.05(j) and Section 2.05(k) with respect to Letters of Credit, in the amounts and at the times specified therein.

(c)          BGI agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the “administrative agent fee” as set forth in the Fee Letter, in the amounts and, at the times specified therein (the “Administrative Agent Fees”).

(d)          If any Repricing Event occurs prior to the date occurring six (6) months after the ~~Closing~~Amendment No. 2 Effective Date, BGI agrees to pay to the Administrative Agent, for the ratable account of each Term Lender with Initial Term Loans that are subject to such Repricing Event (including any Term Lender which is replaced pursuant to Section 2.19(c) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Initial Term Loans subject to such Repricing Event.  Such fees shall be earned, due and payable upon the date of the occurrence of the respective Repricing Event.

All Fees shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13         Interest.

(a)          [reserved].

(b)         Subject to the provisions of subsection (d) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Term SOFR plus the Applicable Margin; (ii) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to ABR plus the Applicable Margin; (iii) each Alternate Currency Daily Rate Loan and Swingline Loan denominated in an Alternate Currency shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternate Currency Daily Rate plus the Applicable Margin; (iv) each Alternate Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternate Currency Term Rate for such Interest Period plus the Applicable Margin; (v) each Swingline Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to ABR plus the Applicable Margin and (vi) each Overnight Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Overnight Rate plus the Applicable Margin for Initial Revolving Loans that are Alternate Currency Loans.

(c)          [Reserved].

(d)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by BGI hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in the preceding clauses of this Section 2.13; provided, that this clause (d) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(e)          Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (d) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term SOFR Loan or Alternate Currency Term Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)          All computations of interest for ABR Loans shall be made on the basis of a year of 365 days (or 366 days in a leap year) and the actual number of days elapsed (including the first day but excluding the last day).  All computations of interest for Loans denominated in Sterling shall be made on the basis of a year of three hundred sixty-five (365) days (or 366 days in a leap year) and the actual number of days elapsed (including the first day but excluding the last day).  All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed (including the first day but excluding the last day).  The applicable ABR, Term SOFR, Alternate Currency Daily Rate or Alternate Currency Term Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)         With respect to Barnes Switzerland, (i) the interest rates provided for in this Agreement, including this Section 2.13, are minimum interest rates; (ii) when entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax; (iii) notwithstanding that the parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax should be imposed on interest payments, the payment of interest due by Barnes Switzerland shall, to the extent a Lender to Barnes Switzerland would, subject to Section 2.17(d), be entitled to additional amounts in respect of such interest payment pursuant to Section 2.17(a), in lieu of the payment of additional amounts pursuant to Section 2.17(a), be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of Swiss Withholding Tax) results in a payment to the Lender of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required; (iv) for this purpose, Swiss Withholding Tax shall be calculated on the full grossed-up interest amount; and (v) Barnes Switzerland shall provide to the Lender the documents required by law or applicable double taxation treaties to be obtained from Barnes Switzerland for the Lender to claim a refund of any Swiss Withholding Tax so deducted.  For the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, as of the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration (SFTA) confirms that, in relation to the Lender based on an applicable double tax treaty (or based on Swiss domestic tax laws), the Non-Refundable Portion is a specified lower rate (in which case such lower rate shall be applied in relation to the Lender).  Any additional interest paid pursuant to this Section 2.13(g) shall be treated as “additional amounts” paid pursuant to Section 2.17.

Section 2.14         Alternative Rate of Interest.

(a)        If in connection with any request for a Term SOFR Loan or an Alternate Currency Loan or a conversion of ABR Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 2.14(b) or Section 2.14(c) and the circumstances under clause (i) of Section 2.14(b) or of Section 2.14(c) or the Scheduled Unavailability Date, or the Term SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternate Currency Loan or in connection with an existing or proposed ABR Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify BGI and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert ABR Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Alternate Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the ABR, the utilization of the Term SOFR component in determining the ABR shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.14(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of Alternate Currency Loans to the extent of the affected Alternate Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to ABR Loans immediately and (B) any outstanding affected Alternate Currency Loans, at the applicable Borrower’s election, shall either (1) be converted into a Borrowing of ABR Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternate Currency Loan immediately, in the case of an Alternate Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternate Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternate Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternate Currency Term Rate Loan; provided that if no election is made by the applicable Borrower (x) in the case of an Alternate Currency Daily Rate Loan, by the date that is three Business Days after receipt by such Borrower of such notice or (y) in the case of an Alternate Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternate Currency Term Rate Loan, such Borrower shall be deemed to have elected clause (1) above.

(b)        Replacement of SOFR or SOFR Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or BGI or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to BGI) that BGI or Required Lenders (as applicable) have determined, that:

(i)          adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)       CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”).

If the Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.14(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and BGI may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section 2.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and BGI unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)        Replacement of Relevant Rate or Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or BGI or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to BGI) that BGI or Required Lenders (as applicable) have determined, that:

(i)         adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii)        the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 2.14(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and BGI may amend this Agreement solely for the purpose of replacing the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) or any then current Successor Rate for an Agreed Currency (other than Dollars) in accordance with this Section 2.14 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency (other than Dollars) for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency (other than Dollars) for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the Term SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and BGI unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)         Successor Rate.  The Administrative Agent will promptly (in one or more notices) notify BGI and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to BGI and the Lenders reasonably promptly after such amendment becomes effective.

(e)         For purposes of this Section 2.14, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternate Currency shall be excluded from any determination of Required Lenders.

Section 2.15        Increased Costs.

(a)          If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank; or

(ii)       subject any Lender, Administrative Agent or any Issuing Bank to any Tax with respect to any Loan Document (other than (x) Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 (or Taxes in respect of which additional interest is payable pursuant to Section 2.13(g)) or (y) Excluded Taxes); or

(iii)       impose on any Lender or Issuing Bank or the London or other relevant interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any such Term SOFR Loan or Alternate Currency Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent, such Lender or Issuing Bank, as applicable (which determination shall be made in good faith and in a manner substantially consistent with the determinations being made for similarly situated customers of the Administrative Agent, such Lender or Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15(a)).

(b)         If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans or Commitments made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith and in a manner substantially consistent with determinations being made for similarly situated customers of such Lender or such Issuing Bank under agreements having provisions similar to this Section 2.15(b)).

(c)         A certificate of a Lender or an Issuing Bank describing in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to BGI and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation, is not inconsistent with its treatment of other borrowers, which as a credit matter, are similarly situated to the applicable Borrower and which are subject to similar provisions.  The applicable Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)         Promptly after any Lender or Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify BGI thereof.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the applicable Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies BGI of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16        Break Funding Payments.  In the event of (a) the payment of any principal of any (x) Term SOFR Loan or Alternate Currency Term Rate Loan other than on the last day of an Interest Period applicable thereto or (y) any Alternate Currency Daily Rate Loan other than on an Interest Payment Date applicable thereto (including, in each case, as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10 or 2.11), (b) the conversion of (x) any Term SOFR Loan or any Alternate Currency Term Rate Loan other than on the last day of the Interest Period applicable thereto or (y) any Alternate Currency Daily Rate Loan other than on an Interest Payment Date applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan or any Alternate Currency Term Rate Loan on the date specified in any notice delivered pursuant hereto (unless such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith) or (d) (x) the assignment of any Term SOFR Loan or any Alternate Currency Term Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by BGI pursuant to Section 2.19 or (y) the assignment of any Alternate Currency Daily Rate Loan other than on the Interest Payment Date applicable thereto as a result of a request by BGI pursuant to Section 2.19 then, in each case, in any such event, BGI shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of Term SOFR Loans and Alternate Currency Term Rate Loans, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at Term SOFR or the Alternate Currency Term Rate (as applicable) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the applicable currency market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to BGI and shall be conclusive absent manifest error.  BGI shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17        Taxes.

(a)          All payments made by or on behalf of any Borrower or Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided, that if any Borrower or Guarantor, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower or Guarantor shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent), as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.  After any payment of Taxes by any Borrower or Guarantor or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, BGI shall deliver to the Administrative Agent or the Administrative Agent shall deliver to BGI, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to BGI or the Administrative Agent, as the case may be.

(b)          The applicable Borrower or Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent and without duplication, timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(c)          The applicable Borrower or Guarantor shall, without duplication of any additional amounts paid pursuant to Section 2.17(a) or any amounts paid pursuant to Section 2.17(b), indemnify and hold harmless the Administrative Agent and each Lender within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to BGI by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments under this Agreement shall deliver to BGI (with a copy to the Administrative Agent), at the time(s) reasonably requested by BGI and in the manner(s) prescribed by applicable law or reasonably requested by BGI such properly completed and executed documentation prescribed by applicable law or reasonably requested by BGI as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in this section 2.17(d), excluding documentation in 2.17(d)(i)(B)(5)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(d) and Section 2.17(f); provided, that a Participant shall furnish all such required forms and statements solely to the participating Lender.

(i)          Without limiting the foregoing, with respect to BGI:

(A)        Each Lender that is a U.S. Person shall deliver to BGI and (as applicable) the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as required by applicable Requirements of Law or upon the reasonable request of BGI or the Administrative Agent) a properly completed and duly executed United States Internal Revenue Form W-9 or any successor form, certifying that such person is exempt from United States federal backup withholding Tax on payments made hereunder.

(B)        any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to BGI and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of BGI or the Administrative Agent) whichever of the following is applicable:

(1)         in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) eligible for the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two duly completed and executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other payments under any Loan Document, duly completed and executed copies of IRS Form W‑8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)         two duly completed and executed copies of IRS Form W‑8ECI with respect to such Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, with respect to the person treated as its owner for U.S. federal income tax purposes);

(3)         in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of BGI within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments under any Loan Document are effectively connected with a U.S. trade or business of the Foreign Lender (a “U.S. Tax Compliance Certificate”) and (y) two duly completed and executed copies of IRS Form W‑8BEN or IRS Form W-8BEN-E, as applicable;

(4)        to the extent a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) is not the beneficial owner of such payments, two duly completed and executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN or IRS Form W-8BEN-E, whichever is applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-3 or Exhibit J-4, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 on behalf of such direct and indirect partner(s); or

(5)          executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit BGI or the Administrative Agent to determine the withholding or deduction required to be made.

(C)       Each Lender (1) shall promptly notify BGI and the Administrative Agent of any change in circumstance which would modify or render invalid any claimed exemption from or reduction of withholding Tax, and (2) agrees that if any documentation it previously delivered pursuant to this Section 2.17(d) expires or becomes obsolete or inaccurate in any respect, it shall promptly (x) update such documentation or (y) promptly notify BGI and the Administrative Agent in writing of its legal ineligibility to do so.

(ii)        Without limiting the generality of the foregoing, with respect to Barnes Germany, each Lender that is or becomes a Lender to Barnes Germany shall confirm, for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls within:

(A)         not a German Qualifying Lender;

(B)         a German Qualifying Lender (other than a German Treaty Lender); or

(C)         a German Treaty Lender;

in (a) where the Lender is a Lender on the date of the Agreement, Schedule 2.17(d)(ii) to this Agreement; or (b) where the Lender becomes a Lender after the date of this Agreement, the relevant documentation which it executes on becoming a party to this Agreement.  If a Lender fails to confirm its status in accordance with this Section 2.17(d)(ii), then that Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a German Qualifying Lender until such time as it notifies the Administrative Agent which category of a German Qualifying Lender applies (and the Administrative Agent, upon receipt of such notification, shall inform any Loan Party). For the avoidance of doubt, the documentation which a Lender executes on becoming a party to this Agreement shall not be invalidated by any failure of a Lender to comply with this Section 2.17(d)(ii).

(iii)      Without limiting the generality of the foregoing, with respect to Barnes Switzerland, any Lender that is or becomes a Lender to Barnes Switzerland shall:

(A)        on the date of this Agreement (and from time to time thereafter upon the request of Barnes Switzerland or the Administrative Agent); or

(B)          in the case of a Lender to Barnes Switzerland which becomes a party to this Agreement after the date hereof, on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of Barnes Switzerland or the Administrative Agent), confirm to Barnes Switzerland and the Administrative Agent whether it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank (to the best of its knowledge and having made reasonable enquiries) and in the latter case, as to how many lenders it counts for the purposes of the Swiss Non-Bank Rules.

(C)          If a Lender to Barnes Switzerland becomes aware that it is not, or ceases to be (i) a Swiss Qualifying Bank or (ii) a Swiss Non-Qualifying Bank treated as only one lender for the purposes of the Swiss Non-Bank Rules, it shall promptly (and in any event, within twenty (20) Business Days) notify the Administrative Agent and Barnes Switzerland.

(e)          If any Lender or the Administrative Agent, as applicable, determines in good faith that it has received a refund of (x) an Indemnified Tax or Other Tax for which it has been indemnified by any Borrower or Guarantor pursuant to this Section 2.17 or (y) any Tax in respect of which additional interest was paid by Barnes Switzerland pursuant to Section 2.13(g), then the Lender or the Administrative Agent, as the case may be, shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 or additional interest paid under Section 2.13(g)with respect to the Taxes giving rise to such refund) (net of all reasonable out-of-pocket expenses (including Taxes) of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund); provided, that any Borrower or Guarantor, upon the request of the Lender or the Administrative Agent, agrees to repay the amount paid over to such Borrower or Guarantor (plus any penalties, interest (solely with respect to the time period during which such Borrower or Guarantor actually held such funds, except to the extent that the refund was initially claimed at the written request of such Borrower or Guarantor) or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority.  In such event, such Lender or the Administrative Agent, as the case may be, shall, at BGI’s request, provide BGI with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided, that such Lender or the Administrative Agent may delete any information therein that it deems confidential).  Notwithstanding anything to the contrary in this Section 2.17(e), in no event will a Lender or the Administrative Agent be required to pay any amount to a Borrower or Guarantor pursuant to this Section 2.17(e) the payment of which would place such Lender or the Administrative Agent in a less favorable net after-Tax position than such Lender or the Administrative Agent would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance.  Neither any Lender nor the Administrative Agent shall be obliged to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or Guarantor in connection with this Section 2.17(e) or any other provision of this Section 2.17.

(f)          If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to BGI and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by BGI or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by BGI or the Administrative Agent as may be necessary for BGI and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 2.17(f), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(g)          Each Lender authorizes the Administrative Agent to deliver to BGI and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to Section 2.17(d) or Section 2.17(f).  Notwithstanding any other provision of this Section 2.17, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(h)          The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.

For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank.

Section 2.18          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)        Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to the applicable account designated to such Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.  Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments made under the Loan Documents shall be made in Dollars (or, in the case of Alternate Currency Loans (including interest thereon) or Alternate Currency Letters of Credit, in the applicable Alternate Currency).  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)       With respect to any proceeds of Collateral received by the Administrative Agent (whether as a result of any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the applicable Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, subject to the provisions of any applicable Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Collateral Agent and any Issuing Bank from the applicable Borrower, second, to pay any fees, indemnities or expense reimbursements then due to the Lenders (in their capacities as such) from the applicable Borrower, third, to pay interest (including post-petition interest, whether or not an allowed claim in any claim or proceeding under any Debtor Relief Laws) then due and payable on the Loans ratably, fourth, to repay principal on the Loans and unreimbursed L/C Disbursements, to Cash Collateralize all outstanding Letters of Credit, and any other amounts owing with respect to Secured Cash Management Agreements, Secured Hedge Agreements, the PNC Line of Credit, Secured Bilateral Letter of Credit Agreements and Permitted Secured Supplier Receivables Sale Programs ratably; provided, that amounts which are applied to Cash Collateralize outstanding Letters of Credit that remain available after expiry of the applicable Letter of Credit shall be applied in the manner set forth herein and fifth, to the payment of any other Obligation due to any Secured Party by the applicable Borrower.

(c)          If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans, L/C Disbursements and Swingline Loans of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such Class and accrued interest thereon; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the applicable Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant and (iii) nothing in this clause (c) shall be construed to limit the applicability of Section 2.18(b) in the circumstances where Section 2.18(b) is applicable in accordance with its terms.  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the applicable Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the applicable Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the applicable Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the applicable Issuing Bank, as applicable, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the relevant Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)          Subject to Section 2.24, if any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(c), 2.05(e), 2.05(f), 2.06 or 2.18(d) then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f)          With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(g)          This Section 2.18 is subject in its entirety to the provisions of Section 2.10(f).

Section 2.19          Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or mitigate the applicability of Section 2.20 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  BGI hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If (i) any Lender requests compensation under Section 2.15 (in a material amount in excess of that being charged by other Lenders) or gives notice under Section 2.20, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 (in a material amount in excess of that being charged by other Lenders), or (iii) any Lender is a Defaulting Lender, then BGI may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) BGI shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank), to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or BGI (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments and (iv) such assignment does not conflict with any applicable Requirement of Law.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling BGI to require such assignment and delegation cease to apply.  Nothing in this Section 2.19 shall be deemed to prejudice any rights that any Borrower may have against any Lender that is a Defaulting Lender.  No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price.  In connection with any such assignment BGI, the Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one (1) Business Day after BGI’s request, compliance with Section 9.04 (but only on the part of the removed Lender) shall not be required to effect such assignment.

(c)         If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver or consent which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders or all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then BGI shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(C)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon BGI’s request) assign its Loans and its Commitments (or, at BGI’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver or consent) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank; provided, that:  (i) all Loan Obligations of the Borrowers owing to such Non-Consenting Lender being replaced (including, for the avoidance of doubt, pursuant to Section 2.12(d), if applicable) shall be paid in full in same day funds to such Non-Consenting Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of BGI, BGI shall pay any amount required by Section 2.12(d), if applicable, and (iii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent.  No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price.  In connection with any such assignment BGI, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one (1) Business Day after BGI’s request, compliance with Section 9.04 (but only on the part of the Non-Consenting Lender) shall not be required to effect such assignment.

Section 2.20          Illegality.  If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternate Currency in the applicable interbank market, then, upon notice thereof by such Lender to BGI (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternate Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of ABR, in each case until such Lender notifies the Administrative Agent and BGI that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) each applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or Alternate Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of ABR), in each case, immediately, or, in the case of Alternate Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Alternate Currency Term Rate Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute ABR applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR.  Upon any such prepayment or conversion, each applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.  Notwithstanding which domestic or foreign branch or Affiliate of such Lender makes such Loan to any Borrower, BGI shall only be required to repay such Loan to the Administrative Agent in the United States of America or the United Kingdom, Barnes Germany shall only be required to repay such Loans to the Administrative Agent in the United States of America, Germany or the United Kingdom and Barnes Switzerland shall only be required to repay such Loans to the Administrative Agent in the United States of America, Switzerland or the United Kingdom.

Section 2.21          Incremental Commitments.

(a)          After the Closing Date has occurred, BGI may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded or Incremental Revolving Facility Commitments are established (in each case, except as set forth in Section 1.07) from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which, in each case, may include any existing Lender, but shall be required to be persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their sole discretion; provided, that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 9.04, the Issuing Banks and the Swingline Lender (which approvals shall not be unreasonably withheld, conditioned or delayed).  Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of the Dollar Equivalent of $5,000,000 and a minimum amount of the Dollar Equivalent of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective, (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to (and which shall together with any then outstanding Initial Term Loans form a single Class of) Initial Term Loans or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the Initial Term Loans (“Other Incremental Term Loans”).  Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section 2.21 and any election to do so shall be in the sole discretion of such Lender.

(b)          BGI and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender.  Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that:

(i)          any (x) commitments to make additional Initial Term Loans shall have the same terms as the Initial Term Loans, and shall form part of the same Class of Initial Term Loans and (y) Incremental Revolving Facility Commitments shall have the same terms as the then outstanding Class of Revolving Facility Commitments (or, if more than one Class of Revolving Facility Commitments is then outstanding, the Revolving Facility Commitments with the then latest Revolving Facility Maturity Date) and shall require no scheduled amortization or mandatory commitment reduction prior to the Latest Maturity Date of the Revolving Facility Commitments,

(ii)         the Other Incremental Term Loans incurred pursuant to clause (a) of this Section 2.21 shall rank equally and ratably in right of security with the Initial Term Loans or, at the option of BGI, shall rank junior in right of security with the Initial Term Loans (provided, that if such Other Incremental Term Loans rank junior in right of security with the Initial Term Loans, such Other Incremental Term Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, shall not be subject to clause (v) below) or be unsecured,

(iii)        (A) the final maturity date of any such Other Incremental Term Loans (other than any Permitted Incremental Term A Loans (provided that any such Permitted Incremental Term A Loans may not mature inside the then-applicable Revolving Facility Maturity Date), any Permitted Earlier Maturity Debt not to exceed at the time of incurrence the Permitted Earlier Maturity Debt Cap, and Customary Bridge Financings) shall be no earlier than the Initial Term Facility Maturity Date and (B) except as to pricing, fees, amortization, final maturity date, participation in mandatory prepayments and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by BGI and the Incremental Term Lenders in their sole discretion), any such Other Incremental Term Loans shall have (x) the same terms as the Initial Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent (it being understood that, to the extent that any term is added for the benefit of any Other Incremental Term Loans, no consent shall be required from Term Lenders to the extent that such term is (a) also added for the benefit of the Term Loans or (b) is only applicable after the Initial Term Facility Maturity Date),

(iv)      the Weighted Average Life to Maturity of any such Other Incremental Term Loans (other than any Permitted Incremental Term A Loans, any Permitted Earlier Maturity Debt not to exceed at the time of incurrence the Permitted Earlier Maturity Debt Cap, and Customary Bridge Financings) shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Facility,

(v)         with respect to any Other Incremental Term Loan, the All-in Yield shall be as agreed by the respective Incremental Term Lenders and BGI, except that with respect to any Other Incremental Term Loan incurred on or prior to the date that is six (6) months following the Closing Date and in the form of a syndicated term loan B facility, in each case, secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Initial Term Loans, the All-in Yield in respect of any such Other Incremental Term Loan may exceed the All-in Yield in respect of the Initial Term Loans by no more than 0.75%, or if it does so exceed such All-in Yield (such excess, the “Term Yield Differential”) then the Applicable Margin (or the Floor as provided in the following proviso) applicable to such Initial Term Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.75%; provided, that to the extent any portion of the Term Yield Differential is attributable to a higher Floor being applicable to such Other Incremental Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Relevant Rate floor in effect for an Interest Period of three (3) months’ duration at such time, and, with respect to such excess, the Floor applicable to the outstanding Term Loans shall be increased to an amount not to exceed the Floor applicable to such Other Incremental Term Loans prior to any increase in the Applicable Margin applicable to such Initial Term Loans then outstanding,

(vi)        such Other Incremental Term Loans may participate on a pro rata basis, a less than pro rata basis or solely to the same extent that any existing Class of Term Loans participates on a greater than pro rata basis as compared to any other existing Class of Term Loans, on a greater than pro rata basis, than the Term Loans in any mandatory prepayment hereunder,

(vii)      there shall be no borrower (other than, (A) in respect of any Incremental Term Loan Commitments, BGI or (B) in respect of any Incremental Revolving Facility Commitments, the Borrowers) or guarantor (other than the Guarantors) in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments, and

(viii)      Other Incremental Term Loans and Incremental Revolving Facility Commitments shall not be secured by any asset of BGI or its Subsidiaries other than the Collateral.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e), including, for the avoidance of doubt, to (x) provide that the Lenders providing any Permitted Incremental Term A Loans shall have the benefit of the Financial Covenants and be included in the “Required Financial Covenant Lenders” and (y) make appropriate changes to Section 6.10, 7.01 and 9.08 with respect to the control of remedies in the event of a default in respect of the Financial Covenants.  Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with BGI’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)         Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) no Default or Event of Default shall exist immediately prior to and after giving effect thereto (subject, in the case of any tranche of Incremental Term Loans or any Incremental Revolving Loan that is used to finance a Limited Condition Transaction, to Section 1.07); (ii) the representations and warranties of BGI set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representations and warranties shall be true and correct); provided, that in the event that the tranche of Incremental Term Loans or any Incremental Revolving Loan is used to finance a Limited Condition Transaction and to the extent the Incremental Term Lenders or Incremental Revolving Facility Lenders, participating in such tranche of Incremental Term Loans or Incremental Revolving Facility Commitment, as applicable, agree, the foregoing clause (ii) shall be limited to the Specified Representations, and in the case of any Limited Condition Acquisition (other than an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies), those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Limited Condition Acquisition that are material to the interests of the Lenders (in their capacities as such) and only to the extent that BGI or its applicable Subsidiary has the right (taking into account any applicable cure periods) to terminate its obligations under such acquisition agreement as a result of a failure of such representations to be accurate; and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.

(d)          Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis.  BGI agrees that Section 2.16 shall apply to any conversion of Term SOFR Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

Section 2.22          Extensions of Loans and Commitments.

(a)          Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.22), pursuant to one or more offers made from time to time by (x) in the case of a Class of Term Loans, BGI, and (y) in the case of Class of Revolving Facility Commitments, any Borrower, in each case, to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, as applicable, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable), and on the same terms to each such Lender (“Pro Rata Extension Offers”), BGI or any other Borrowers, as applicable, is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including changing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans).  For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same.  Any such extension (an “Extension”) agreed to between BGI or any other Borrower, as applicable, and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing (x) an Other Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or (y) an Other Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment,” and any Revolving Facility Loan made pursuant to such Extended Revolving Facility Commitment, an “Extended Revolving Loan”).  Each Pro Rata Extension Offer shall specify the date on which BGI or any other Borrower, as applicable, proposes that the applicable Extended Term Loan shall be made or the proposed Extended Revolving Facility Commitment shall become effective, which shall be a date not earlier than five (5) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).  Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to extend the maturity date of such Lender’s Loans and/or Commitments pursuant to this Section 2.22 and any election to do so shall be in the sole discretion of such Lender.

(b)          BGI or any other Borrower, as applicable, and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender.  Each Extension Amendment shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided, that (i) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (iii) and (v) of this proviso, be determined by BGI or any other Borrower, as applicable, and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, except for any terms which shall not apply until after the then-Latest Maturity Date, (ii) [reserved], (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms and final maturity (which shall be determined by BGI or any other Borrower, as applicable, and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as the existing Class of Revolving Facility Commitments from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, except for any terms which shall not apply until after the then-Latest Maturity Date, and, in respect of any other terms that would affect the rights or duties of any Issuing Bank or the Swingline Lender, such terms as shall be reasonably satisfactory to such Issuing Bank or the Swingline Lender, and (v) any Extended Term Loans may participate on a pro rata basis, a less than pro rata basis or solely with respect to Indebtedness being extended that participates on a greater than pro rata basis as compared to any other Class of Term Loans, a greater than pro rata basis (but only to the same extent that such Class of Term Loans being extended participates on a greater than pro rata basis as compared to any other Class of Term Loans) than the Term Loans in any mandatory prepayment hereunder.  Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e).  Any such deemed amendment may be memorialized in writing by the Administrative Agent with BGI’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.  If provided in any Extension Amendment with respect to any Extended Revolving Facility Commitments, and with the consent of the Swingline Lender and Issuing Bank, participations in Swingline Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.

(c)         Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment.  For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Other Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Other Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(d)          Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.22), (i) the incurrence of Extended Term Loans and Extended Revolving Facility Commitments will not reduce the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Borrower and Guarantors under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended (and all other Obligations secured by Other First Liens or Junior Liens, as applicable), (vi) neither the Swingline Lender nor any Issuing Bank shall be obligated to provide Swingline Loans or issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vii) there shall be no borrower (other than BGI or any other Borrower, as applicable) and no guarantors (other than the Guarantors) in respect of any such Extended Term Loans or Extended Revolving Facility Commitments.

(e)         Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that BGI or any other Borrower, as applicable, shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including timing, rounding and other adjustments.

Section 2.23          Refinancing Amendments.

(a)          Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), BGI may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all Net Proceeds of which are used to Refinance in whole or in part any Class of Term Loans pursuant to Section 2.11(b)(2).  Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which BGI proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:

(i)         before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)         the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans;

(iii)        the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv)        the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)         all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(v)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between BGI and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by BGI in good faith) be substantially similar to, or no more restrictive to BGI and its Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such other terms apply solely to any period after the Latest Maturity Date, BGI elects to add such more restrictive terms for the benefit of the other Facilities, or are otherwise reasonably acceptable to the Administrative Agent);

(vi)        with respect to Refinancing Term Loans secured by Liens on the Collateral that rank junior in right of security to the Initial Term Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement;

(vii)     there shall be no borrower (other than BGI) and no guarantors (other than the Guarantors) in respect of such Refinancing Term Loans;

(viii)      Refinancing Term Loans shall not be secured by any asset of BGI and the Guarantors other than the Collateral; and

(ix)        Refinancing Term Loans may participate on a pro rata basis, a less than pro rata basis or, solely with respect to Term Loans being refinanced that participate on a greater than pro rata basis as compared to any other Class of Term Loans, a greater than pro rata basis (but only to the same extent that the refinanced Term Loans participate on a greater than pro rata basis as compared to any other Class of Term Loans) than the Term Loans in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.11(b)(2)) hereunder, as specified in the applicable Refinancing Amendment.

(b)         BGI may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan.  Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to BGI.

(c)         Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), the Borrowers may by written notice to the Administrative Agent establish one or more additional Facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement.  Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrowers propose that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that:

(i)        before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)        after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(iii)        no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date for the Revolving Facility Commitments being replaced;

(iv)        all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrowers and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrowers, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Facility) taken as a whole shall (as determined by BGI in good faith) be substantially similar to, or no more restrictive to BGI and its Subsidiaries than, those, taken as a whole, applicable to the Revolving Facility Commitments so replaced (except to the extent such other terms apply solely to any period after the latest Revolving Facility Maturity Date in effect at the time of incurrence, or the Borrowers elect to add such more restrictive terms for the benefit of the other Facilities, or are otherwise reasonably acceptable to the Administrative Agent);

(v)      there shall be no borrower (other than BGI) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility;

(vi)        Replacement Revolving Facility Commitments and extensions of credit thereunder shall not be secured by any asset of BGI and its subsidiaries other than the Collateral; and

(vii)       [reserved].

In addition, notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), BGI may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder) so long as (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (ii) the remaining life to termination of such Replacement Revolving Facility Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (iv) [reserved], (v) there shall be no borrower (other than the Borrowers) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility and (vi) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrowers and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrowers, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing banks and replacement swingline lender, if any, under such Replacement Revolving Facility) taken as a whole shall (as determined by BGI in good faith) be substantially similar to, or no more restrictive to BGI and its Subsidiaries than, those, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date, or the Borrowers elect to add such more restrictive terms for the benefit of the other Facilities, or are otherwise reasonably acceptable to the Administrative Agent).

Solely to the extent that an Issuing Bank or the Swingline Lender is not a replacement issuing bank or a replacement swingline lender, as the case may be, under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank or the Swingline Lender shall not be required to issue any letters of credit or swingline loan under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank or the Swingline Lender to withdraw as an Issuing Bank or the Swingline Lender, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank or the Swingline Lender, as the case may be, in its sole discretion.  BGI agrees to reimburse each Issuing Bank or the Swingline Lender, as the case may be, in full upon demand for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(d)         BGI may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided, that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment.  Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided, that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(e)         BGI and each Lender providing the applicable Refinancing Term Loans and/or Replacement Revolving Facility Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Facility Commitments (as applicable).  For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Other Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Other Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment.  Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.23), (i) the incurrence of Refinancing Term Loans and Replacement Revolving Facility Commitments will not reduce the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clause (a) or (c) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Initial Term Loans and other Loan Obligations (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with any Term Loans, and except to the extent any such Refinancing Term Loans are secured by the Collateral on a junior lien basis in accordance with the provisions above, or are unsecured).

Section 2.24          Defaulting Lender.

(a)         Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)        Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” or “Required Financial Covenant Lenders,” as applicable, and Section 9.08.

(ii)       Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(o), fourth, as BGI may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and BGI, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(o), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to BGI as a result of any judgment of a court of competent jurisdiction obtained by BGI against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and BGI shall not be required to pay any such fee that otherwise would have been paid to that Defaulting Lender).

(B)          Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C)         With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, BGI shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)        Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Revolving Facility Commitments (calculated without regard to such Defaulting Lender’s Revolving Facility Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless BGI has otherwise notified the Administrative Agent at such time, BGI shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)            Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, BGI shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of (i) the Administrative Agent or (ii) the Swingline Lender or any Issuing Bank, as applicable (with a copy to the Administrative Agent), (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(o).

(b)          Defaulting Lender Cure.  If BGI, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par (together with any break funding costs incurred by the non-Defaulting Lenders as a result of such purchase) that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Facility Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of BGI while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          New Swingline Loans and Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.25          Loan Repurchases.

(a)          Subject to the terms and conditions set forth or referred to below, BGI may from time to time, at its discretion, (1) offer to purchase Term Loans of individual Lenders in open market transactions or (2) conduct modified Dutch auctions in order to purchase Term Loans of one or more Classes (as determined by BGI) (this clause (2), each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (or such other financial institution chosen by BGI and reasonably acceptable to the Administrative Agent) (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i)        each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.25 and the Auction Procedures;

(ii)          no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer;

(iii)         the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that BGI offers to purchase in any such Purchase Offer shall be no less than U.S. $25,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv)        the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by BGI shall automatically be cancelled and retired by BGI on the settlement date of the relevant purchase (and may not be resold) (without any increase or reduction to LTM Adjusted Consolidated EBITDA as a result of any gains or losses associated with cancellation of debt), and in no event shall BGI be entitled to any vote hereunder in connection with such Term Loans;

(v)          no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vi)        [reserved];

(vii)        [reserved];

(viii)       any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis;

(ix)        no purchase of any Term Loans shall be made from the proceeds of any Revolving Facility Loan or Swingline Loan; and

(x)          [reserved].

(b)         BGI must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer.  If BGI commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement BGI reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then BGI shall have no liability to any Term Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder.  With respect to all purchases of Term Loans of any Class or Classes made by BGI pursuant to this Section 2.25, (x) BGI shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by BGI and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 hereof.

(c)          The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.25; provided, that notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer.  For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.16, 2.18 and 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.25.  The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.05 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

(d)          This Section 2.25 shall supersede any provisions in Section 2.18 or 9.06 to the contrary.

ARTICLE III.

Representations and Warranties

On (i) the Closing Date (after giving effect to the Merion Transactions), solely with respect to the Specified Representations, and (ii) the date of each Credit Event (other than the Closing Date), as provided in Section 4.02, BGI represents and warrants to the Lenders that:

Section 3.01          Organization; Powers.  BGI and each of the Subsidiaries which is a Borrower or Guarantor or a Material Subsidiary (a) is a partnership, limited liability company, corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that each such concept exists in such jurisdiction), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to the Borrowers), clause (b) (other than with respect to the Borrowers), and clause (c), where the failure so to be or have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder. The actual place of administration of Barnes Germany is located within the Federal Republic of Germany.

Section 3.02          Authorization.  The execution, delivery and performance by the Borrowers and each of the Guarantors of each of the Loan Documents to which it is a party and the borrowings and other extensions of credit hereunder (a) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by such Borrowers and such Guarantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to any such Borrower or any such Guarantor, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of any such Borrower or any such Guarantor, (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to any such Borrower or any such Guarantor or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any such Borrower or any such Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Borrower or any such Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03        Enforceability.  This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by the Borrowers and each Guarantor that is party thereto will constitute, a legal, valid and binding obligation of each such Borrower and each such Guarantor enforceable against each such Borrower and each such Guarantor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing, (d) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent, (e) the time barring of claims and defences of set-off or counterclaim, (f) the Swiss general principle of reasonableness and fairness (Treu und Glauben) and similar principles under the laws of any applicable jurisdiction; and (g) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent as a condition precedent under this Agreement (collectively, the “Legal Reservations”).

Section 3.04       Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which any Borrower or any Guarantor is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (e) filings or other actions listed on Schedule 3.04 and any other filings or registrations required to perfect Liens created by the Security Documents.

Section 3.05          Financial Statements.  The (a) Annual Target Financial Statements and the Annual BGI Financial Statements and (b) the Quarterly Target Financial Statements and the Quarterly BGI Financial Statements, in each case, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for the absence of notes and for normal year-end adjustments and except as otherwise noted therein.  The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by BGI to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of BGI and its Subsidiaries for the period covered thereby.

Section 3.06          No Material Adverse Effect.  Since the Closing Date, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07          Title to Properties; Possession Under Leases.  Each of BGI and its Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, free and clear of Liens, other than Permitted Liens or Liens arising by operation of law and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.08          [Reserved.]

Section 3.09          Litigation; Compliance with Laws.

(a)          There are no actions, suits, proceedings or investigations at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of BGI, threatened in writing against BGI or any of its Subsidiaries or any business, property or rights of any such person that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit or proceeding at law or in equity or by, before or on behalf of any Governmental Authority or in arbitration which has been disclosed in BGI’s Annual Report on Form 10-K for the year ended December 31, 2022 or on Schedule 3.09(a).

(b)        None of BGI, its Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or indenture, agreement or instrument affecting any Real Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10         Federal Reserve Regulations.  No part of the proceeds of any Loans or any Letter of Credit will be used by BGI and its Subsidiaries in any manner that would result in a violation of Regulation T, Regulation U or Regulation X.

Section 3.11       Investment Company Act.  None of the Borrowers or any of the other Guarantors is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12          Use of Proceeds.

(a)          The Borrowers will use the proceeds of the Revolving Facility Loans and Swingline Loans, and may request the issuance of Letters of Credit, solely for general corporate purposes (including, without limitation, for working capital purposes, for capital expenditures, for the Merion Transactions, for Permitted Acquisitions and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit).

(b)          BGI will use the proceeds of the Initial Term Loans incurred on or prior to the Closing Date to finance a portion of the Merion Transactions and for general corporate purposes (including for working capital purposes and for capital expenditures).

(c)          No portion of any Loan shall be disbursed by the Administrative Agent directly to an account in the Principality of Monaco.

Section 3.13          Tax Returns.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) BGI and each of its Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct, (b) BGI and each of its Subsidiaries has timely paid or caused to be timely paid all Taxes due and payable by it (including in its capacity as withholding agent), except Taxes or assessments which are being contested in good faith by appropriate proceedings or for which BGI or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP, and (c) BGI and each of its Subsidiaries has made adequate provision (in accordance with GAAP) for the payment of all Taxes not yet due.

Section 3.14          No Material Misstatements.

(a)          As of the Closing Date, all written information (other than the Projections, forward looking information and information of a general economic or industry specific nature) (the “Information”) concerning BGI, its Subsidiaries, the Merion Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Merion Transactions or the other transactions contemplated hereby (to the extent such Information relates to the Merion Target, to BGI’s knowledge), when taken as a whole and in light of the circumstances when furnished, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date, with respect to Information provided prior thereto, and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b)        As of the Closing Date, the Projections prepared by or on behalf of BGI or any of its representatives and that have been made available to any Lender or the Administrative Agent in connection with the Merion Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by BGI to be reasonable as of the date thereof (it being understood that such Projections are as to inherently uncertain future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given or is being given that the projected results will be realized) and as of the date such Projections were furnished to the Lenders.

Section 3.15          Employee Benefit Plans.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  (a) no Reportable Event has occurred during the past five years as to which BGI, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (b) no ERISA Event has occurred or is reasonably expected to occur; and (c) none of BGI, its Subsidiaries or any of their ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA.

Section 3.16          Environmental Matters.  Except (i) as to matters set forth on Schedule 3.16 and (ii) as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (a) no written notice, request for information, order, complaint or penalty has been received by BGI or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to BGI’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to BGI or any of its Subsidiaries, (b) each of BGI and its Subsidiaries has all environmental permits, licenses, authorizations and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and in the prior eighteen (18) month period, has been, in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (c) no Hazardous Material is located at, on or under any property currently or, to BGI’s knowledge, formerly owned, operated or leased by BGI or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of BGI or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of BGI or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (d) there are no agreements in which BGI or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, and (e) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect) by or on behalf of BGI or any of its Subsidiaries of any property currently or, to BGI’s knowledge, formerly owned, operated or leased by BGI or any of its Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.

Section 3.17          Security Documents.

(a)         Subject to the Legal Reservations, each Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  As of the Closing Date, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Security Document are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or possession, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).

(b)         When the Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States Intellectual Property included in the Collateral listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c)         Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, neither BGI nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

Section 3.18          Solvency.  Immediately after giving effect to the Merion Transactions on the Closing Date and the making of each Loan on the Closing Date and the application of the proceeds of such Loans, (i) the fair value of the assets of BGI and its Subsidiaries on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of BGI and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) BGI and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) BGI and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.  For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.19          Labor Matters.  Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against BGI or any of its Subsidiaries; (b) the hours worked and payments made to employees of BGI and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from BGI or any of its Subsidiaries or for which any claim may be made against BGI or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of BGI or such Subsidiary to the extent required by GAAP.  Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Merion Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which BGI or any of its Subsidiaries (or any predecessor) is a party or by which BGI or any of its Subsidiaries (or any predecessor) is bound.

Section 3.20        Insurance.  Schedule 3.20 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of BGI or its Subsidiaries as of the Closing Date.  As of such date, such insurance is in full force and effect.

Section 3.21         Intellectual Property; Licenses, Etc.  Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.21, (a) BGI and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property reasonably necessary in the operation of their respective businesses, (b) to the knowledge of BGI, BGI and its Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person, and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by BGI and its Subsidiaries is pending or, to the knowledge of BGI, threatened and (ii) to the knowledge of BGI, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.

Section 3.22          USA PATRIOT Act.  Except as would not reasonably be expected to have a Material Adverse Effect, BGI and each of its Subsidiaries is in compliance with the USA PATRIOT Act.

Section 3.23        Anti-Corruption Laws and Sanctions.  None of (a) BGI or any Subsidiary or (b) to the knowledge of BGI, any director, officer, employee or agent of BGI or any Subsidiary that will act in any capacity in connection with or benefit from the Facilities, is a Sanctioned Person.  No proceeds of the Loans have been or shall be used by BGI or any of its Subsidiaries directly or, to the knowledge of BGI, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person described in clause (a) of the definition of “Sanctioned Person”  or, to the knowledge of BGI, any person described in clause (b), (c) or (d) of the definition of “Sanctioned Person,” or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom, Switzerland or in a European Union member state.

Section 3.24          Affected Financial Institution.  As of the Closing Date, no Borrower or Guarantor is an Affected Financial Institution.

Section 3.25          Beneficial Ownership.  As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 3.26       Monaco Operations.  The function of Barnes Switzerland’s Monaco Branch is limited to internal treasury functions including the facilitation of intercompany loan advances and other treasury activities.  Barnes Switzerland’s Monaco Branch does not conduct revenue-generating operations in or from Monaco.

ARTICLE IV.

Conditions of Lending

Section 4.01         Closing Date.  The effectiveness of the Commitments hereunder and the obligations of each Revolving Facility Lender, each Issuing Bank and each Term Lender with an Initial Term Loan Commitment, with respect to each Credit Event on the Closing Date, including the Merion Closing Date Revolving Credit Extension, are subject only to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

(a)          The Administrative Agent shall have received from each Borrower a counterpart of this Agreement signed on behalf of such party.

(b)          The Administrative Agent shall have received a Borrowing Request as required by Section 2.02 in respect of any Loans to be made on the Closing Date and, in the case of any Letter of Credit to be issued on the Closing Date, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(c)          To the extent required to be satisfied on the Closing Date, the Collateral and Guarantee Requirement shall be satisfied (or waived in accordance with Section 9.08) as of the Closing Date.

(d)          The Administrative Agent shall have received a certificate of a Responsible Officer of BGI stating that (i) the Specified Representations are true and correct in all material respects as of the Closing Date (after giving effect to the Merion Transactions) as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) the Merion Purchase Agreement Representations are true and correct to the extent required by the definition thereof.

(e)          The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of BGI confirming the solvency of BGI and its Subsidiaries on a consolidated basis after giving effect to the Merion Transactions on the Closing Date.

(f)          The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a written opinion of (i) Wachtell, Lipton, Rosen & Katz, as special New York counsel for the Borrowers and Guarantors, (ii) VISCHER AG, as Swiss counsel for the Borrowers and Guarantors, and (iii) GvW Graf von Westphalen, as German counsel for the Borrowers and Guarantors, or, in each case, such other firm as may be reasonably acceptable to the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank, the Administrative Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such customary matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(g)          The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer (including a managing director (Geschäftsführer) for Barnes Germany) of each Borrower and Guarantor dated the Closing Date and certifying:

(i)         that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Borrower or Guarantor, certified as of a recent date by the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or by the Secretary or Assistant Secretary or similar officer of such Borrower or Guarantor or other person duly authorized by the constituent documents of such Borrower or Guarantor and, respectively, in the case of Barnes Germany, an excerpt from the commercial register, and in the case of Barnes Switzerland, the articles of incorporation (Statuten) certified by the competent commercial register,

(ii)        that attached thereto is a true and complete copy of a certificate as to the good standing of such Borrower or Guarantor (to the extent that such concept exists in such jurisdiction, it being understood that no such concept exists in Switzerland and Germany) as of a recent date from such Secretary of State (or other similar official or Governmental Authority),

(iii)          that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Borrower (or, in the case of Barnes Switzerland, the commercial register excerpt (Handelsregisterauszug) certified by the competent commercial register) or Guarantor as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the following clause (iv),

(iv)        that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Borrower or Guarantor (or its managing general partner or managing member) (or, in case of Barnes Germany by the shareholders of Barnes Germany and, if applicable, its advisory board (Beirat) and/or supervisory board (Aufsichtsrat)), authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date, and

(v)         as to the incumbency and specimen signature of each officer or authorized signatory executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower or Guarantor.

(h)        The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of BGI, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), Tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search.

(i)         Substantially concurrently with the initial Credit Events on the Closing Date, the Merion Acquisition shall be consummated in all material respects in accordance with the terms and conditions of the Merion Purchase Agreement and the Merion Purchase Agreement shall not have been altered, amended or otherwise modified or supplemented or any provision or condition therein waived, nor any consent granted, in each case, by BGI, if such alteration, amendment, modification, supplement, waiver or consent would be materially adverse to the interests of the Lenders (in their capacities as such), without the prior written consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that (i) the Arrangers’ consent shall be deemed to have been given if the Arrangers do not object in writing to a written request for such consent within three Business Days after such written request is delivered to the Arrangers, (ii) any amendment, waiver, consent or other modification that decreases the consideration payable under the Merion Purchase Agreement by less than 10% shall be deemed not to be materially adverse to the interests of the Lenders, so long as 100% of such decrease in the consideration payable, if any, is allocated to reduce the Initial Term Loan Commitments, (iii) any amendment, waiver, consent or other modification that increases the consideration payable under the Merion Purchase Agreement shall be deemed not to be materially adverse to the interests of the Lenders if such increase is not funded with Indebtedness for borrowed money and (iv) any change to the definition of Company Material Adverse Effect (as defined in the Merion Purchase Agreement) shall be deemed to be materially adverse to the interests of the Lenders).

(j)          The Administrative Agent shall have received (i) the Annual BGI Financial Statements and the Annual Target Financial Statements and (ii) the Quarterly BGI Financial Statements and the Quarterly Target Financial Statements.  The Administrative Agent hereby acknowledges that it has received all such financial statements.

(k)         The Administrative Agent shall have received an unaudited pro forma condensed combined balance sheet of BGI and its Subsidiaries as of June 30, 2023 and related unaudited pro forma condensed combined statement of income of BGI and its Subsidiaries for the six (6)-month period ending on June 30, 2023, prepared after giving effect to the Merion Transactions as if the Merion Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements of income), which need not be prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) (the “Pro Forma Financial Statements”).

(l)         (i) The Arrangers and the Lenders requesting such informaiton shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required with respect to any Borrower or Guarantor by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act to the extent requested in writing at least ten (10) days prior to the Closing Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(m)        On the Closing Date, no Event of Default or Default shall have occurred and be continuing solely with respect to Section 7.01(c) (solely resulting from the non-payment of any Fee due and payable under the applicable Loan Documents), Section 7.01(i) (solely with respect to BGI) and Section 7.01(j) (solely with respect to BGI).

(n)         Prior to, or substantially concurrently with, the initial Credit Events on the Closing Date, the Closing Date Refinancing shall have been consummated.

(o)          The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least two (2) Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Davis Polk & Wardwell LLP) required to be reimbursed or paid by BGI hereunder, under the Fee Letter or under any Loan Document on or prior to the Closing Date.

(p)          Since the date of the Merion Purchase Agreement (as in effect on June 5, 2023), there shall not have occurred and be continuing any Company Material Adverse Effect (as defined in the Merion Purchase Agreement in effect on June 5, 2023).

Section 4.02          Subsequent Credit Events.  Each Credit Event after the Closing Date is subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions precedent on the date of such Credit Event:

(a)         The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.02 (or a Borrowing Request shall have been deemed given) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)        Except as set forth in Section 2.21(c) with respect to Incremental Term Loans or Incremental Revolving Loans used to finance a Limited Condition Transaction, the representations and warranties of BGI and each other Borrower or Guarantor contained in Article III or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c)          Except as set forth in Section 2.21(c) with respect to Incremental Term Loans or Incremental Revolving Loans used to finance a Limited Condition Transaction, at the time of and immediately after such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Section 4.03          Determinations Under Section 4.01.  For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the Closing Date, specifying its objection thereto in reasonable detail.  The Administrative Agent shall promptly notify the Lenders and BGI in writing of the occurrence of the Closing Date and such notification shall be conclusive and binding.

ARTICLE V.

Affirmative Covenants

BGI covenants and agrees with each Lender that from and after the Closing Date until the Termination Date, unless the Required Lenders shall otherwise consent in writing, BGI will, and will (except in the case of the covenants set forth in Section 5.04 and Section 5.05) cause each of its Subsidiaries to:

Section 5.01          Existence; Business and Properties.

(a)          Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of a Subsidiary of BGI (other than Barnes Switzerland or Barnes Germany), where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) as otherwise permitted under Section 6.05, and (iii) for the liquidation or dissolution of Subsidiaries (other than Barnes Switzerland or Barnes Germany) if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by BGI or a Wholly Owned Subsidiary of BGI in such liquidation or dissolution; provided, that (x) Guarantors may not be liquidated into Subsidiaries that are not Loan Parties, and (y) Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries (except in each case as permitted under Section 6.05).

(b)         Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto used in the conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

Section 5.02          Insurance.

(a)          Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and within sixty (60) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies with respect to tangible personal property and assets constituting Collateral located in the United States of America and as an additional insured on all general liability policies.  Notwithstanding the foregoing, BGI and its Subsidiaries may (i) maintain all such insurance with any combination of primary and excess insurance, (ii) maintain any or all such insurance pursuant to master or so-called “blanket policies” insuring any or all Collateral and/or Real Property which does not constitute Collateral (and in such event the co-payee endorsement shall be limited or otherwise modified accordingly), and/or (iii) self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b)          In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)       the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank or their agents or employees.  If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then BGI, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank and their agents and employees;

(ii)         the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of BGI and its Subsidiaries or the protection of their properties; and

(iii)       the amount and type of insurance that BGI and its Subsidiaries has in effect as of the Closing Date satisfy, and the certificates listing the Collateral Agent as a co-loss payee or additional insured, as the case may be, will satisfy, the requirements of this Section 5.02.

Section 5.03          Taxes.  Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount thereof is being contested in good faith by appropriate proceedings or BGI or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04          Financial Statements, Reports, Etc.  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)          within 90 days after the end of each fiscal year (commencing with the first fiscal year ending after the Closing Date), a consolidated balance sheet and related consolidated statements of income, stockholders’ equity, and cash flows showing the financial position of BGI and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related consolidated statements of income, stockholders’ equity, and cash flows shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of BGI or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from, an upcoming maturity date under any series of Indebtedness incurred under or permitted by this Agreement occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of BGI and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by BGI of annual reports on Form 10‑K of BGI and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein and are delivered within the time period specified above);

(b)        within 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter ending after the Closing Date), a consolidated balance sheet and related consolidated statements of income and cash flows showing the financial position of BGI and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related consolidated statements of income and cash flows shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of BGI on behalf of BGI as fairly presenting, in all material respects, the financial position and results of operations of BGI and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by BGI of quarterly reports on Form 10-Q of BGI and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein and are delivered within the time period specified above);

(c)         within ten (10) Business Days of any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of BGI substantially in the form of Exhibit N (i) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 5.04(c) (or since the Closing Date in the case of the first such certificate) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) commencing with the end of the first full fiscal quarter after the Closing Date, setting forth computations in reasonable detail in a form reasonably satisfactory to the Administrative Agent calculating the Total Net Leverage Ratio and Interest Coverage Ratio demonstrating compliance with the Financial Covenants (if applicable) and (iii) setting forth the calculation and uses of the Available Amount for the fiscal period then ended if BGI shall have used the Available Amount for any purpose during such fiscal period;

(d)          promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by BGI or any of its Subsidiaries with the SEC, or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of BGI or the website of the SEC;

(e)          [reserved];

(f)          [reserved]; and

(g)          promptly, from time to time, such other customary information regarding the operations, business affairs and financial condition of BGI or any of its Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender).

BGI acknowledges and agrees that all financial statements furnished pursuant to paragraphs (a), (b) and (d) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with Section 9.17 (unless BGI otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.05          Litigation and Other Notices.  Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of BGI obtains actual knowledge thereof:

(a)          any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)        the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against BGI or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)          any other development specific to BGI or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d)          the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 5.05 shall be accompanied by a statement of a Responsible Officer of BGI setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.06          Compliance with Laws

.  Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07          Maintaining Records; Access to Properties and Inspections.  Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of BGI or any of its Subsidiaries at reasonable times, upon reasonable prior notice to BGI, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to BGI to discuss the affairs, finances and condition of BGI or any of its Subsidiaries with the officers thereof and independent accountants therefor (so long as BGI has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.

Section 5.08          Use of Proceeds.  Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.12.

Section 5.09      Compliance with Environmental Laws.  Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all applicable Environmental Laws, and obtain and renew all required Environmental Permits, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10          Further Assurances; Additional Security.

(a)         Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that the Collateral Agent may reasonably request (including those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)          If any asset is acquired by BGI or any Guarantor after the Closing Date or owned by an entity at the time it becomes a Guarantor (in each case other than (x) assets constituting Collateral under a Security Document that automatically become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), BGI or such Guarantor, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Guarantors to take, such actions as shall be reasonably requested by the Collateral Agent to cause the Collateral and Guarantee Requirement to be satisfied with respect to such asset, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to the last three paragraphs of this Section 5.10.

(c)        If any additional direct or indirect Subsidiary of BGI is formed (including by a Delaware LLC Division), acquired or ceases to constitute an Excluded Subsidiary following the Closing Date and such Subsidiary is (1) a Wholly Owned Domestic Subsidiary of BGI that is not an Excluded Subsidiary or (2) any other Domestic Subsidiary of BGI that may be designated by BGI in its sole discretion, within seventy-five (75) days after the date such Subsidiary is formed (including by a Delaware LLC Division) or acquired or meets such criteria (or first becomes subject to such requirement) or such longer period as the Collateral Agent may agree in its sole discretion, notify the Collateral Agent thereof and, within one hundred and fifteen (115) days after the date such Subsidiary is formed (including by a Delaware LLC Division) or acquired or meets such criteria (or first becomes subject to such requirement) or such longer period as the Collateral Agent may agree in its sole discretion, cause such Subsidiary to become a Guarantor and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to the last three paragraphs of this Section 5.10.  Notwithstanding anything to the contrary herein, BGI shall have the right, at any time, to designate an Excluded Subsidiary as a Guarantor (and to subsequently release such Guarantee in accordance with Section 9.18(b)(ii)); provided, however, that in no circumstance shall an Excluded Subsidiary become a Guarantor unless designated as a Guarantor by BGI in its sole discretion.

(d)         Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number (to the extent relevant in the applicable jurisdiction of organization) and (D) in any Loan Party’s jurisdiction of organization; provided, that BGI shall not effect or permit any such change unless all filings have been made, or will have been made within thirty (30) days following such change (or such longer period as the Collateral Agent may agree in its sole discretion), under the Uniform Commercial Code (or its equivalent in any applicable jurisdiction) that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(e)        If any additional Foreign Subsidiary of BGI is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary of a Loan Party, within ninety (90) days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Collateral Agent may agree in its reasonable discretion), notify the Collateral Agent thereof and, within one hundred and thirty five (135) days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent may agree in its reasonable discretion, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to the last three paragraphs of this Section 5.10.

Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”):

(i) any Real Property;

(ii) motor vehicles and other assets subject to certificates of title;

(iii) letter of credit rights (other than to the extent that a security interest therein can be perfected by the filing of a financing statement under the Uniform Commercial Code);

(iv) commercial tort claims (as defined in the Uniform Commercial Code) with a value of less than $20,000,000;

(v) [reserved];

(vi) leases, licenses, permits and other agreements, any property subject to a purchase money security interest, any lien securing a Capitalized Lease Obligation or similar arrangements, in each case, to the extent, and so long as, the pledge thereof as Collateral would require a consent not obtained, violate the terms thereof or create a right of termination or acceleration in favor of any other party thereto (other than a Borrower or a Guarantor), but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, the Bankruptcy Code or other Requirement of Law;

(vii) other assets to the extent the pledge thereof or the security interest therein is prohibited by applicable law, rule or regulation (only to the extent such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, Bankruptcy Code or any other Requirement of Law) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received);

(viii) those assets as to which the Administrative Agent and BGI shall reasonably agree that the costs or other adverse consequences (other than Tax consequences, which shall be subject to clause (xiii) below) of obtaining such security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby;

(ix) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable grantor’s right, title or interest therein or in any trademark issued as a result of such application under applicable law;

(x) receivable and/or related assets sold pursuant to or pledged in connection with any Qualified Receivables Facility in compliance with Section 6.02(z) or any Permitted Supplier Receivables Sale Program;

(xi) any governmental licenses, permits or state or local franchises, charters and authorizations, to the extent Liens and security interests therein are prohibited or restricted thereby, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code;

(xii) Excluded Securities;

(xiii) any assets to the extent a security interest in or pledge of such assets could reasonably be expected to result in material adverse tax consequences to BGI or any of its Subsidiaries as reasonably determined by BGI in consultation with the Administrative Agent; and

(xiv) any tax benefits, escrow accounts, fiduciary or trust accounts and funds and other property held in or maintained in such accounts in the ordinary course of business;

provided, that BGI may in its sole discretion elect to exclude any property from the definition of “Excluded Property.”

In addition, in no event shall

(1) deposit account, securities account or commodities account control agreements or control, lockbox or similar agreements or arrangements be required,

(2) landlord, mortgagee and bailee waivers or subordination agreements (other than any subordination agreement expressly contemplated by Section 6.01(a), (e), or (m) of this Agreement) be required,

(3) notices be required to be sent to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing,

(4) foreign-law governed security documents or perfection under foreign law be required,

(5) estoppels or collateral access letters or similar arrangements be required or

(6) actions other than (x) the filing of a financing statements under the Uniform Commercial Code and (y) the filing of a short form intellectual property security agreement with the United States Patent and Trademark Office or United States Copyright Office, as applicable, be required with respect to the perfection of the security interest in any Intellectual Property.

Notwithstanding anything herein to the contrary, (A) the Collateral Agent may grant extensions of time or waiver or modification of requirement for the creation or perfection of security interests in or the obtaining of insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with BGI, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents and (B) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents.

Section 5.11          Rating.  Use commercially reasonable efforts to obtain and to maintain (a) public ratings from Moody’s and S&P for the Initial Term Loans and (b) public corporate credit ratings and corporate family ratings from Moody’s and S&P in respect of BGI; provided, in each case, that BGI and its Subsidiaries shall not be required to obtain or maintain any specific rating.

Section 5.12       Restricted and Unrestricted Subsidiaries.  Designate any Subsidiary as an Unrestricted Subsidiary or redesignate any Unrestricted Subsidiary as a Subsidiary only in accordance with the definition of “Unrestricted Subsidiary” contained herein.  No Borrower or Guarantor shall sell, lease, sublease, dispose of or otherwise transfer to an Unrestricted Subsidiary ownership of or an exclusive license in any Intellectual Property that is material to the business or operations of BGI and its Subsidiaries taken as a whole (as reasonably determined in good faith by BGI).

Section 5.13          Anti-Corruption Laws, Sanctions, USA PATRIOT Act.  Implement and maintain in effect policies and procedures designed to ensure compliance by BGI, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, applicable Sanctions and the USA PATRIOT Act.

Section 5.14          Post-Closing.  Take all necessary actions to satisfy the items described on Schedule 5.14 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its sole discretion).

Section 5.15          Compliance with Swiss Non-Bank Rules.  Barnes Switzerland shall be compliant with the Swiss Non-Bank Rules; it being understood that Barnes Switzerland shall assume that the aggregate number of Lenders under this Agreement which are not Swiss Qualifying Banks is five (5) (irrespective of whether or not there are, at any time, any such Lenders).

ARTICLE VI.

Negative Covenants

BGI covenants and agrees with each Lender that from the Closing Date until the Termination Date, unless the Required Lenders (or, in the case of Section 6.10, the Required Financial Covenant Lenders voting as a single Class) shall otherwise consent in writing, BGI will not, and will not permit any of its Subsidiaries to:

Section 6.01          Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)         (x) Indebtedness (other than as described in Section 6.01(b) below) existing or committed on the Closing Date (provided, that any such Indebtedness that is owed to any person other than BGI and/or one or more of its Subsidiaries, in an aggregate amount in excess of $5,000,000 shall be set forth in Schedule 6.01) and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, that any Indebtedness outstanding pursuant to this clause (a) which is owed by a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated in right of payment to the same extent required pursuant to Section 6.01(e);

(b)       Indebtedness created hereunder (including pursuant to Section 2.21, Section 2.22 and Section 2.23) and under the other Loan Documents and any Refinancing Notes incurred to Refinance such Indebtedness;

(c)          Indebtedness of BGI or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d)         Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to BGI or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(e)          Indebtedness of BGI to any Subsidiary and of any Subsidiary to BGI or any other Subsidiary; provided, that Indebtedness owed by any Loan Party to any Subsidiary that is not a Guarantor incurred pursuant to this Section 6.01(e) (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of BGI and its Subsidiaries) shall be subordinated in right of payment to the Loan Obligations under this Agreement on terms reasonably satisfactory to the Administrative Agent;

(f)       Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(g)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(h)         (x) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged or consolidated with BGI or any Subsidiary after the Closing Date and Indebtedness otherwise assumed by any Borrower or Guarantor in connection with the acquisition of assets or Equity Interests (including a Permitted Acquisition), where such acquisition, merger, amalgamation or consolidation is not prohibited by this Agreement; provided, that Indebtedness incurred pursuant to this subclause (h)(x) shall be in existence prior to the respective acquisition of assets or Equity Interests (including a Permitted Acquisition) and shall not have been created in contemplation thereof or in connection therewith; and (y) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(i)          (x) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by BGI or any Subsidiary prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i), would not exceed the greater of $80,000,000 and 25.0% of LTM Adjusted Consolidated EBITDA when incurred, created or assumed, and (y) any Permitted Refinancing Indebtedness in respect thereof;

(j)          (x) Capitalized Lease Obligations and any other Indebtedness incurred by BGI or any Subsidiary arising from any Permitted Sale Lease-Back Transaction, and (y) any Permitted Refinancing Indebtedness in respect thereof;

(k)        (x) other Indebtedness of BGI or any Subsidiary, in an aggregate principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $80,000,000 and 25.0% of LTM Adjusted Consolidated EBITDA when incurred, created or assumed; provided that any Indebtedness Incurred pursuant to the Cash-Capped Incremental Facility in reliance upon the Reallocated General Basket Amount utilizing the amounts available pursuant to this Section 6.01(k)(x) that remains outstanding under such Cash-Capped Incremental Facility shall reduce the amounts available pursuant to this Section 6.01(k)(x); and (y) any Permitted Refinancing Indebtedness in respect thereof;

(l)          [reserved];

(m)          Guarantees (i) by BGI or any Guarantor of any Indebtedness of any Borrower or any Subsidiary permitted to be incurred under this Agreement, (ii) by any Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor and (iii) by Subsidiaries that are not Guarantors of Indebtedness of any Borrower or any Guarantor in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Guarantee, together with the aggregate principal amount of any other Guarantees outstanding pursuant to this Section 6.01(m)(iii), the aggregate principal amount of any Indebtedness outstanding pursuant to Section 6.01(q) below and the aggregate principal amount of any Indebtedness outstanding pursuant to Section 6.01(w) below, would not exceed the greater of $95,000,000 and 30.0% of LTM Adjusted Consolidated EBITDA; provided, that Guarantees by BGI or any Guarantor under this Section 6.01(m) of any other Indebtedness of a person that is subordinated in right of payment to other Indebtedness of such person shall be expressly subordinated in right of payment to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated in right of payment;

(n)          Indebtedness arising from agreements of BGI or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Merion Transactions, any Permitted Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement;

(o)         Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p)        (x) Permitted Debt, so long as immediately after giving effect to the incurrence of such Permitted Debt and the use of proceeds thereof (excluding for purposes of “cash netting” the proceeds of any such Permitted Debt) (A) at BGI’s option, either (1) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 5.25 to 1.00 (or, in the case of Permitted Debt incurred in connection with a Limited Condition Transaction, if greater, the Total Net Leverage Ratio immediately prior to such transaction) or (2) the Interest Coverage Ratio on a Pro Forma Basis is not less than 3.00 to 1.00 and (B) no Default or Event of Default shall have occurred and be continuing or shall result therefrom; provided, that the aggregate principal amount of any Indebtedness of Subsidiaries that are not Guarantors outstanding pursuant to this Section 6.01(p)(x) shall not exceed the greater of $95,000,000 and 30.0% of LTM Adjusted Consolidated EBITDA; and (y) any Permitted Refinancing Indebtedness in respect thereof;

(q)          (x) Indebtedness of Subsidiaries that are not Guarantors in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(q), the aggregate principal amount of any Guarantees outstanding pursuant to Section 6.01(m)(iii) above and the aggregate principal amount of any Indebtedness outstanding pursuant to Section 6.01(w) below, would not exceed the greater of $95,000,000 and 30.0% of LTM Adjusted Consolidated EBITDA and (y) any Permitted Refinancing Indebtedness in respect thereof;

(r)        Indebtedness incurred in the ordinary course of business in respect of obligations of BGI or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(s)        Indebtedness representing deferred compensation to employees, consultants or independent contractors of BGI or any Subsidiary incurred in the ordinary course of business;

(t)          (x) Indebtedness in connection with Qualified Receivables Facilities in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(t), would not exceed the greater of $80,000,000 and 25.0% of LTM Adjusted Consolidated EBITDA when incurred, created or assumed and (y) any Permitted Refinancing Indebtedness in respect thereof;

(u)          obligations in respect of (x) Cash Management Agreements and (y) Secured Bilateral Letter of Credit Agreements in the case of this clause (u)(y) in an aggregate outstanding face amount not to exceed as of any time $25,000,000;

(v)         (x) Permitted Debt that is either (A) unsecured or (B) secured by Other First Liens or Junior Liens on the Collateral in an aggregate principal amount outstanding not to exceed at the time of incurrence the Incremental Amount available at such time; provided, that any such Permitted Debt shall (i) if incurred in the form of a syndicated term loan b facility secured by Other First Liens, comply with the requirements of Section 2.21(b)(v) as if such Permitted Debt was incurred as an Incremental Term Loan thereunder (and with pricing increases with respect to the Initial Term Loans to occur as, and to the extent, provided in Section 2.21(b)(v) as if such Permitted Debt was incurred as an Incremental Term Loan hereunder) and (ii) count as a usage of the Incremental Amount for purposes of Section 2.21, and (y) Permitted Refinancing Indebtedness in respect of any Indebtedness theretofore outstanding pursuant to this clause (v);

(w)        Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures or Unrestricted Subsidiaries in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(w), the aggregate principal amount of any Guarantees outstanding pursuant to Section 6.01(m)(iii) above and the aggregate principal amount of any Indebtedness outstanding pursuant to Section 6.01(q) above, would not exceed the greater of $95,000,000 and 30.0% of LTM Adjusted Consolidated EBITDA when incurred, created or assumed;

(x)          Indebtedness issued by BGI or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of BGI permitted by Section 6.06;

(y)          Indebtedness consisting of obligations of BGI or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Merion Transactions and Permitted Acquisitions or any other Investment permitted hereunder;

(z)        Indebtedness of BGI or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of BGI and its Subsidiaries;

(aa)        Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(bb)      Indebtedness of BGI or any Subsidiary incurred under BGI’s existing $30 million discretionary line of credit with PNC Bank, National Association as in effect on the Closing Date.

For purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Section 6.01(a) through (bb) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 6.02), (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Section 6.01(a) through (bb), BGI may, in its sole discretion, classify or reclassify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01 and (C) Section 1.07 shall apply.  In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 6.02         Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of BGI or any Subsidiary now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)         Liens on property or assets of BGI and its Subsidiaries existing on the Closing Date and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5,000,0000, set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of BGI or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(b)          any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements, Secured Cash Management Agreements, the PNC Line of Credit, Secured Bilateral Letter of Credit Agreements and Permitted Secured Supplier Receivables Sale Programs);

(c)          any Lien on any property or asset of BGI or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of BGI or any Subsidiary not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than accessions thereto and proceeds thereof so acquired or any after-acquired property of such person becoming a Subsidiary (but not of BGI or any other Loan Party, including any Loan Party into which such acquired entity is merged) required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof));

(d)         Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than thirty (30) days or that are being contested in good faith in compliance with Section 5.03;

(e)      Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, BGI or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)          (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to BGI or any Subsidiary;

(g)        deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)          zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on the Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of BGI or any Subsidiary;

(i)          Liens securing Indebtedness permitted by Section 6.01(i); provided, that such Liens do not apply to any property or assets of BGI or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(j)          Liens arising out of any Permitted Sale Lease-Back Transaction, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

(k)          non-consensual Liens securing judgments that do not constitute an Event of Default under Section 7.01(k);

(l)          any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by BGI or any Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof;

(m)       Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of BGI or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of BGI or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of BGI or any Subsidiary in the ordinary course of business;

(n)         Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(o)          Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under Section 6.01(f) or (o) and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p)        leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property, or Intellectual Property), granted to others in the ordinary course of business not interfering in any material respect with the business of BGI and its Subsidiaries, taken as a whole;

(q)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r)         Liens solely on any cash earnest money deposits made by BGI or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(s)         Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party not prohibited by Section 6.01;

(t)          Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(u)          the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(v)          agreements to subordinate any interest of BGI or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by BGI or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(w)          Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

(x)          Liens (i) on Equity Interests in joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests in Unrestricted Subsidiaries;

(y)          Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(z)       Liens in respect of Qualified Receivables Facilities entered into in reliance on Section 6.01(t) that extend only to Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Entity;

(aa)       Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(bb)       in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple or freehold interest (or any superior leasehold interest) is subject;

(cc)        Liens securing Indebtedness or other obligations (i) of any Borrower or a Subsidiary in favor of any Borrower or any Guarantor and (ii) of any Subsidiary that is not a Guarantor in favor of any Subsidiary that is not a Guarantor;

(dd)          Liens on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;

(ee)        Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of BGI or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of BGI or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(ff)       subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by BGI or any Subsidiary;

(gg)        Liens on cash collateral securing obligations in respect of letters of credit of the Merion Target and its subsidiaries outstanding as of the Closing Date;

(hh)       Liens on Collateral that are Other First Liens or Junior Liens, so long as such Other First Liens or Junior Liens secure Indebtedness permitted by Section 6.01(b) or Section 6.01(v) and guarantees thereof permitted by Section 6.01(m);

(ii)        Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by BGI or any of its Subsidiaries in the ordinary course of business;

(jj)         with respect to any Real Property which is acquired in fee after the Closing Date, Liens which exist immediately prior to the date of acquisition, excluding any Liens securing Indebtedness which is not otherwise permitted hereunder; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of BGI or any of its Subsidiaries;

(kk)        other Liens with respect to property or assets of BGI or any Subsidiary securing (x) obligations in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (kk), immediately after giving effect to the incurrence of such Liens, would not exceed the greater of $80,000,000 and 25.0% of LTM Adjusted Consolidated EBITDA when incurred, created or assumed and (y) Permitted Refinancing Indebtedness incurred to Refinance obligations secured pursuant to subclause (x);

(ll)          in the case of (A) any subsidiary of BGI that is not a Wholly Owned Subsidiary or (B) the Equity Interests in any person that is not a subsidiary of BGI, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such subsidiary or such other person set forth in the organization documents of such subsidiary or such other person or any related joint venture, shareholders’ or similar agreement; and

(mm)      Liens in respect of Permitted Supplier Receivables Programs.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Section 6.02(a) through (mm) but may be permitted in part under any combination thereof, (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Section 6.02(a) through (mm), BGI may, in its sole discretion, divide, classify or reclassify such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof), and (C) Section 1.07 shall apply.

Section 6.03          [Reserved].

Section 6.04          Investments, Loans and Advances.  (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(a)          Investments to effect the Merion Transactions;

(b)       Investments by BGI, any other Borrower, any Guarantor or any Subsidiary in BGI, any other Borrower, any Guarantor or any Subsidiary; provided, that the aggregate amount of Investments made after the Closing Date by Loan Parties in Subsidiaries that are not Loan Parties pursuant to this Section 6.04(b) (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed an amount equal to the greater of $80,000,000 and (y) 25.0% of LTM Adjusted Consolidated EBITDA as of the date of incurrence;

(c)          Permitted Investments and Investments that were Permitted Investments when made;

(d)        Investments arising out of the receipt by BGI or any Subsidiary of non‑cash consideration for the Disposition of assets permitted under Section 6.05;

(e)          loans and advances to officers, directors, employees or consultants of BGI or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $10,000,000, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of BGI;

(f)          accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g)          Hedging Agreements entered into for non-speculative purposes;

(h)       Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted by this Section 6.04);

(i)          Investments resulting from pledges and deposits under Section 6.02(f), (g), (n), (q), (r), (dd) and (jj);

(j)         Investments by BGI or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed at the time made the sum of (X) the greater of $110,000,000 and 35.0% of LTM Adjusted Consolidated EBITDA, plus (Y) so long as no Default or Event of Default shall have occurred and be continuing, any portion of the Available Amount on the date of such election that BGI elects to apply to this Section 6.04(j)(Y) in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail of the Available Amount immediately prior to such election and the amount thereof elected to be so applied, and plus (Z) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (excluding any returns in excess of the amount originally invested) pursuant to clause (X) or (Y); provided, that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of BGI, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the provisions thereof) and not in reliance on this Section 6.04(j);

(k)          Investments constituting Permitted Acquisitions; provided, that the aggregate amount of Investments made after the Closing Date by Loan Parties in Subsidiaries that are not Loan Parties pursuant to this Section 6.04(k) (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed an amount equal to the greater of $80,000,000 and (y) 25.0% of LTM Adjusted Consolidated EBITDA as of the date of incurrence;

(l)          Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by BGI or a Subsidiary as a result of a foreclosure by BGI or any of its Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m)        Investments of a Subsidiary acquired after the Closing Date or of a person merged into BGI or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger, amalgamation or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger, amalgamation or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(n)        acquisitions by BGI of obligations of one or more officers or other employees of BGI or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of BGI, so long as no cash is actually advanced by BGI or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(o)         Guarantees by BGI or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness of the kind described in clauses (b), (e), (f), (g), (h), (i), (j) or (k) of the definition thereof, in each case entered into by BGI or any Subsidiary in the ordinary course of business;

(p)        Investments to the extent that payment for such Investments is made with Qualified Equity Interests of BGI; provided, that the issuance of such Equity Interests are not included in any determination of the Available Amount;

(q)        Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(r)          non-cash Investments made in connection with tax planning and reorganization activities so long as, after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not materially impaired (as determined by BGI in good faith);

(s)          advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of BGI or such Subsidiary;

(t)          Investments by BGI and its Subsidiaries, if BGI or any Subsidiary would otherwise be permitted to make a Restricted Payment under Section 6.06(g) in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under Section 6.06(g) for all purposes of this Agreement);

(u)          Investments consisting of transfers of Permitted Receivables Facility Assets or arising as a result of Qualified Receivables Facilities;

(v)      Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing or other similar arrangements with other persons, in each case, in the ordinary course of business;

(w)        to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property in each case in the ordinary course of business;

(x)          Investments, so long as, at the time any such Investment is made and immediately after giving effect thereto, (i) no Default or Event of Default shall have occurred and is continuing and (ii) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 3.50 to 1.00; and

(y)         Investments in joint ventures or any Unrestricted Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed at the time made the sum of (X) the greater of (i) $50,000,000 and (ii) 15.0% of LTM Adjusted Consolidated EBITDA and (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (excluding any returns in excess of the amount originally invested) pursuant to clause (X); provided, that if any Investment pursuant to this Section 6.04(y) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of BGI, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the provisions thereof) and not in reliance on this Section 6.04(y).

For purposes of determining compliance with this Section 6.04, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in Section 6.04(a) through (y) but may be permitted in part under any relevant combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in Section 6.04(a) through (y), BGI may, in its sole discretion, divide, classify or reclassify such Investment (or any portion thereof) in any manner that complies with this Section 6.04 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Investments described in Schedule 6.04 shall be deemed outstanding under Section 6.04(h).

Any Investment in any person other than BGI or a Guarantor that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.  The amount of any Investment made other than in the form of cash or cash equivalents shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

Section 6.05          Mergers, Consolidations, Sales of Assets and Acquisitions.  (x) Merge into, amalgamate with or consolidate with any other person, or permit any other person to merge into, amalgamate with or consolidate with it, or (y) Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired) having a Fair Market Value in excess of $5,000,000 in a single transaction or a series of related transactions and $50,000,000 in the aggregate or (z) purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or substantially all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit:

(a)          (i) the purchase and Disposition of inventory in the ordinary course of business by BGI or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by BGI or any Subsidiary or, with respect to operating leases, otherwise for Fair Market Value on market terms (as determined in good faith by BGI), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by BGI or any Subsidiary or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b)          if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, amalgamation or consolidation of any Subsidiary with or into BGI in a transaction in which BGI is the survivor, (ii) the merger, amalgamation or consolidation of any Subsidiary (other than Barnes Switzerland or Barnes Germany) with or into any Guarantor in a transaction in which the surviving or resulting entity is or becomes a Guarantor and, in the case of each of clauses (i) and (ii), no person other than BGI or a Guarantor receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger, amalgamation or consolidation of any Subsidiary that is not a Guarantor with or into any other Subsidiary that is not a Guarantor (provided that if Barnes Switzerland and/or Barnes Germany is party to any such merger, amalgamation or consolidation, Barnes Switzerland or Barnes Germany, as applicable, shall be the continuing or surviving person and, in respect of Barnes Germany, continue to be organized in Germany), (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than Barnes Switzerland or Barnes Germany) if (A) BGI determines in good faith that such liquidation, dissolution or change in form is in the best interests of BGI and is not materially disadvantageous to the Lenders and (B) the same meets the requirements contained in the proviso to Section 5.01(a), (v) any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04 (other than Section 6.04(m)(ii))), which shall be (A) a Loan Party if the merging, amalgamating or consolidating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.10 or (B) Barnes Switzerland or Barnes Germany, if the merging, amalgamating or consolidating Subsidiary was Barnes Switzerland or Barnes Germany (provided that neither Barnes Switzerland nor Barnes Germany shall merge, amalgamate or consolidate with any Loan Party, other than BGI in a transaction where BGI shall be the continuing or surviving person) or (vi) any Subsidiary (other than Barnes Switzerland or Barnes Germany) may merge, amalgamate or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;

(c)         Dispositions to BGI or a Subsidiary; provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Guarantor or to Barnes Switzerland or Barnes Germany in reliance on this clause (c) shall be made in compliance with Section 6.04 (other than Section 6.04(x));

(d)          Dispositions of any property subject to a Permitted Sale Lease-Back Transaction;

(e)         (i) Investments permitted by Section 6.04 (other than Section 6.04(m)(ii)), Permitted Liens, and Restricted Payments permitted by Section 6.06, (ii) the Merion Transactions to the extent otherwise prohibited by this Section 6.05, and (iii) the Merion Acquisition;

(f)         the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(g)          other Dispositions of assets; provided, that (i) the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b) to the extent required thereby, (ii) any such Dispositions shall comply with the final sentence of this Section 6.05 and (iii) BGI may not dispose of all or substantially all of the assets of BGI and its Subsidiaries taken as a whole pursuant to this clause (g) unless the surviving entity is an entity organized or existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all obligations of BGI under the Loan Documents; provided further that each Lender shall be provided with all documentation and other information required with respect to any successor to BGI by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act;

(h)          Permitted Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Acquisition); provided, that following any such merger, consolidation or amalgamation involving BGI, BGI is the surviving entity or the requirements of Section 6.05(n) are otherwise complied with;

(i)          leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;

(j)         Dispositions of inventory or Dispositions or abandonment of Intellectual Property of BGI and its Subsidiaries determined in good faith by the management of BGI to be no longer economically practicable to maintain or useful or necessary in the operation of the business of BGI or any of its Subsidiaries;

(k)          Dispositions of Permitted Receivables Facility Assets pursuant to any Permitted Supplier Receivables Sale Program;

(l)        the purchase and Disposition (including by capital contribution) of Permitted Receivables Facility Assets including pursuant to Qualified Receivables Facilities;

(m)      any exchange or swap of assets (other than cash and Permitted Investments) for other assets (other than cash and Permitted Investments) of comparable or greater value or usefulness to the business of BGI and its Subsidiaries as a whole, determined in good faith by the management of BGI; provided, that the Fair Market Value of any such exchanges or swaps shall not, in the aggregate, exceed $50,000,000 in any fiscal year; and

(n)          if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary or any other person may be merged, amalgamated or consolidated with or into BGI, provided that (A) BGI shall be the surviving entity or (B) if the surviving entity is not BGI (such other person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of BGI under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee Agreement, as applicable, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3) and (5) the Successor Borrower shall have delivered to the Administrative Agent (x) a certificate of a Responsible Officer stating that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document, (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, BGI under this Agreement) and (z) all documentation and other information required with respect to any Successor Borrower by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

Notwithstanding anything to the contrary contained in Section 6.05 above, no Disposition of assets under Section 6.05(g) shall in each case be permitted unless (i) such Disposition is for Fair Market Value, and (ii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments; provided, that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a Fair Market Value of less than $17,500,000; provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash:  (a) the amount of any liabilities (as shown on BGI’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by BGI or such Subsidiary from the transferee that are converted by BGI or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by BGI or any of its Subsidiaries in such Disposition or any series of related Dispositions, having an aggregate Fair Market Value not to exceed, in the aggregate, the greater of $30,000,000 and 10.0% of LTM Adjusted Consolidated EBITDA when received (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Section 6.06          Restricted Payments.  (i) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of Qualified Equity Interests of the person declaring, paying or making such dividends or distributions), (ii) directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of BGI’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of Qualified Equity Interests) or (iii) make any Junior Debt Restricted Payment (all of the foregoing, “Restricted Payments”); provided, however, that:

(a)        Restricted Payments may be made to BGI or any Subsidiary (provided, that Restricted Payments made by a non-Wholly Owned Subsidiary to BGI or any Subsidiary that is a direct or indirect parent of such Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of BGI or such Subsidiary) based on its ownership interests in such non-Wholly Owned Subsidiary);

(b)         Restricted Payments may be made by BGI to purchase or redeem the Equity Interests of BGI (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of BGI or any of its Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (b) shall not exceed in any fiscal year $25,000,000 (plus (x) the amount of net proceeds contributed to BGI that were received by BGI during such calendar year from sales of Qualified Equity Interests of BGI to directors, consultants, officers or employees of BGI or any Subsidiary in connection with permitted employee compensation and incentive arrangements; provided, that such proceeds are not included in any determination of the Available Amount and (y) the amount of net proceeds of any key-person life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year); and provided, further, that cancellation of Indebtedness owing to BGI or any Subsidiary from members of management of BGI or its Subsidiaries in connection with a repurchase of Equity Interests of BGI will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(c)          any person may make repurchases of Equity Interests deemed to occur upon exercise or settlement of stock options or other Equity Interests if such Equity Interests represent a portion of the exercise price of or withholding obligation with respect to such options or other Equity Interests;

(d)         so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto no Default or Event of Default shall have occurred and is continuing, Restricted Payments may be made in an aggregate amount equal to a portion of the Available Amount on the date of such election that BGI elects to apply to this Section 6.06(d), which such election shall be set forth in a written notice of a Responsible Officer of BGI, which notice shall set forth calculations in reasonable detail of the Available Amount immediately prior to such election and the amount thereof elected to be so applied;

(e)          Restricted Payments may be made in connection with the consummation of the Merion Transactions to the extent contemplated by the Merion Purchase Agreement;

(f)          Restricted Payments may be made to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(g)        other Restricted Payments may be made in an aggregate amount not to exceed the greater of $80,000,000 and 25.0% of LTM Adjusted Consolidated EBITDA when made;

(h)          additional Restricted Payments, so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto, (x) no Default or Event of Default shall have occurred and is continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 3.00 to 1.00; and

(i)         so long as no Event of Default has occurred and is continuing (in the case of dividends and share repurchases, on the date of declaration or notice thereof, as applicable), additional Restricted Payments in an aggregate amount for any twelve (12) month period not to exceed the annual amount of BGI’s publicly disclosed common stock dividend as of the Closing Date.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within sixty (60) days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 6.06 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

Section 6.07          [Reserved].

Section 6.08          [Reserved].

Section 6.09        Restrictions on Subsidiary Distributions and Negative Pledge Clauses.  Permit BGI or any Subsidiary to enter into any agreement or instrument that by its terms restricts (A) the payment of dividends or other distributions or the making of cash advances to BGI or any Subsidiary that is a direct or indirect parent of such Subsidiary or (B) the granting of Liens by BGI or any Guarantor pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(a)          restrictions imposed by applicable law;

(b)          contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.01 or contained in any Indebtedness outstanding pursuant to Section 6.01(z), or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by BGI);

(c)         any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(d)         customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(e)        any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness;

(f)        any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (in each case, as determined in good faith by BGI);

(g)        customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business;

(h)          customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(i)          customary provisions restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business;

(j)          customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(k)          Permitted Liens and customary restrictions and conditions contained in the document relating thereto, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(l)          customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as BGI has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of BGI and its Subsidiaries to meet their ongoing obligations;

(m)      any agreement in effect at the time a subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(n)          restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary that is not a Guarantor that apply only to such Subsidiary and its Subsidiaries that are not Guarantors;

(o)          customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(p)          restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(q)          restrictions contained in any Permitted Receivables Facility Documents with respect to any Receivables Entity;

(r)         any encumbrances or restrictions imposed on the Merion Target or any of its Subsidiaries in connection with the Merion Transactions;

(s)          any encumbrances or restrictions of the type referred to in clause (A) above imposed by any other instrument or agreement entered into after the Closing Date that contains encumbrances and restrictions that, as determined by BGI in good faith, will not materially adversely affect any Borrower’s ability to make payments on the applicable Loans owed by it hereunder; and

(t)          any encumbrances or restrictions of the type referred to in clause (A) or (B) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (r) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of BGI, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 6.10          Financial Covenants.

(a)          With respect to the Revolving Facility only, except with the written consent of the Required Financial Covenant Lenders, permit the Total Net Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ending on the last day of the first full fiscal quarter of BGI ending after the Closing Date) to be greater than (i) for any fiscal quarter ending prior to June 30, 2024, 5.50:1, (ii) for any fiscal quarter ending on or after June 30, 2024 but prior to December 31, 2024, 5.00:1, (iii) for any fiscal quarter ending on or after December 31, 2024 but prior to June 30, 2025, 4.50:1 and (iv) for any fiscal quarter ending on or after June 30, 2025, 4.00:1 (the “Leverage Covenant”); provided that, on and after June 30, 2024, at the end of each of the first five fiscal quarters ending after the consummation of any Material Acquisition (commencing with, for the avoidance of doubt, the fiscal quarter in which such acquisition was consummated) permitted under Section 6.05 (and for purposes of determining pro forma covenant compliance), the Total Net Leverage Ratio then in effect shall be increased by 0.50:1 (the “Leverage Covenant Increase”); provided, further, that there shall be no more than one Leverage Covenant Increase in effect at any one time.

(b)          With respect to the Revolving Facility only, except with the written consent of the Required Financial Covenant Lenders, permit the Interest Coverage Ratio as of the last day of any Test Period (commencing with the Test Period ending on the last day of the first full fiscal quarter of BGI ending after the Closing Date) to be less than 3.00 to 1.00 (the “Interest Coverage Covenant”, and together with the Leverage Covenant, the “Financial Covenants”).

ARTICLE VII.

Events of Default

Section 7.01          Events of Default.  In case of the happening of any of the following events (each, an “Event of Default”):

(a)        any representation or warranty made or deemed made by BGI or any Guarantor herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made; provided, that the failure of any representation or warranty made or deemed made by any Borrower or Guarantor on the Closing Date (other than the representations and warranties referred to in clause (i) of Section 4.01(d)) to be true and correct in any material respect on the Closing Date will not constitute an Event of Default hereunder;

(b)         default shall be made in the payment of any principal of any Loan or any reimbursement amount under any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)          default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)         default shall be made in the due observance or performance by BGI of any covenant, condition or agreement contained in, Section 5.01(a) (solely with respect to BGI), 5.05(a) or 5.08 or in Article VI; provided, that the failure to observe or perform the Financial Covenants shall not in and of itself constitute an Event of Default with respect to any Term Facility unless the Required Financial Covenant Lenders have accelerated all Revolving Facility Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term Lenders declare an Event of Default in connection therewith;

(e)          default shall be made in the due observance or performance by any Borrower or any of the Guarantors of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to BGI;

(f)         (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in each case without such Material Indebtedness having been discharged, or any such event of or condition having been cured promptly; provided, that any breach of the Financial Covenants giving rise to an event described in clause (B) above shall not, by itself, constitute an Event of Default under any Term Facility hereunder, unless the Required Financial Covenant Lenders have accelerated all Revolving Facility Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term Lenders declare an Event of Default in connection therewith; or (ii) BGI or any of its Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that subclause (i) of this clause (f) shall not apply to (1) any secured Indebtedness that becomes due as a result of a disposition, transfer, condemnation, insured loss or similar event with respect to the property or assets securing such Indebtedness, (2) any customary offer to repurchase provisions upon an asset sale, (3) customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (4) Indebtedness of any person assumed in connection with the acquisition of such person to the extent that such Indebtedness is repaid as required by the terms thereof as a result of the acquisition of such person or (5) the redemption of any Indebtedness incurred to finance an acquisition pursuant to any special mandatory redemption feature that is triggered as a result of the failure of such acquisition to occur;

(g)          there shall have occurred a Change of Control;

(h)          there shall have occurred a Swiss Insolvency Event with respect to Barnes Switzerland;

(i)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower (other than Barnes Switzerland) or any Material Subsidiary, or of a substantial part of the property or assets of any Borrower (other than Barnes Switzerland) or any Material Subsidiary, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for any Borrower (other than Barnes Switzerland) or any Material Subsidiary or for a substantial part of the property or assets of any Borrower or any Material Subsidiary or (iii) the winding-up, liquidation, reorganization, dissolution, compromise, arrangement or other relief of any Borrower (other than Barnes Switzerland) or any Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)          any Borrower (other than Barnes Switzerland) or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for any Borrower (other than Barnes Switzerland) or any Material Subsidiary or for a substantial part of the property or assets of any Borrower (other than Barnes Switzerland) or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due;

(k)          the failure by any Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $100,000,000, which judgments are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon assets or properties of any Borrower or any Material Subsidiary to enforce any such judgment;

(l)        (i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans or (iii) BGI or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(m)         (i) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by BGI or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements (so long as such failure does not result from the breach or non-compliance with the Loan Documents by any Loan Party), or (ii) a material portion of the Guarantees pursuant to the Loan Documents by the Guarantors guaranteeing the Obligations, shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by BGI or any Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(m) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement; or

(n)          (i) any material provision of any Loan Document shall for any reason (other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, the PNC Line of Credit, Secured Bilateral Letter of Credit Agreements and Permitted Secured Supplier Receivables Sale Programs)) cease to be a legal, valid and binding obligation of any party thereto in accordance with its terms or (ii) any Loan Document shall for any reason be asserted in writing by BGI or any Guarantor not to be a legal, valid and binding obligation of any party thereto, then, and in every such event (other than an event with respect to BGI described in clause (i) or (j) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders (or in the case of a termination of the Revolving Facility Commitments pursuant to clause (i) below, the Required Financial Covenant Lenders or, in the case of a failure to observe or perform the Financial Covenants, unless the Required Financial Covenant Lenders have accelerated all Revolving Facility Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term Lenders declare an Event of Default in connection therewith, the Required Financial Covenant Lenders), shall, by notice to BGI, take any or all of the following actions, at the same or different times:  (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the applicable Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(o); and in any event with respect to any Borrower described in clause (i) or (j) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(o), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided that, with respect to any Event of Default (other than an Event of Default under clause (d) with respect to Section 5.05(a) or, for the avoidance of doubt, an Event of Default under clause (i) or (j) above), neither the Required Lenders nor the Administrative Agent may take any action described in clause (i) or (ii) of this paragraph after the date that is at least two years after the earlier of (x) written notice to the Administrative Agent and the Lenders of the Default or Event of Default and (y) disclosure to the Administrative Agent and the Lenders of the applicable event leading to such Default or Event of Default; provided, further that it is understood and agreed that no such two year limitation shall apply if prior to the expiration of such two year period, the Administrative Agent has commenced any remedial action with respect to such Default or Event of Default.

ARTICLE VIII.

The Administrative Agent and Other Agents

Section 8.01          Appointment and Authority.

(a)      Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article VIII (other than Section 8.06, the final paragraph of Section 8.09 and Section 8.10 hereof) are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)          The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential Supply Chain Financing Provider) and the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Banks for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.05, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(c)          Each of the Lenders hereby releases each of the Agents from the restrictions (to the extent such restrictions would otherwise apply) on self-dealing and multi-representation pursuant to Section 181 BGB and similar restrictions (if any) applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. Each of the Lenders, which, for whatever reason, cannot grant a release from the restrictions pursuant to Section 181 BGB shall inform each of the Agents accordingly and, upon reasonable request of the Administrative Agent or the Collateral Agent (acting at the direction of the Required Lenders), either act in accordance with the terms of the Loan Documents as required pursuant to the Loan Documents or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to Section 181 BGB, including (for the avoidance of doubt), for the purpose of creating, administration of or the release of security.

Section 8.02          Rights as a Lender.  The person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent hereunder in its individual capacity.  Such person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03      Exculpatory Provisions.  Neither the Administrative Agent nor any Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)          shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)          shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender or an Issuing Bank; and

(e)          shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04         Reliance by Agents.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for BGI), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05         Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06          Resignation of Administrative Agent.

(a)          The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and BGI.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of BGI (so long as no Event of Default under Section 7.01(b), (c), (i) or (j) shall have occurred and be continuing) (which consent of BGI shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)         If the person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to BGI and such person, remove such person as Administrative Agent and, subject to the consent of BGI (so long as no Event of Default under Section 7.01(b), (c), (i) or (j) shall have occurred and be continuing) (which consent of BGI shall not be unreasonably withheld or delayed), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)      With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06).  The fees payable by BGI to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between BGI and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 8.07        Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders.  Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent nor the Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or each Issuing Bank as to any matter, including whether the Administrative Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession.  Each Lender and each Issuing Bank represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 8.08         No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or an Issuing Bank hereunder.

Section 8.09         Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on a Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.05(i) and (j), Section 2.12 and Section 9.05) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.12 and Section 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations (as defined in the Collateral Agreement) pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (viii) of Section 9.08(b) of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Anything contained in any of the Loan Documents to the contrary notwithstanding, BGI, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee set forth in any Loan Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent; provided that, notwithstanding the foregoing, the Lenders may exercise the set-off rights contained in Section 9.06 in the manner set forth therein.

Section 8.10        Collateral and Guarantee Matters.  The Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank and a potential Supply Chain Financing Provider), the Issuing Banks and the other Secured Parties authorize the Collateral Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08.

The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Permitted Junior Intercreditor Agreement, any Permitted First Lien Intercreditor Agreement and any other intercreditor or subordination agreement (in form reasonably satisfactory to the Collateral Agent and deemed appropriate by it) with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral under (1) any of Section 6.02(c), (i), (j), (v) and/or (z) (and in accordance with the relevant requirements thereof) and (2) any other provision of Section 6.02 (it being acknowledged and agreed that the Collateral Agent shall be under no obligation to execute any Intercreditor Agreement pursuant to this clause (2), and may elect to do so, or not do so, in its sole and absolute discretion) (any of the foregoing, an “Intercreditor Agreement”).  The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of BGI as to whether any such other Liens are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such Indebtedness hereunder and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement.  Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clause (c), (i), (j), (v) or (z) of Section 6.02 in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of BGI; provided, that prior to any such request, BGI shall have in each case delivered to the Administrative Agent, a certificate of a Responsible Officer of BGI certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09.

Section 8.11          Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Security Document, no Cash Management Bank or Hedge Bank or Supply Chain Financing Provider that obtains the benefits of Section 2.18(b), the Guarantee Agreement or any Collateral by virtue of the provisions hereof or of the Guarantee Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements or Permitted Secured Supplier Receivables Sale Program.

Section 8.12          Indemnification.  The Lenders agree to indemnify each Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank and the Swingline Lender, in each case in its capacity as such (to the extent not reimbursed by BGI and without limiting the obligation of BGI to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, outstanding Term Loans and unused Commitments hereunder; provided, that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought or, if the respective Obligations have been repaid in full, as determined immediately prior to such repayment in full), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank or the Swingline Lender in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent, Issuing Bank or the Swingline Lender under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non‑appealable decision of a court of competent jurisdiction to have resulted from such Agent’s, Issuing Bank’s or the Swingline Lender’s gross negligence or willful misconduct.  The failure of any Lender to reimburse any Agent or Issuing Bank or the Swingline Lender, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent, Issuing Bank or the Swingline Lender, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, such Issuing Bank or the Swingline Lender, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, Issuing Bank or the Swingline Lender, as the case may be, for such other Lender’s ratable share of such amount.  The agreements in this Section 8.12 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 8.13         Withholding Tax.  To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out-of-pocket expenses, whether or not such Taxes are correctly or legally imposed.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13.  For purposes of this Section 8.13, the term “Lender” includes any Issuing Bank.

Section 8.14          Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Guarantor, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Guarantor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.15      Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

Section 8.16          Disqualified Lenders and Net Short Lenders. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Net Short Lenders.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or a Net Short Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans and/or Commitments, or disclosure of confidential information, to any Disqualified Lender or a Net Short Lender.

ARTICLE IX.

Miscellaneous

Section 9.01          Notices; Communications.

(a)        Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to any Borrower or Guarantor, the Administrative Agent, any Issuing Bank as of the Closing Date or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii)        if to any other Lender or Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)        Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or BGI may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them; provided, that approval of such procedures may be limited to particular notices or communications.

(c)          Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d)       Any party hereto may change its address, telecopy number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(e)         Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which BGI posts such documents, or provides a link thereto on BGI’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on BGI’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that BGI shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests BGI to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by BGI with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.02          Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrowers and Guarantors herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date.  Without prejudice to the survival of any other agreements contained herein, the provisions of Section 2.15, 2.16, 2.17 and 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.03       Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, each Issuing Bank, the Swingline Lender and each Lender and their respective permitted successors and assigns.

Section 9.04          Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) other than as permitted by Section 6.05, BGI may not assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by BGI without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)          (i)         Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (other (I) than any natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (II) except to the extent permitted hereunder, BGI or any of its Subsidiaries or any of their respective Affiliates or (III) Disqualified Lender) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)         BGI (such consent not to be unreasonably withheld, delayed or conditioned) (it being agreed and understood that it shall not be unreasonable for BGI to withhold its consent to any assignment (1) of a Loan made to Barnes Switzerland if, following such assignment or transfer, the Swiss Non-Bank Rules would be violated by Barnes Switzerland or (2) if the proposed assignee or transferee does not provide the confirmation required pursuant to Section 2.17(d)(ii) or (iii), as applicable), which consent will (other than in the case of any assignment of a Loan made to Barnes Switzerland) be deemed to have been given if BGI has not responded within ten (10) Business Days after the delivery of any request for such consent; provided, that no consent of BGI shall be required (x) for an assignment of a Term Loan to a Lender or an Affiliate or an Approved Fund thereof, (y) except in the case of a Revolving Facility Loan being assigned to an Affiliate of a Revolving Facility Lender or Approved Fund, for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or Approved Fund with respect to a Revolving Facility Lender or (z) if an Event of Default under Section 7.01(b), (c), (i) or (j) has occurred and is continuing, for an assignment to any person;

(B)         the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to (x) a Lender, an Affiliate of a Lender, or an Approved Fund, or (y) BGI or an Affiliate of BGI made in accordance with Section 2.25; and

(C)        the Issuing Bank and the Swingline Lender (such consent, in each case, not to be unreasonably withheld or delayed); provided, that no consent of the Issuing Bank and the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii)         Assignments (other than pursuant to Section 2.25) shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the applicable Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans and (y) $5,000,000 in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of BGI and the Administrative Agent otherwise consent; provided, that no such consent of BGI shall be required if an Event of Default has occurred and is continuing;

(B)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)       the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance and any form required to be delivered pursuant to Section 2.17 via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(D)          the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about BGI and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E)          the Assignee shall not be (1) BGI or any of BGI’s Affiliates or Subsidiaries except in accordance with Section 2.25 or (2) a Disqualified Lender.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under or in connection with this Agreement (x) to any person that, at the time of such assignment or transfer, is a Defaulting Lender and (y) prior to the funding of the Initial Term Loans on the Closing Date unless consented to by BGI.  Any assigning Lender shall, in connection with any potential assignment, provide to BGI a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(b), (c), (i) or (j) has occurred and is continuing.

(iii)        Subject to acceptance and recording thereof pursuant to this subclause (iii), from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections, including the requirements of Sections 2.17(d) and 2.17(f))).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04 (except to the extent such participation is not permitted by such clause (c) of this Section 9.04, in which case such assignment or transfer shall be null and void).  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of BGI, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Term Lenders and the Revolving Facility Lenders, and the applicable Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Term Lender and Revolving Facility Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and BGI, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by BGI, the Issuing Banks, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(ii)(C) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e) or (f), 2.06(b), 2.18(d) or 8.12, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (iii).

(c)                    (i)          Any Lender may, without the consent of BGI, the Administrative Agent or any Issuing Bank or the Swingline Lender, sell participations in Loans and Commitments to one or more banks or other entities other than any person that, at the time of such participation, is (I) a Defaulting Lender, (II) BGI or any of its Subsidiaries or any of their respective Affiliates, (III) a Disqualified Lender or (IV) a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) BGI, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to the first proviso to Section 9.08(b) and (2) directly affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default).  Subject to clause (c)(iii) of this Section 9.04, BGI agrees that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19, including the requirements of Sections 2.17(d) and 2.17(f) (it being understood that the documentation required under Sections 2.17(d) and 2.17(f) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)         Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of BGI, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  Without limitation of the requirements of this Section 9.04(c), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)        A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)       BGI, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (d) above; provided, that BGI shall not be obligated to issue a Note to any Lender that is or was a party to the Existing BGI Credit Agreement and/or the Existing Target Credit Agreements and received one or more notes pursuant to such agreements unless all such notes (or a customary loss affidavit and indemnity in lieu thereof) has been returned to BGI.

(f)          [Reserved.]

(g)        Each purchase of Term Loans pursuant to Section 2.25 shall, for purposes of this Agreement, be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and BGI shall, upon consummation of any such purchase, notify the Administrative Agent that the Register should be updated to record such event as if it were a prepayment of such Loans.

(h)        In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of BGI and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Facility Percentage; provided, that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (h), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(i)          Disqualified Lenders.

(i)         No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such person (unless BGI has consented to such assignment as otherwise contemplated by this Section 9.04, in which case such person will not be considered a Disqualified Lender).  For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution (or deemed execution) by BGI of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender.  Any assignment in violation of this clause (i)(i) shall not be void, but the other provisions of this clause (i) shall apply.

(ii)         If any assignment or participation is made to any Disqualified Lender without BGI’s prior written consent in violation of clause (i) above, or if any person becomes a Disqualified Lender after the applicable Trade Date, BGI may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Facility Commitment of such Disqualified Lender and repay all obligations of BGI owing to such Disqualified Lender in connection with such Revolving Facility Commitment; provided that proceeds of Revolving Facility Loans may not be used for such purpose, (B) in the case of outstanding Term Loans held by Disqualified Lenders, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that proceeds of Revolving Facility Loans may not be used for such purpose and/or (C) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04) all of its interest, rights and obligations under this Agreement to one or more eligible assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that, in the case of clause (C) such assignment does not conflict with applicable laws.

(iii)        Notwithstanding anything to the contrary contained in this Agreement (A) Disqualified Lenders will not (x) have the right to receive information, reports or other materials provided to Lenders by BGI, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Lender does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the court hearing such proceeding (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)         The Administrative Agent shall have the right, and BGI hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by BGI and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for Public Lenders and/or (B) provide the DQ List to each Lender requesting the same.

Section 9.05          Expenses; Indemnity.

(a)        BGI hereby agrees to pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent or the Collateral Agent, the Arrangers and their respective Affiliates in connection with the syndication and distribution (including via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration (other than routine administrative procedures and excluding costs and expenses relating to assignments and participations of lenders) of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent, the Collateral Agent and the Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, (ii) all reasonable and documented out‑of‑pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement and any other Loan Document, in connection with the Loans made or the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and including (but limited in the case of fees, charges and disbursements of counsel to) the fees, charges and disbursements of a single counsel for the Agents, Lenders and the Issuing Banks, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction and (if appropriate) a single regulatory counsel for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs BGI of such conflict and thereafter retains its own counsel, of another firm for such affected person).

(b)         BGI agrees to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assigns, and each of their respective Related Parties (each such person being called a “Protected Person”), against, and to hold each Protected Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Protected Persons, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction and (if appropriate) a single regulatory counsel for all such Protected Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Protected Person affected by such conflict informs BGI of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Protected Person)), incurred by or asserted against any Protected Person arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder or the consummation of the Merion Transactions and the other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Protected Person is a party thereto and regardless of whether such matter is initiated by a third party or by BGI, any of its subsidiaries, equity holders or Affiliates; provided, that such indemnity shall not, as to any Protected Person, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or a material breach of obligations under this Agreement or the other Loan Documents by, such Protected Person or any of its Related Parties or (y) arose from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of BGI or any of its Affiliates and is brought by a Protected Person against another Protected Person (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against any Agent or Arranger in its capacity as such).  None of the Protected Persons (or any of their respective affiliates) shall be responsible or liable to BGI or any of its subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages which may be alleged as a result of the Facilities or the Merion Transactions.  None of BGI or any of its subsidiaries, Affiliates or stockholders shall be responsible or liable to any Protected Person or any of its Related Parties for any special, indirect, consequential or punitive damages which may be alleged as a result of the Facilities or the Merion Transactions; provided that this sentence shall not limit BGI’s indemnification obligations pursuant to this Section 9.05(b).  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the occurrence of the Termination Date, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender.  All amounts due under this Section 9.05 shall be payable within fifteen (15) days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)        This Section 9.05 shall not apply to any Taxes other than Taxes that represent losses, claims, damages, liabilities and expenses resulting from a non-Tax claim.

(d)          To the fullest extent permitted by applicable law, BGI shall not assert, and hereby waives, any claim against any Protected Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, such Protected Person or any of its Related Parties; provided, however, that in no event shall any Protected Person have any liability to any Borrower or Guarantor or any of their respective subsidiaries, any Lender, any Issuing Bank or any other person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)         The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations, the occurrence of the Termination Date and the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

Section 9.06          Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or such Issuing Bank to or for the credit or the account of BGI or any Subsidiary against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that any recovery by any Lender or any Affiliate pursuant to its setoff rights under this Section 9.06 is subject to the provisions of Section 2.18(c); provided, further, that a Lender may not offset or appropriate and apply any balances held by it for the account of any Foreign Borrower or any other Indebtedness held or owing by that Lender to or for the credit or for the account of any Foreign Borrower against or on account of any Obligations of BGI or the Guarantors; provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.  Notwithstanding anything in this Section 9.06, amounts in accounts of any Foreign Borrower shall not be used to set off the Obligations of BGI.

Section 9.07          Applicable Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of Company Material Adverse Effect (as defined in the Merion Purchase Agreement) (and whether or not a Company Material Adverse Effect has occurred), (b) the determination of whether the condition precedent in Section 4.01(d)(ii) has been satisfied and (c) the determination of whether the Merion Acquisition has been consummated in accordance with the Merion Purchase Agreement, in each case, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the Laws (as defined in the Merion Purchase Agreement) that might otherwise govern under applicable principles of conflicts of laws.

Section 9.08          Waivers; Amendment.

(a)        No failure or delay of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Borrower or any Guarantor in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the applicable Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)        Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 1.09, 1.10, 2.14, 2.21, 2.22 or 2.23, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by BGI and the Required Lenders (except that (a) any waiver, amendment or modification of Section 6.10 or of any defined term (or component defined term) but only to the extent as used therein (or any Default or Event of Default or exercise of remedies by the Required Financial Covenant Lenders in respect or as a result thereof) or of the definition of “Required Financial Covenant Lenders” shall require the Required Financial Covenant Lenders voting as a single Class, rather than the Required Lenders, (b) [reserved] and (c) any waiver, amendment or modification to the conditions precedent for any credit extension under the Revolving Facility (but not, for the avoidance of doubt, in connection with the determination of whether any condition precedent for a credit extension under the Revolving Facility on the Closing Date shall have been satisfied) shall require the Required Financial Covenant Lenders voting as a single Class, rather than the Required Lenders) and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Borrower or Guarantor party thereto and the Administrative Agent or the Collateral Agent, as applicable, and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i)          decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest or Fees on, any Loan or any reimbursement obligation with respect to any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that (x) any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any reimbursement obligation with respect to any L/C Disbursement or to reduce any fee payable hereunder and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of BGI to pay interest or Fees at the applicable default rate set forth in Section 2.13(d);

(ii)         increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, with respect to any such increase, extension or decrease, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii);

(iii)       extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date, extend or waive any Revolving Facility Maturity Date or reduce the amount due on any Revolving Facility Maturity Date or extend any date on which payment of interest (other than interest payable at the applicable default rate of interest set forth in Section 2.13(d)) on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification);

(iv)       amend the provisions of (x) Section 2.18(b), in a manner that would by its terms alter the payment waterfall or (y) Section 2.18(c), in a manner that would by its terms alter the pro rata sharing of payments required thereby, in either case, without the prior written consent of each Lender adversely affected thereby;

(v)          amend or modify the provisions of this Section 9.08, Section 9.04 or the definition of the terms “Required Lenders,” “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date);

(vi)        except as provided in Section 9.18, release all or substantially all of the value of the Collateral or all or substantially all of the value of the Guarantees provided by the Guarantors, taken as whole, without the prior written consent of each Lender;

(vii)       effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed); or

(viii)    without the written consent of each Lender directly and adversely affected thereby, (A) subordinate any of the Facilities in right of payment to the prior payment of any other Indebtedness of any Borrower or Guarantor identified in clause (a) of the definition thereof or (B) subordinate the Liens on any of the Collateral to any other Lien on such Collateral securing any other Indebtedness of the Loan Parties identified in clause (a) of the definition thereof, in each case, except for (1) as expressly provided in the Loan Documents as in effect on the date hereof (including any transaction permitted under Section 6.02), (2) any “debtor-in-possession” facility (or similar financing under applicable Law) or (3) any other Indebtedness so long as the opportunity to participate in such Indebtedness is offered ratably and on the same terms to all adversely affected Lenders; provided that only those Lenders that have not been provided a reasonable opportunity, as determined in good faith by BGI in consultation with the Administrative Agent, to participate on a pro rata basis on the same terms in any new loans or other Indebtedness permitted to be issued as a result of such amendment, waiver or modification, shall be deemed directly affected by such amendment, waiver or modification, provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Swingline Lender or each Issuing Bank affected thereby, as applicable.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, BGI and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing and (iv) all other terms applicable to such Replacement Term Loans shall be as agreed between BGI and the Lenders providing such Replacement Term Loans.

(c)         Without the consent of any Lender or Issuing Bank, the Borrowers, the Guarantors and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Other First Liens or (to the extent necessary or advisable under applicable local law) Junior Liens in the benefit of the Security Documents in connection with the incurrence of any Other First Lien Debt or Indebtedness permitted to be secured by Junior Liens and to give effect to any Intercreditor Agreement associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d)          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and BGI (i) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders and the Required Financial Covenant Lenders, and for purposes of the relevant provisions of Section 2.18(b).

(e)         Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of BGI and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Other Term Loan Commitments, Other Revolving Facility Commitments, Other Term Loans and Other Revolving Loans in a manner consistent with Sections 2.21, 2.22 and 2.23 as may be necessary to establish such Other Term Loan Commitments, Other Revolving Facility Commitment, Other Term Loans or Other Revolving Loans as a separate Class or tranche from the existing Term Facility Commitments, Revolving Facility Commitments, Term Loans or Revolving Facility Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately, (B) provide that the Lenders providing any Permitted Incremental Term A Loans shall have the benefit of the Financial Covenants and be included in the “Required Financial Covenant Lenders” and make appropriate changes to Sections 6.10, 7.01 and 9.08 with respect to the control of remedies in the event of a default in respect of the Financial Covenants, (C) to integrate any Other First Lien Debt or (D) to cure any ambiguity, omission, error, defect or inconsistency.

(f)          Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing.  The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(g)        Notwithstanding the foregoing, this Agreement may be amended, with the written consent of each Revolving Facility Lender, the Administrative Agent and BGI to the extent necessary to integrate any Alternate Currency.

(h)          Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Borrower or Guarantor therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Facility Lender or its Affiliates as of the Closing Date) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.  For purposes of determining whether a Lender has a “net short position” on any date of determination:  (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) the notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrowers or the Guarantors or any instrument issued or guaranteed by any of the Borrowers or the Guarantors shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrowers and the Guarantors and any instrument issued or guaranteed by any of the Borrowers or the Guarantors, collectively, shall represent less than five percent (5%) of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrowers or the Guarantors (or their respective successor) is designated as a “Reference Entity” under the terms of such derivative transaction, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrowers or the Guarantors other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrowers and the Guarantors and any instrument issued or guaranteed by any of the Borrowers or the Guarantors, collectively, shall represent less than five percent (5%) of the components of such index.  In connection with any such determination, each Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Facility Lender or its Affiliates as of the Closing Date) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to BGI and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that BGI and the Administrative Agent shall be entitled to rely on each such representation and deemed representation).

Section 9.09        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender or Issuing Bank in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.10        Entire Agreement.  This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto (and the Protected Persons) rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12         Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13         Counterparts; Electronic Execution.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03.  Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.  This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the Borrowers, each of the Guarantors and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such person enforceable against such person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, Issuing Banks nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, Issuing Bank and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of and of the Borrowers, Guarantors and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 9.14          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15          Jurisdiction; Consent to Service of Process.

(a)         Each Borrower and Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, any Issuing Bank, any Arranger or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any Guarantor or its properties in the courts of any jurisdiction.

(b)          Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in clause (a) of this Section 9.15.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

Section 9.16          Confidentiality.  Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to BGI and any Subsidiary or their respective businesses furnished to it by or on behalf of BGI or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to any Borrower or any Guarantor) and shall not reveal the same other than to its Related Parties and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except:  (A) to the extent necessary to comply with applicable laws or any legal process or the requirements of any Governmental Authority purporting to have jurisdiction over such person or its Related Parties, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates and their Related Parties including auditors, accountants, legal counsel and other advisors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty (or its Related Parties) in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) on a confidential basis to (i) any rating agency in connection with rating BGI or its Subsidiaries or the facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (H) to any credit insurer or reinsurer, (I) with the prior written consent of BGI and (J) to any other party to this Agreement.  In addition, the Agents, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the extensions of credit hereunder; provided that such person is advised and agrees to be bound by the provisions of this Section 9.16.

Section 9.17          Platform; Borrower Materials.  BGI hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of BGI hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to BGI or its Subsidiaries or any of their respective securities) (each, a “Public Lender”).  BGI may identify portions of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” BGI shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to BGI or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE ADMINISTRATIVE AGENTS, ITS RELATED PARTIES AND THE ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENTS, ANY OF ITS RELATED PARTIES OR ANY ARRANGER IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

Section 9.18          Release of Liens and Guarantees.

(a)          The Lenders, the Issuing Banks, the Swingline Lender, and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall (1) be automatically released:

(i)          in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below;

(ii)         upon the Disposition (other than any lease or license) of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction permitted by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry),

(iii)        to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry),

(iv)       if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08),

(v)       to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Guarantee Agreement or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry),

(vi)        as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents or

(vii)       in the case of Permitted Receivables Facility Assets, upon the Disposition thereof by any Loan Party to a Receivables Entity of such Permitted Receivables Facility Assets pursuant to a Qualified Receivables Facility or a Permitted Supplier Receivables Sale Program and

(2) be released in the circumstances, and subject to the terms and conditions, provided in Section 8.10 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without any further inquiry).  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(b)          In addition, the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the respective Guarantor shall be released from its respective Guarantee under the Guarantee Agreement (i) upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary, (ii) in the case of any Guarantor which would not be required to be a Guarantor because it is or has become an Excluded Subsidiary, at any time, in the case of clauses (i) and (ii), following a written request by BGI to the Administrative Agent requesting that such person no longer constitute a Guarantor and certifying its entitlement to the requested release (and the Administrative Agent and Collateral Agent may rely conclusively on a certificate to the foregoing effect without further inquiry); provided, that any such release pursuant to preceding clause (ii) shall only be effective if (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) at the time of such release (and after giving effect thereto), all outstanding Indebtedness of, and Investments previously made and then outstanding in, such Subsidiary would then be permitted to be incurred or made in accordance with the relevant provisions of Sections 6.01 and 6.04 (for this purpose, with BGI being required to reclassify any such items made in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by such applicable Section), and any previous Dispositions thereto pursuant to Section 6.05 shall be re-characterized and would then be permitted as if the same were made to a Subsidiary that was not a Guarantor (and all items described above in this clause (B) shall thereafter be deemed recharacterized as provided above in this clause (B)), (C) such Subsidiary shall not be (or shall be simultaneously be released as) a guarantor with respect to any Refinancing Notes, Permitted Debt or any Permitted Refinancing Indebtedness with respect to the foregoing and (D) such Guarantor has not become an Excluded Subsidiary as a result of becoming a non-wholly owned subsidiary as a result of (x) a transaction that is not bona fide or (y) the sale of its Equity Interests with the primary intention to release such Guarantor from its Guarantee under the Guarantee Agreement or (iii) if the release of such Guarantor is approved, authorized or ratified by the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 9.08).

(c)          The Lenders, the Issuing Banks and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18, all without the further consent or joinder of any Lender or any other Secured Party.  Upon the effectiveness of any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made.  In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by BGI and at BGI’s expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided, that (i) the Administrative Agent shall have received a certificate of a Responsible Officer of BGI containing such certifications as the Administrative Agent shall reasonably request, (ii) the Administrative Agent or the Collateral Agent shall not be required to execute any such document on terms which, in the applicable Agent’s reasonable opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (iii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of BGI or any Subsidiary in respect of) all interests retained by BGI or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.  Any execution and delivery of documents pursuant to this Section 9.18(c) shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent.

(d)          Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of BGI, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements, any Secured Cash Management Agreements, the PNC Line of Credit, any Secured Bilateral Letter of Credit Agreements and any Permitted Secured Supplier Receivables Sale Program or (ii) contingent indemnification obligations or expense reimbursement claims not then due; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of BGI containing such certifications as the Administrative Agent shall reasonably request.  Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded, avoided or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of BGI or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, BGI or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.  BGI agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interests in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

(e)          Obligations of BGI or any of its Subsidiaries under any Secured Cash Management Agreement, Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements), the PNC Line of Credit, Secured Bilateral Letter of Credit Agreement or Permitted Secured Supplier Receivables Sale Program shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed.  No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Cash Management Agreement, Secured Hedge Agreement, the PNC Line of Credit, Secured Bilateral Letter of Credit Agreement or Permitted Secured Supplier Receivables Sale Program.  For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under any Secured Cash Management Agreements, Secured Hedge Agreements, the PNC Line of Credit, Secured Bilateral Letter of Credit Agreements or Permitted Secured Supplier Receivables Sale Program.

Section 9.19          USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower and Guarantor that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Borrower or Guarantor, which information includes the name and address of such Borrower or Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower and Guarantor in accordance with the USA PATRIOT Act.

Section 9.20          Agency of BGI for the Borrowers and Guarantors.  Each of the other Borrowers and Guarantors hereby appoints BGI as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 9.21         No Liability of the Issuing Banks.  BGI assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  None of the Administrative Agent, the Revolving Facility Lenders or any Issuing Bank, or any of their Related Parties, shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that BGI shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to BGI, to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by BGI to the extent permitted by applicable law) suffered by BGI that BGI proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit.  In furtherance and not in limitation of the foregoing, such Issuing Bank may, in its sole discretion, either accept and make payment upon documents that appear on their face to be in substantial compliance with a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Section 9.22          Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of BGI in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from BGI in the Agreement Currency, BGI agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to BGI (or to any other person who may be entitled thereto under applicable law).

Section 9.23          Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable:  (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.24          Acknowledgment Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.25          Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any Issuing Bank or any Lender (including the Swingline Lender), or the Administrative Agent, any Issuing Bank or any Lender (including the Swingline Lender) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender (including the Swingline Lender) in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender (including the Swingline Lender) and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.26          Press Releases and Related Matters.  Each Loan Party consents to the publication by any Arranger, any Agent or any Lender of customary advertising material relating to the financing transactions contemplated by this Agreement using BGI’s name, logo or trademark.  The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

*          *          *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
BARNES GROUP INC., as a Borrower

By:
Name:
Title:

BARNES GROUP SWITZERLAND GmbH, Monaco Branch, as a Borrower

By:
Name:
Title:

BARNES GROUP ACQUISITION GmbH, as a Borrower

By:
Name:
Title:

[Signature Page to Credit Agreement]

[●], as [●]

By:
Name:
Title:

[Signature Page to Credit Agreement]